UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EVERBANK FINANCIAL CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2016 ANNUAL

MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Thursday, May 19, 2016

9:00 a.m., local time

EverBank Center Auditorium

301 W. Bay Street

Jacksonville, Florida 32202

EVERBANK FINANCIAL CORP

501 Riverside Ave.

Jacksonville, Florida 32202

To our Stockholders:

I am pleased to invite you to join me, our Board of Directors, executive management and other associates in our hometown of Jacksonville, Florida for the 2016 annual meeting of the stockholders of EverBank Financial Corp, to be held at 9:00 a.m., local time, on Thursday, May 19, 2016, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, Florida 32202.

We hope that you will plan to attend the annual meeting. Your vote is important and in order to ensure a quorum, we urge you to vote as soon as possible, even if you plan to attend the meeting. The Notice and the proxy statement contain instructions on how you can vote your shares over the Internet, by telephone, or by mail if you request and receive a printed copy of the proxy card.

On behalf of the Board of Directors, thank you for your continued interest in and support of EverBank Financial Corp.

Sincerely,

Robert M. Clements

Chairman and Chief Executive Officer

April 6, 2016

EVERBANK FINANCIAL CORP

501 Riverside Ave.

Jacksonville, Florida 32202

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, May 19, 2016

The 2016 annual meeting of stockholders of EverBank Financial Corp (the “Company”) will be held at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, Florida 32202 at 9:00 a.m., local time, on Thursday May 19, 2016. The purposes of the meeting are as follows:

1.

To re-elect Robert M. Clements, W. Blake Wilson, Joseph D. Hinkel, Merrick R. Kleeman, W. Radford Lovett, II, Arrington H. Mixon, Robert J. Mylod, Jr., Russell B. Newton, III, William Sanford, Richard P. Schifter and Scott M. Stuart as directors of the Company;

2.	To ratify the Audit Committee’s selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2016;

3.	To provide an advisory vote to approve executive compensation, commonly referred to as a “say on pay” vote;

4.

To approve the material terms of the performance goals and the limits on the grant value of non-employee director awards included in the Company’s Amended and Restated 2011 Omnibus Equity Incentive Plan;

5.	To approve the material terms of the performance goals included in the Company’s 2011 Executive Incentive Plan; and

6.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on March 21, 2016, as the record date for the annual meeting. This means that only stockholders of record at such time are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. A complete list of our stockholders of record entitled to vote at the annual meeting will be made available for inspection by any stockholder for ten days prior to the meeting at the principal executive offices of the Company and at the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., local time, and check-in will begin at 8:00 a.m., local time. Please allow ample time for the check-in process.

Whether or not you plan to attend the annual meeting, please submit your proxy with voting instructions prior to the meeting. You may vote over the Internet, by phone or by mail if you requested and received a printed proxy card or voter instruction form. This will not prevent you from voting in person at the annual meeting but it will help us to secure a quorum and avoid added solicitation costs.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Hubbard Executive Vice President, General Counsel and Corporate Secretary

April 6, 2016

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62

AUDIT COMMITTEE REPORT	64

PROPOSAL 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	65

PROPOSAL 4 – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND LIMITS ON THE GRANT VALUE OF NON-EMPLOYEE DIRECTOR AWARDS INCLUDED IN THE EVERBANK FINANCIAL CORP AMENDED AND RESTATED 2011 OMNIBUS EQUITY INCENTIVE PLAN	66

PROPOSAL 5 – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS INCLUDED IN THE EVERBANK FINANCIAL CORP 2011 EXECUTIVE INCENTIVE PLAN	75

ADDITIONAL INFORMATION	79

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS	80

APPENDIX A	A-1

APPENDIX B	B-1

EVERBANK FINANCIAL CORP

501 Riverside Ave.

Jacksonville, Florida 32202

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

EverBank Financial Corp is furnishing this proxy statement to its stockholders in connection with the 2016 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, May 19, 2016, at 9:00 a.m., local time, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, Florida 32202, and at any adjournment or postponement thereof. In this proxy statement, the Board of Directors is referred to as the “Board” and EverBank Financial Corp is referred to as “we”, “us” or the “Company”.

The matters to be considered and acted upon at the Annual Meeting are:

1.	The re-election of 11 nominees as directors of the Company;

2.	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	An advisory vote to approve executive compensation, commonly referred to as a “say on pay” vote;

4.

To approve the material terms of the performance goals and the limits on the grant value of non-employee director awards included in the Company’s Amended and Restated 2011 Omnibus Equity Incentive Plan (the “2011 Plan”);

5.	To approve the material terms of the performance goals included in the Company’s 2011 Executive Incentive Plan (the “Executive Cash Incentive Plan”);

6.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Your proxy is solicited on behalf of the Board. You may revoke your proxy at any time before it is voted at the Annual Meeting. You may submit your proxy by voting by telephone or on the Internet by following the instructions provided in your proxy materials. If you requested and received a paper proxy card or voting instruction form, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. All properly submitted proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any.

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders with access to our proxy materials and annual report over the Internet rather than providing them in paper form. Accordingly, on April 6, 2016, the Company sent to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials via the Internet, rather than through a printed copy. Stockholders may also obtain a copy of the proxy materials and annual report in printed form by following the procedures set forth in the Notice.

INFORMATION ABOUT THE COMPANY

The Company, through its wholly-owned subsidiary EverBank, a federal savings bank organized under the laws of the United States, provides innovative banking, lending and investment products and services to clients nationwide through scalable, low- cost distribution channels. Our business model attracts financially sophisticated, self-directed, mass-affluent clients and a diverse base of small and medium-sized business clients. We market and distribute our banking products and services primarily through our integrated online and mobile financial portal, high-volume financial centers in targeted Florida markets and other national business relationships. These channels are connected by technology-driven centralized platforms, which provide operating leverage throughout our business. Our consumer and commercial lending businesses are nationwide and target clients through retail and commercial lending offices in major metropolitan markets throughout the country. As of December 31, 2015, the Company had approximately $26.6 billion in assets and $18.2 billion in deposits.

The Company is a Delaware corporation, with its principal executive offices located at 501 Riverside Ave., Jacksonville, Florida 32202. Our corporate website address is https://about.everbank. Information on, or accessible through, our website is not part of, or incorporated by reference into, this proxy statement.

VOTING, REVOKING AND SOLICITING PROXIES

What is a proxy?

A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares of the Company’s common stock on your behalf at the Annual Meeting.

Why am I being provided this proxy statement?

The Board is soliciting proxies so that you can vote before the Annual Meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting to ensure that your vote will be counted.

Who are the stockholders of record entitled to vote?

The Board has fixed the close of business on March 21, 2016 as the record date for determination of holders of our common stock entitled to notice of and to vote at the Annual Meeting. Holders of our 6.75% Series A Non-Cumulative Perpetual Preferred Stock are not entitled to vote at the Annual Meeting.

What are my voting alternatives?

If you are the record holder of your shares on the record date, there are three ways you can vote by proxy:

Method	Process for Voting
By Internet	You may vote over the Internet by going to www.proxyvote.com and entering your 12 digit control number that appears on your e-mail notification or in the Notice.
By Telephone	You may vote by telephone by calling 1-800-579-1639 and following the recorded instructions. If you vote by telephone, you will also need your control number referred to above.
By Mail	If you request printed copies of the proxy materials, you may vote by filling out the proxy card and sending it back in the envelope provided.

How do I vote shares held in street name?

If your shares are held in nominee or “street name”, you may vote your shares before the meeting by phone or over the Internet by following the instructions on the Notice or, if you received a voting instruction form from your brokerage firm, by mail by completing, signing and returning the form you received. Your voting instruction form will set forth whether Internet or telephone voting is available to you. Although most brokers and nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. We encourage you to record your vote through the Internet if such process is available to you.

What is my deadline for voting?

The deadline for voting by telephone or through the Internet is 11:59 P.M., Eastern Time, on May 18, 2016.

How can I revoke my proxy?

You can revoke your proxy at any time before the vote is taken at the Annual Meeting by submitting to the Company’s Corporate Secretary written notice of revocation or a properly executed proxy of a later date, or by attending the Annual Meeting and voting in person. Written notices of revocation and other communications about revoking proxies should be addressed to:

EverBank Financial Corp

501 Riverside Ave.

Jacksonville, Florida 32202

Attention: Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

On what proposals are the stockholders of record voting?

The stockholders of record will vote on the following proposals:

Proposal		Description	Board Recommendation
Proposal 1 Re-Election of 11 Director Nominees	¡	The 11 directors named in this proxy statement have been nominated for reelection.	FOR
¡

Directors will be elected by a “plurality” of the votes cast at the Annual Meeting at which a quorum is present. This means that the 11 nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast.

	¡	There will be no cumulative voting in the election of directors.
Proposal 2 Ratify Auditors	¡	Ratify Deloitte & Touche LLP (the “Independent Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	FOR
	¡	Ratification of the Independent Auditor will be approved if the affirmative vote of a majority of the votes cast are voted “FOR” this proposal.
¡

In the event that the Independent Auditor is not ratified by the required stockholder vote, it is anticipated that no change in auditors would be made for the current year but the vote would be considered by the Audit Committee in connection with the engagement of independent auditors for 2017.

Proposal 3 “Say on Pay”	¡

Vote on a resolution approving, on an advisory basis, the compensation of the Company’s Named Executive Officers, as discussed and disclosed in this proxy statement, commonly referred to as a “say on pay” vote.

FOR
¡

The resolution to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers will be approved if the affirmative vote of a majority of the votes cast are voted “FOR” this proposal.

¡

The outcome of the “say on pay” vote is not binding on the Board. However, the Board values stockholders’ opinions and the Compensation Committee will take into account the outcome of this vote when determining future executive compensation arrangements.

Proposal 4 Approval of the performance goals and limits on the grant value of non-employee director awards included in the 2011 Plan	¡	Vote to approve the material terms of the performance goals and limits on the grant value of non-employee director awards included in the 2011 Plan.	FOR
	¡	This proposal will be approved if the affirmative vote of a majority of the votes cast are voted “FOR” this proposal.

Proposal		Description	Board Recommendation
Proposal 5 Approval of the material terms of the performance goals included in Executive Cash Incentive Plan	¡	Vote to approve the material terms of the performance goals included in the Executive Cash Incentive Plan.	FOR
	¡	This proposal will be approved if the affirmative vote of a majority of the votes cast are voted “FOR” this proposal.

How do I vote shares held in brokerage accounts?

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and you will receive the Notice from your broker or nominee (the “record holder”). As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

What is a broker non-vote?

A broker non-vote occurs when the record holder is a broker or a nominee that holds shares for a beneficial owner who does not vote on a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal, as described in more detail below.

May my broker vote my shares if I am a beneficial owner and do not give the broker voting instructions?

If you are a beneficial owner and do not provide your broker or nominee with voting instructions, the ability of your broker or nominee to vote your shares depends on the type of proposal being considered. Therefore, if you hold your shares with a broker or nominee it is important to instruct the broker or nominee how to vote your shares.

Non-routine Matters. Under the rules of the New York Stock Exchange (“NYSE”), a broker or nominee may not exercise discretionary voting power on non-routine matters. This means that if you are the beneficial owner of your shares, your broker or nominee may not vote your shares regarding Proposal 1 (re-election of directors), Proposal 3 (“say on pay”), Proposal 4 (“approval of limits on the grant value of non-employee director awards and the material terms of the performance goals included in the of 2011 Plan”) and Proposal 5 (“approval of the material terms of the performance goals included in the Executive Cash Incentive Plan”), each of which is a non-routine proposal, unless you return your voting instruction form or submit your voting instructions by telephone or over the Internet.

Routine Matters. Brokers and nominees who are NYSE members have discretionary voting power only with respect to routine matters. Consequently, brokers and nominees are permitted to vote your shares even if you do not provide voting instructions solely with respect to Proposal 2 (ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Auditor).

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are in all cases included in determining whether a quorum is present. With respect to Proposal 1 (re-election of directors), broker non-votes (abstaining is not an alternative) will not be included in vote totals and will not affect the outcome of the vote for Proposal 1. With respect to Proposal 2 (ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Auditor), abstentions will have the effect of votes against the ratification and, although brokers have discretionary authority to vote on the ratification, if a broker submits a non-vote, it will have no effect in determining the outcome of the proposal. With respect to each of Proposal 3 (“say on pay”), Proposal 4 (“approval of the material terms of the performance goals and limits on the grant value of non-employee director awards included in the 2011 Plan”) and Proposal 5 (“approval of the material terms of the performance goals included in the Executive Cash Incentive Plan”), abstentions will have the effect of votes against the proposals and broker non-votes will have no effect in determining the outcome of the proposals.

Furthermore, shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

How will my shares be voted?

All shares represented by valid proxies that we receive through this solicitation and that are not revoked, will be voted in accordance with the instructions received. If you requested printed copies of the proxy materials and sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s above recommendations.

What happens if other matters are presented for action at the Annual Meeting?

The Board is currently unaware of any other matters that may be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

How do I vote shares held in more than one account?

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper proxy materials (if so requested). To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How are proxies solicited and what are the solicitation costs?

We will bear the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing or otherwise distributing the Notice and proxy materials, as well as soliciting your vote.

We have requested that banks, brokers and other record holders send the Notice to the beneficial owners of the Company’s common stock and secure their voting instructions, if necessary. We will reimburse the record holders for their reasonable expenses in taking those actions.

We have also made arrangements with Morrow & Co., LLC to assist us in soliciting proxies and have agreed to pay that company $5,000 plus reasonable and customary expenses for these services. If necessary, we may also use several of our regular employees, without additional compensation, to solicit proxies from the Company’s stockholders, either personally or by telephone, e-mail or letter on the Company’s behalf.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor at:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Toll Free: (800) 278-2141

Direct: (203) 658-9400

What constitutes a quorum at the Annual Meeting?

The presence, in person or by properly executed or otherwise documented proxy, of the holders of a majority of the outstanding shares of the Company’s common stock as of the record date is necessary to constitute a quorum at the Annual Meeting. The Company cannot hold the Annual Meeting unless a quorum is present. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present.

We urge you to vote promptly by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting.

How may I vote in person?

We recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. You may vote in person at the Annual Meeting if you are a stockholder of record on the record date. If your shares are held in street name, you will have to obtain a written proxy in your name from the record holder who holds your shares (your broker or nominee) and bring that written proxy with you to the meeting in order to vote in person.

How may I attend the Annual Meeting?

Only record or beneficial owners of the Company’s common stock as of the record date or their proxies may attend the Annual Meeting in person. Admission to the Annual Meeting will be on a first-come, first-served basis. When you arrive at the Annual Meeting, you will be requested to present photo identification, such as a driver license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account statement. Registration will begin one hour prior to the beginning of the meeting.

What are the rules of conduct when attending the Annual Meeting?

The use of cell phones (including camera phones), pagers, computers, PDAs, cameras, video or recording equipment, or any other electronic device is not permitted in the auditorium. Additional rules of conduct will be provided at the meeting. Failure to follow these rules can result in your removal from the meeting.

Notice and Access

The SEC notice and access rule allows us to furnish our proxy materials to our stockholders over the Internet instead of mailing paper copies of those materials to each stockholder. As a result, on April 6, 2016, we sent our stockholders the Notice by mail or e-mail, which contains instructions on how to access our proxy materials and annual report over the Internet and vote online.

The Notice is not a proxy card and cannot be used to vote your shares. If you received a Notice, you will not receive paper copies of the proxy materials or annual report unless you request paper copies of the materials by following the instructions on the Notice or on the website referred to on the Notice.

Electronic Access to Proxy Materials and Annual Report

You can elect to view the Company’s future proxy statements and annual reports through the Internet instead of receiving paper copies in the mail and thus save the Company the cost of producing and mailing these documents. There will be no additional charge for you to have electronic access through the Internet to our proxy materials and annual report.

If you are a registered stockholder and you choose to vote through the Internet, you can enroll to receive future proxy statements and annual reports electronically by following the prompt. After you enroll, you will receive an e-mail approximately four weeks before future meetings that will provide you with voting instructions and the Internet address for these documents.

If you enroll to view the Company’s future annual reports and proxy statements electronically and vote your proxy through the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, you should access www.proxyvote.com and follow the instructions to cancel your enrollment. If you hold your Company stock in street name, check the information provided by your nominee for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, EverBank Financial Corp, 501 Riverside Ave., Jacksonville, Florida 32202 or call us at (877) 755-6722.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of March 15, 2016, the Company had 125,246,441 shares of common stock issued and outstanding. Only common stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Holders of our 6.75% Series A Non-Cumulative Perpetual Preferred Stock are not entitled to vote at the Annual Meeting.

Security Ownership of Certain Beneficial Owners

The following table sets forth the common stock beneficially owned as of March 15, 2016 by each stockholder known to the Company, based on public filings made with the SEC, to beneficially own 5% or more of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	No. of Shares of Common Stock	% of Class
Sageview Partners L.P.(1)	10,312,230	8.23%
TPG Funds(2)	8,737,103	6.98%
BlackRock, Inc.(3)	7,257,464	5.79%
The Vanguard Group(4)	6,455,220	5.15%
Wellington Management Group, LLP(5)	6,870,227	5.49%

(1)

Sageview Capital Master, L.P. (“Sageview Master”), Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”), Sageview Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Partners L.P. Sageview A, Sageview B and Sageview C are the sole shareholders of Sageview Master. Sageview Capital GenPar, Ltd. (“Sageview Ltd”) is the sole general partner of each of Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd. Sageview Capital MGP, LLC (“Sageview MGP”) is the sole general partner of Sageview GenPar. Edward A. Gilhuly and Scott M. Stuart, one of our directors, are managing and controlling persons of Sageview MGP. Each of Messrs. Gilhuly and Stuart disclaim beneficial ownership over the shares held by Sageview MGP except to the extent of their pecuniary interest therein. The address for Mr. Gilhuly is c/o Sageview Capital LP, 245 Lytton Avenue, Suite 250, Palo Alto, CA 94301. The address for Mr. Stuart is c/o Sageview Capital LP, 55 Railroad Avenue, Greenwich, CT 06830.

(2)

Includes: (i) 6,963,236.42 shares of common stock held by TPG Partners VI, L.P. (“TPG Partners VI”), a Delaware limited partnership, whose general partner is TPG GenPar VI, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VI Advisors, LLC, a Delaware limited liability company; (ii) 1,747,421.43 shares of common stock held by TPG Tortoise AIV, L.P. (“TPG Tortoise”), a Delaware limited partnership, whose general partner is TPG Tortoise GenPar, L.P., a Delaware limited partnership, whose general partner is TPG Tortoise GenPar Advisors, LLC, a Delaware limited liability company; and (iii) 26,445.18 shares of common stock held by TPG FOF VI SPV, L.P. (“TPG FOF VI SPV” and, together with TPG Partners VI and TPG Tortoise, the “TPG Funds”), a Delaware limited partnership, whose general partner is TPG Advisors VI, Inc. The sole member of each of TPG GenPar VI Advisors, LLC and TPG Tortoise GenPar Advisors, LLC is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are directors, officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and TPG Advisors VI, Inc. and may therefore be deemed to be the beneficial owners of the common stock held by TPG Partners VI, TPG Tortoise and TPG FOF VI SPV. The address of TPG Group Holdings (SBS) Advisors, Inc., TPG Advisors VI, Inc. and Messrs. Bonderman and Coulter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(3)

Based solely upon information contained in the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 28, 2016. BlackRock beneficially owned 7,257,464 shares of Common Stock as of December 31, 2015, with sole voting power over 6,948,178 shares, sole dispositive power over 7,257,464 shares, shared voting power over no shares and shared dispositive power over no shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

Based solely upon information contained in the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2016. Vanguard beneficially owned 6,455,220 shares of Common Stock as of December 31, 2015, with sole voting power over 124,664 shares, sole dispositive power over 6,343,308 shares, shared voting power over 2,800 shares and shares dispositive power over 11,972 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based solely upon information contained in the Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) with the SEC on February 11, 2016. Wellington beneficially owned 6,870,227 shares of Common Stock as of December 31, 2013, with sole voting power over no shares, sole dispositive power over no shares, shared voting power over 6,522,878 shares and shared dispositive power over 6,870,227 shares. The address for Wellington is 280 Congress Street, Boston, MA 02210.

Security Ownership of Management and Directors

The following table sets forth information about the beneficial ownership of our common stock for each named executive officer, each director and director nominee, and all executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o EverBank Financial Corp, 501 Riverside Avenue, Jacksonville, Florida 32202.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the date of determination. The footnotes to the table indicate how many shares each person has the right to acquire within 60 days of March 15, 2016. The Company has based the calculation of the percentage of beneficial ownership on 125,246,441 shares of common stock outstanding as of March 15, 2016.

In computing the number of shares of common stock beneficially owned by a person identified in the table below and the percentage ownership of such person, the Company deemed outstanding shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of March 15, 2016. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any person not identified in the chart below.

Name and Address of Beneficial Owner	Shares Beneficially Owned As of March 15, 2016
	Number	Percentage
Named Executive Officers and Directors:
Robert M. Clements(1)	3,567,272	2.81%
W. Blake Wilson(2)	2,222,777	1.75%
Steven J. Fischer(3)	24,080	*
Francis X. Ervin, Jr.	—	*
John S. Surface(4)	1,014,335	*
Gerald S. Armstrong(5)	254,145	*
Joseph D. Hinkel(6)	19,449	*
Merrick R. Kleeman(7)	249,818	*
Mitchell M. Leidner(8)	3,501,601	2.80%
W. Radford Lovett, II(9)	1,469,002	1.17%
Arrington H. Mixon(10)	8,679	—
Robert J. Mylod, Jr.(11)	549,334	*
Russell B. Newton, III(12)	4,015,582	3.21%
William Sanford(13)	9,429	*
Richard P. Schifter(14)	—	—
Scott M. Stuart(15)	10,312,230	8.23%
All directors and executive officers as a group (17 persons)	27,217,733	21.03%

* Less than one percent.

(1)

Consists of: (i) 1,907,889 shares of common stock, of which 70,404 are shares for which Mr. Clements acts as custodian on behalf of his three children; and (ii) options to purchase 1,659,373 shares of common stock that are currently exercisable or are exercisable within 60 days of March 15, 2016. Ann H. Clements, Mr. Clements’ wife, owns 996,675 additional shares of common stock in her own name, of which 199,980 are shares for which Mrs. Clements acts as custodian on behalf of their three children. Ann T. Clements, Mr. Clements’ daughter, owns 40,296 additional shares of common stock in her own name. Mr. Clements does not have any voting or dispositive power over the shares of common stock held by his wife or daughter and accordingly disclaims any beneficial ownership thereof.

(2)

Consists of: (i) 474,124 shares of common stock; and (ii) options to purchase 1,751,653 shares of common stock that are currently exercisable or are exercisable within 60 days of March 15, 2016. Of the 474,124 shares of common stock: Mr. Wilson (w) owns 391,405 with his spouse, Stephanie K. Wilson, as tenants by the entirety; (x) beneficially owns 10,977 shares of common stock as trustee of the Wilson Family Irrevocable Trust; (y) beneficially owns 40,931 shares of common stock as trustee of the W. Blake Wilson 5-Year Grantor Retained Annuity Trust; and (z) beneficially owns 27,811 shares of common stock as trustee of the W. Blake Wilson 2012 2-Year Grantor Retained Annuity Trust.

(3)	Consists of: (i) 3,500 shares of common stock; and (ii) options to purchase 24,080 shares of common stock that are currently exercisable or are exercisable within 60 days of March 15, 2016.

(4)

Consists of: (i) 302,653 shares of common stock, of which 19,257 shares are owned by Surface Investment Partnership, Ltd.; and (ii) options to purchase 711,682 shares of common stock that are currently exercisable or are exercisable within 60 days of March 15, 2016. Includes 55,000 shares of common stock pledged as security by Mr. Surface.

(5)

Includes 254,145 shares of common stock pledged as security by Mr. Armstrong. The address for Mr. Armstrong is 133 East 80 Street, New York, NY 10075. Mr. Armstrong will not stand for re-election at the Annual Meeting.

(6)	The address for Mr. Hinkel is 919 Chestnut Avenue, Wilmette, IL 60091.

(7)

Mr. Kleeman also holds 37,000 Depositary Shares representing 1/1000th of a share of our 6.75% Series A Non-Cumulative Perpetual Preferred Stock. The address for Mr. Kleeman is c/o Wheelock Street Capital, 660 Steamboat Rd. 3rd floor, Greenwich, CT 06830.

(8)

Mr. Leidner is a partner at Aquiline Capital Partners LLC or Aquiline. Aquiline owns 3,498,455 shares of common stock, of which (i) 2,243,376.62 shares of common stock are held by Aquiline Financial Services Fund L.P.; (ii) 1,251,463.62 shares of common stock are held by Aquiline Financial Services Fund (Offshore) L.P.; and (iii) 3,615 shares of common stock are held by Aquiline. Mr. Leidner disclaims beneficial ownership over the shares held by Aquiline, except to the extent of his pecuniary interest therein. The address for Mr. Leidner is c/o Aquiline Capital Partners LLC, 535 Madison Avenue, New York, NY 10022. Mr. Leidner will not stand for re-election at the Annual Meeting.

(9)

Consists of: (i) 9,429 shares of common stock; (ii) 594,532 shares of common stock held by the W. Radford Lovett II GST Exempt Trust, of which Mr. Lovett is the general partner; (iii) 810,450 shares of common stock held by Lovett Miller Venture Fund III, Limited Partnership, of which Mr. Lovett and Scott Miller are managing directors of Lovett Miller Venture Partners III, LLC, the general partner of Lovett Miller Venture Fund III, Limited Partnership; (iv) 32,096 shares of common stock held by Lovett Miller & Co. Incorporated Profit Sharing Plan, FBO William Radford Lovett II; (v) 360,959 shares of common stock pledged as security by the W. Radford Lovett II GST Exempt Trust; and (vi) 22,475 shares held by a family member of Mr. Lovett sharing his household, over which Mr. Lovett does not have any voting or dispositive power and accordingly disclaims any beneficial ownership thereof. The address for Mr. Lovett is c/o Lovett Miller & Co., One Independent Dr., Suite 1600, Jacksonville, FL 32202.

(10)	The address for Ms. Mixon is 6000 Fairview Road, Suite 1525, Charlotte, NC 28210.

(11)

Consists of 546,334 shares of common stock owned jointly with his wife, Heather Mylod. The address for Mr. Mylod is c/o Annox Capital Management, Suite 101, 40701 Woodward Ave., Bloomfield Hills, MI 48304.

(12)

The 1995 Newton Family Limited Partnership, LLP owns 2,794,235 shares of common stock. Mr. Newton is the sole manager of Newton O5, LLC, the general partner of the Newton Family Limited Partnership, LLP. Timucuan Fund, L.P. owns 641,928 shares of common stock. Mr. Newton is the controlling partner of Timucuan Fund Management, L.P., the general partner of Timucuan Fund, L.P. R2 Partners owns 387,430 shares of common stock. Mr. Newton is one of two general partners of R2 Partners and owns 50% of the partnership units of R2 Partners. DV Properties, Inc. owns 186,155 shares of common stock. Mr. Newton is director and President of DV Properties, Inc. The address for Mr. Newton is c/o Timucuan Asset Management Inc., 200 West Forsyth St., Suite 1600, Jacksonville, FL 32202.

(13)	The address for Mr. Sanford is c/o Fairway Market, 2284 12th Avenue, New York, NY 10024.

(14)

Mr. Schifter is a senior advisor to TPG Capital, L.P., which is an affiliate of the TPG Funds. Mr. Schifter does not have voting or dispositive power over the shares held by the TPG Funds. The address for Mr. Schifter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(15)

Consists of shares of common stock held by Sageview Partners L.P. Mr. Stuart is a Co-President of Sageview Capital MGP, LLC, which ultimately controls the general partner of Sageview Partners L.P. Mr. Stuart shares voting and dispositive power over the securities held by Sageview Partners L.P., however, he disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address for Mr. Stuart is c/o Sageview Capital LP, 55 Railroad Avenue, Greenwich, CT 06830.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities, if any, to file reports of ownership and changes in ownership of the Company’s stock with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed.

Based solely on a review of the forms filed during or with respect to fiscal year 2015 and written representations from the reporting persons, the Company believes that its executive officers and directors filed all required reports on a timely basis.

PROPOSAL 1

RE-ELECTION OF DIRECTORS

Number of directors

Our Board is authorized to have no fewer than seven members and no more than 15 members and is currently comprised of 13 members. At the Annual Meeting held on May 21, 2015, the Company’s stockholders approved an amendment to our Amended and Restated Certificate of Incorporation eliminating provisions classifying the terms of the Board of Directors. As a result of the amendment, all of the members of the Board of Directors are now elected annually to serve one year terms. Consequently, the directors whose terms would have expired at the 2017 and 2018 Annual Meeting respectively, have agreed to resign from the Board, effective as of the opening of the 2016 Annual Meeting. In addition, Mr. Gerald S. Armstrong and Mitchell M. Leidner will not stand for re-election at the Annual Meeting. As a result, the Board has approved reducing the size of the Board from 13 members to 11 members, effective as of the date of the Annual Meeting. The Board nominated all 11 members of the Board to be re-elected as directors at the Annual Meeting, each for a term to expire at the 2017 Annual Meeting. Each nominee currently is a member of the Board.

Term of directors

At each annual meeting of stockholders, or special meeting in lieu thereof, each director will be elected to serve from the time of election and qualification until the next annual meeting following his or her election and the election and qualification of his or her successor.

Changing the number of directors

The number of directors may be changed only by resolution of our Board.

How persons named as proxies are intended to vote

Unless authority to vote is withheld, it is intended that the persons named as proxies in the accompanying form of proxy will vote to re-elect each of the 11 nominees listed below as a director. Each nominee who is elected will serve until the 2017 annual meeting of stockholders or until the nominee’s successor is elected and qualified to serve.

Board of Directors Recommendation

The Board unanimously recommends you vote “FOR” the re-election of all of the nominees as directors. Proxies will be voted FOR the nominees, unless otherwise directed.

Substitute nominees

If any nominee is not available for election, in its discretion, the Board may designate a substitute nominee. In that event, the proxies will be voted for such substitute nominee. All of the nominees have indicated to us that they will be available to serve as directors and therefore we do not anticipate that any substitute nominee or nominees will be required. The proxies will not be voted for more than 11 nominees.

Instructing your broker how you want to vote

Important:   Brokers holding shares beneficially owned by their clients will not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. Therefore, in order for your vote to be counted regarding the election of directors if your shares are held by a broker, you must provide instructions to your broker. Please instruct your broker how you want to vote by following the instructions contained in the Notice or voting instruction form provided by your broker.

Director nominees

Set forth below is the name of each nominee for re-election to the Board at the Annual Meeting, as well as each such person’s age, his current principal occupation (for at least the past five years unless otherwise indicated), together with the name and principal business of the company employing such person, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships in other public companies or companies registered as an investment company under the Investment Company Act of 1940.

The Board believes that all of the nominees named below are highly qualified and each director’s specific experiences, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director are also described. There are no family relationships among the Company’s directors and executive officers.

NOMINEES FOR RE-ELECTION AT THE ANNUAL MEETING

Robert M. Clements

Director since 1997 (including predecessor companies)

Age: 53

Board Committees:  None

Our Board has concluded that Mr. Clements should serve as Chairman of the Board based on the experience, operational expertise and continuity he brings to our Board as our longtime Chairman and Chief Executive Officer. Mr. Clements has served as Chairman of the Board and Chief Executive Officer of EverBank Financial Corp and its predecessor companies since 1997. Mr. Clements joined the EverBank Financial Corp family of companies in 1994. Mr. Clements was previously a Vice President at Merrill Lynch & Co., where he was a member of the firm’s leveraged buyout group, Merrill Lynch Capital Partners, Inc. He is a former member of the Federal Reserve Board’s Thrift Institutions Advisory Council, and a former director of Fidelity National Financial, Inc., Fidelity National Information Services, Inc., Fortegra Capital and Columbia National Mortgage Corporation. Mr. Clements received a B.A. in Economics from Dartmouth College and an M.B.A. from Harvard Business School.

W. Blake Wilson

Director since 2005

Age: 49

Board Committees:  None

Our Board has concluded that Mr. Wilson should serve as a director because his many years of experience in the financial services industry, financial and accounting expertise and experience in senior corporate management positions provides our Board with valuable insights and perspectives concerning our business. Mr. Wilson has been a director and the President of EverBank Financial Corp since 2005 and has been Chief Operating Officer of EverBank Financial Corp since 2011. From January 2002 to 2011, Mr. Wilson served as our Chief Financial Officer. Mr. Wilson has been involved in the financial services industry since 1989. Prior to joining the Company, Mr. Wilson was the Chief Financial Officer of HomeSide Lending, Inc. and served in various positions there since 1996. He was Vice President of Corporate Finance at Prudential Home Mortgage and also worked for KPMG Peat Marwick’s National Mortgage and Structured Finance Group in Washington, D.C. prior to joining HomeSide Lending. Mr. Wilson has also served on various industry advisory boards. Mr. Wilson received a B.A. in Accounting, cum laude, from the University of Utah.

Joseph D. Hinkel

Director since 2011

Age: 67

Board Committees:  Audit (Chair) and Risk

Our Board has concluded that Mr. Hinkel should serve as a director because his many years of experience in public accounting provide our Board and our Audit Committee with valuable financial reporting and financial management expertise. He also provides oversight and direction to our Internal Audit Department. Mr. Hinkel is a retired CPA with 35 years experience at major public accounting firms. From June 2002 to October 2006, he was a Managing Director of KPMG, LLP. Prior to working at KPMG, he was employed by Arthur Andersen LLP from 1971 to 2002, and served as a partner from 1983 to 2002. Subsequent to leaving public accounting, Mr. Hinkel consulted with a number of organizations through 2014. Mr. Hinkel served as a director of Dayton Superior Corporation from 2007 to 2009. He received a B.S. in Business Administration from the University of Dayton in 1971 and practiced as a certified public accountant from 1973 until 2009.

Merrick R. Kleeman

Director since 2009

Age: 52

Board Committees:  Nominating and Corporate Governance

Our Board has concluded that Mr. Kleeman should serve as a director because his experience in real estate private equity and his financial expertise provide our Board with valuable understanding of the market forces which affect our business. Mr. Kleeman is a founding partner of Wheelock Street Capital, L.L.C., a real estate private equity firm formed in 2008 to pursue a value oriented investment strategy. Prior to forming Wheelock Street Capital, Mr. Kleeman spent over 15 years working at Starwood Capital Group, where he served as Senior Managing Director and Head of Acquisitions. Mr. Kleeman led the acquisition of Westin Hotels & Resorts, National and American Golf, Le Meridien Hotels & Resorts in collaboration with Starwood Hotels, and the formation of Troon Golf and Starwood Land Ventures. Mr. Kleeman serves on the board of trustees of The Waterside School in Stamford, Connecticut, on the board of the Norwalk Open Door Shelter and on Dartmouth College’s Presidential Leadership Council. Mr. Kleeman received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

W. Radford Lovett, II

Director since 2004 (including predecessor companies)

Age: 56

Board Committees:  Risk

Our Board has concluded that Mr. Lovett should serve as a director because his many years of experience in private equity and his financial expertise provide our Board with valuable insight concerning growth companies and issues related thereto. He is Managing Director and co-founding partner of Lovett Miller & Co., a Florida-based venture capital and private equity firm that invests in privately held companies primarily in the southeastern United States. Mr. Lovett has also served as founder, Chairman and Chief Executive Officer of two successful growth companies, TowerCom Development, LP, a developer of wireless communication infrastructure, and TowerCom Limited, a developer of broadcast communication towers. Mr. Lovett has served as a director of over 20 private companies, and currently serves on the board of directors of five private companies. Prior to co- founding Lovett Miller & Co., Mr. Lovett served as the President of Southcoast Capital Corporation, a Jacksonville-based holding company that invests in private companies, public companies and real estate. In addition, Mr. Lovett is currently a member of the Board of Trustees for the University of North Florida and formerly served as President of the Foundation Board and Co-Chairman of the University of North Florida’s Capital Campaign. He is also a former Chairman of the Youth Crisis Center and the Jacksonville Jaguars Honor Rows Program. Mr. Lovett received a B.A. from Harvard College.

Arrington H. Mixon

Director since 2013

Age: 55

Board Committees:  Audit and Risk

Our Board has concluded that Ms. Mixon should serve as a director because her experience holding senior management positions in banking and finance corporations and her service on the board of advisors of a large charitable foundation provides our board with great insight into operational issues related to large bank and wealth management companies and valuable perspective regarding our business. Since 2011, Ms. Mixon has served as a Senior Program Officer and Advisory Board Member for The Leon Levine Foundation and a Operations Manager for L&L Management, Inc., a North Carolina corporation. Prior to working with The Leon Levine Foundation and L&L Management, Ms. Mixon was an executive with Bank of America Corporation from 1982 through 2009. While with Bank of America, Ms. Mixon served in various positions including as an executive in Enterprise Credit Risk, an executive in Global Portfolio Strategies, the Managing Director of European Global Markets, the Managing Director of Loan Syndications, and as a vice-president in a loan production office. Ms. Mixon received a B.A. in Economics, magna cum laude, from the University of Virginia and a Masters in Finance from the Kellogg Graduate School of Management, Northwestern University.

Robert J. Mylod, Jr.

Director since 2001 (including predecessor companies)

Age: 49

Board Committees:  Nominating and Corporate Governance (Chair)

Our Board has concluded that Mr. Mylod should serve as a director because his operational and financial management experience at priceline.com Incorporated, or priceline.com, as well as his experience in finance and private equity, provides our Board with a variety of perspectives on corporate governance and management issues and valuable insights regarding our business. Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles at priceline.com, including Vice Chairman, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining priceline.com, Mr. Mylod was a Principal at Stonington Partners, a private equity investment firm. Prior to Stonington Partners, Mr. Mylod was an associate with Merrill Lynch Capital Partners, the merchant banking division of Merrill Lynch & Co. Mr. Mylod is a member of the board of directors of several privately held companies in which Annox Capital Management or its affiliates are a principal investor. Mr. Mylod received an A.B. in English from the University of Michigan and an M.B.A. from the University of Chicago Graduate School of Business.

Russell B. Newton, III

Director since 2009

Age: 62

Board Committees:  Risk

Our Board has concluded that Mr. Newton should serve as a director because his many years of experience in investment management and his financial and accounting expertise provides our Board with a variety of perspectives into best market practices and valuable insights regarding our business. He is the Chairman and Chief Executive Officer of Timucuan Asset Management, Inc., or Timucuan, a privately owned investment management firm. Mr. Newton has been responsible for directing the investment activities of the Newton family since 1981. In 1988, Mr. Newton formed Timucuan to provide asset management services to those outside the Newton family. Mr. Newton also controls the general partner of The Timucuan Fund, L.P., which he formed in 1990, and Timucuan Opportunity Fund, L.P., which he launched in October 2001. Prior to 1981, Mr. Newton was employed as a public accountant by Peat Marwick Mitchell & Company. Mr. Newton received a B.A. from Bowdoin College and attended the Graduate School of Business Administration, New York University.

William Sanford

Director since 2006

Age: 56

Board Committees:  Nominating and Corporate Governance

Our Board has concluded that Mr. Sanford should serve as a director because his experience in senior corporate management positions and his management and operational expertise provides our Board with valuable insight into similarly situated businesses. Mr. Sanford is a director and the Vice President Corporate Development of Lipari Foods, Inc. Mr. Sanford was the Interim Chief Executive Officer of Fairway Group Holdings Corp from 2014 to 2015, and joined Fairway in 2008, serving as the President, Chief Financial Officer and Chief Administrative Officer. From 1998 through 2008, he was with Interline Brands, Inc., a Jacksonville, Florida-based distributor and direct marketer of building maintenance products where he served as President, Chief Operating Officer and Secretary and previously as Chief Financial Officer. Mr. Sanford has worked in the wholesale distribution industry since 1984 and has held senior executive positions with Airgas, Inc. and MSC Industrial Direct. Mr. Sanford received a B.S. from Vanderbilt University.

Richard P. Schifter

Director since 2010

Age: 63

Board Committees:  Compensation

Our Board has concluded that Mr. Schifter should serve as a director because his experience serving on other companies’ boards of directors, his experience in private equity, his legal experience and his knowledge of the Tygris business provides our Board with a diverse understanding of the financial and legal issues affecting our business. He is a senior advisor to TPG Capital, a global private investment firm. Mr. Schifter was a partner at TPG from 1994 to 2013. Prior to joining TPG Capital, Mr. Schifter was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring. Mr. Schifter joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter currently serves on the Boards of Directors of LPL Financial Holdings, Inc., Direct General Corporation and American Airlines Group and on the Board of Overseers of the University of Pennsylvania Law School. Mr. Schifter is also a member of the board of directors of the Youth, I.N.C. (Improving Non-profits for Children). Mr. Schifter received a B.A. with distinction from George Washington University and a J.D., cum laude, from the University of Pennsylvania Law School.

Scott M. Stuart

Director since 2008

Age: 56

Board Committees:  Compensation (Chair)

Our Board has concluded that Mr. Stuart should serve as a director because his experience in private equity and finance provides our Board with valuable perspective on the financial services industry and a deep understanding of how to evaluate new opportunities related to our business. He is co-founder of Sageview Capital L.P., a private equity investment firm. Prior to co- founding Sageview Capital L.P. in 2006, Mr. Stuart worked for the global private equity firm Kohlberg Kravis Roberts & Co., L.P., or KKR, from 1986 to 2005. Mr. Stuart became a partner of KKR in 1994 and served on KKR’s investment committee from 2000 until 2005. From 2000 until his departure in 2005, Mr. Stuart was responsible for KKR’s industry groups in the utilities and consumer products sectors. Prior to joining KKR in 1986, Mr. Stuart worked from 1981 to 1984 in the Mergers and Acquisitions Department at Lehman Brothers Kuhn Loeb, Inc. Mr. Stuart served as a director of the Sealy Corporation from April 2004 through April 2009. Mr. Stuart is Sageview’s designated member of our Board, pursuant to the terms of the Transfer and Governance Agreement described in “Board Composition—Board Rights of Arena, Lovett Miller and Sageview” below. Mr. Stuart received a B.A. from Dartmouth College and an M.B.A. from Stanford University.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

The full Board met eight (8) times during 2015. As of the date of this proxy statement, our Board has 13 directors. The Board will be reduced to 11 directors effective as of the date of the Annual Meeting. The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Principal Executive and Senior Financial Officers are available on the Company’s website at https://about.everbank in the Governance section of Investor Relations.

In accordance with NYSE listing standards and the Company’s Corporate Governance Guidelines, a majority of our directors are required to be independent from management. The Board has affirmatively determined that each of Messrs. Armstrong, Hinkel, Kleeman, Leidner, Lovett, Mylod, Sanford, Schifter and Stuart and Ms. Mixon is an independent director. All Board committees are chaired by independent directors. Additionally, all of the members of the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee are independent.

Chairman of the Board and Chief Executive Officer

The Board is led by the Chairman. The Company’s by-laws provide that the Chairman will preside over each Board and stockholder meeting and will perform such other duties as determined by the Board. The by-laws provide that the Chief Executive Officer shall be the Chairman, unless the Board determines otherwise.

Robert M. Clements, the Chief Executive Officer of the Company, has served as Chairman of the Board since 1997. The Board believes that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer roles provides unity of vision for the leadership of the Company and allows one person to speak for and lead the Company and the Board.

The Board is aware of the potential conflicts that may arise when an insider chairs the Board, but believes these are offset by existing safeguards, which include the designation of a Lead Independent Director, regular meetings of the independent directors in executive session without the presence of insiders, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking, and the fact that much of our operations are highly regulated.

The Board also believes that the Company’s strong performance under Mr. Clements, especially during turbulent financial times, demonstrates the effectiveness of its leadership approach.

Lead Independent Director

The Company’s Corporate Governance Guidelines provide that when the Chairman is not independent, the independent members of the Board will appoint a “Lead Independent Director,” who is required to be an independent director. The Lead Independent Director coordinates the activities of the other non-employee directors, including:

¡	Ensuring that non-employee directors have adequate opportunities to meet and discuss issues in sessions without management present and, as appropriate, calls meetings of the non-employee directors;

¡	Presiding at all executive sessions of the non-employee directors;

¡	Serving as principal liaison between the non-employee directors and the Chairman;

¡	Consulting with the Chairman as to an appropriate schedule and agenda for each Board meeting;
¡	Monitoring the quality, quantity and timeliness of information sent to the Board;

¡	Presiding at all meetings of the Board at which the Chairman is not present;

¡	Facilitating and coordinating the work of Board committees;

¡	If requested by stockholders or employees, ensuring that he/she is available, when appropriate, for consultation and direct communication; and

¡	Performing such other duties and responsibilities as the Board may determine.

The independent directors of the Board have appointed Scott Stuart as the Company’s Lead Independent Director.

Director Attendance

In 2015, all directors attended at least 75% of the aggregate of the meetings held by the Board and by Committees of which they were members.

Director Attendance at the Annual Meeting

Pursuant to the Company’s Corporate Governance Guidelines, it is the Company’s policy that directors attend the annual meeting of stockholders. Eleven (11) of the thirteen (13) directors attended the 2015 Annual Meeting of Stockholders either in person or via teleconference.

Meetings of Independent Directors

All non-management directors meet in executive sessions following each regular meeting of the Board, and are offered the opportunity to meet in executive sessions at regularly scheduled conference call meetings held by the Board. In addition, the “independent directors,” as defined in the NYSE rules, meet in executive session at least annually. The executive sessions of the non-management directors and the independent directors provide the opportunity for discussion of compensation, succession planning and other sensitive topics.

Board Committees

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Committee. Our Board will establish such other committees as it deems appropriate, in accordance with applicable law and regulations, our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

Summary of Committees

The chart below lists the committee assignments for each Board committee. A summary of the primary responsibilities of each of the committees follows the chart.

Name of Director	Board Committees And Assignments
	Audit	Compensation	Nominating and Corporate Governance	Risk
Gerald S. Armstrong(1)	X			Chair
Robert M. Clements(2)
Joseph D. Hinkel(3)	Chair			X
Merrick R. Kleeman			X
Mitchell M. Leidner(4)	X
W. Radford Lovett, II				X
Arrington H. Mixon	X			X
Robert J. Mylod, Jr.		X	Chair
Russell B. Newton, III				X
William Sanford			X
Richard P. Schifter		X
Scott M. Stuart(5)		Chair
W. Blake Wilson

  (1) Mr. Armstrong will not stand for re-election at the Annual Meeting

  (2) Chairman of the Board of Directors

  (3) Designated as Audit Committee Financial Expert

  (4) Mr. Leidner will not stand for re-election at the Annual Meeting.

  (5) Lead Independent Director

Audit Committee

Committee Chair:  Joseph D. Hinkel

Additional Committee Members: Arrington H. Mixon, Gerald S. Armstrong and Mitchell M. Leidner

Meetings Held in 2015: 7

Primary Responsibilities:

Responsibilities	Description
Controls

Reviewing the adequacy and effectiveness of the Company’s accounting and internal controls and procedures, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function.

Management Review

Reviewing with management the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies.

Internal Audit	Direct supervision of the Company’s internal audit group.
Compliance	Reviewing and discussing with the Company’s independent auditors and management the Company’s compliance with the applicable regulatory requirements.
Investigations	Investigating matters brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary.
Financial Statements

Reviewing the Company’s annual and quarterly financial statements prior to their filing and prior to the release of earnings, and reviewing the independent auditor’s audit report for inclusion in the Annual Report on Form 10-K, and recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

Reports	Preparing the Audit Committee report required by SEC rules to be included in the Annual Report on Form 10-K.
Independent Auditors

Determining the compensation of, and reviewing the performance of, the independent auditors, appointing or terminating the independent auditors and considering and approving, in advance, any services proposed to be performed by the independent auditors.

Independent Auditor Report

Reviewing an annual report from the independent auditors describing: (i) the independent auditors’ internal quality-control review; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the past five years, with respect to one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.

Complaints and Submissions

Establishing procedures for: (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and (iii) the review, and if necessary investigations of material incidents reported through the Company’s employee incident response system.

Other	Handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time.

Committee Independence

Rule 10A-3 promulgated by the SEC under the Exchange Act and Section 303A.07 of the NYSE Listed Company Manual require our Audit Committee to be comprised entirely of independent directors. The Board has affirmatively determined that each of the current and incoming members of the Audit Committee will meet the definition of “independent director” under Section 303A.02 of the NYSE Listed Company Manual and for purposes of serving on an Audit Committee under applicable SEC rules.

Financial Expertise

The Board has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has determined that Mr. Hinkel is qualified to serve as an “audit committee financial expert” under applicable SEC rules.

Committee Charter

The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at www.about.everbank under the Governance section of the Investor Relations tab.

Compensation Committee

Committee Chair:  Scott M. Stuart

Additional Committee Members: Richard P. Schifter and Robert J. Mylod, Jr.

Meetings Held in 2015: 4

Primary Responsibilities:

Responsibilities	Description
CEO Compensation	Reviewing and determining the annual compensation of the Company’s Chief Executive Officer.
Executive Compensation	Recommending to the Board the compensation and benefits of the Company’s executive officers other than the Chief Executive Officer.
Director Compensation	Recommending to the Board the compensation of the Company’s non-employee directors.
Compensation and Benefit Plans	Annually monitoring and reviewing the Company’s compensation and benefit plans to ensure that they meet corporate objectives.
Incentive Compensation Plans	Administering the Company’s equity and other incentive compensation plans and programs and preparing recommendations and periodic reports for the Board relating to these matters.
Severance and Terminations	Reviewing and making recommendations to the Board with respect to any severance or termination arrangement to be made with any executive officer.
Annual Report	Preparing the Compensation Committee report required by SEC rules to be included in the Company’s Annual Report on Form 10-K.
Equity Compensation Plans

Reviewing all equity-compensation plans to be submitted for stockholder approval under NYSE listing standards, and reviewing, and in the Compensation Committee’s sole discretion, approving all equity-compensation plans that are exempt from such stockholder approval requirement.

Other	Handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

Committee Independence

The Board has evaluated the independence of the members of the Compensation Committee and has determined that each of the members of the Compensation Committee is “independent” under Section 303A.02 of the NYSE Listed Company Manual. The members of the Compensation Committee also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.

Compensation Consultant Independence

The Compensation Committee considered the independence of the Company’s consultant, Compensation Advisory Partners, LLC, or the “Compensation Consultant”, in light of new SEC rules and NYSE listing standards. The Compensation Committee received a letter from the Compensation Consultant addressing its independence, including the following factors:

¡	Other services provided to the Company by the Compensation Consultant;

¡	Fees paid by the Company as a percentage of the Compensation Consultant’s total revenue;

¡	Policies or procedures maintained by the Compensation Consultant that are designed to prevent a conflict of interest;
¡	Any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee;

¡	Any Company stock owned by the individual consultants involved in the engagement; and

¡	Any business or personal relationships between the Company’s executive officers and the Compensation Consultant or the individual consultants involved in the engagement.

The Compensation Committee discussed the considerations above and concluded that the work of the Compensation Consultant did not raise any conflict of interest.

Committee Charter

The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at https://about.everbank under the Governance section of the Investor Relations tab.

Nominating and Corporate Governance Committee

Committee Chair:  Robert J. Mylod, Jr.

Additional Committee Members: Merrick R. Kleeman and William Sanford

Meetings Held in 2015: 4

Primary Responsibilities:

Responsibilities	Description
Nominees	Recommending persons to be selected by the Board as nominees for election as directors by the stockholders and to fill any vacancies on the Board.
Size	Reviewing the size of the Board and recommending any changes.
Composition	Reviewing annually the composition of the Board as a whole and making recommendations.
Monitoring	Monitoring the functioning of the Board’s standing committees and recommending any changes, including the creation and elimination of any committee.
Assignments	Reviewing and recommending standing committee assignments.
Related Person Transactions	Reviewing and approving all related person transactions for potential conflicts of interest situations on an ongoing basis.
Compliance	Developing, reviewing and monitoring compliance with the Company’s Corporate Governance Guidelines.
Board Recommendations	Making recommendations to the Board regarding corporate governance based upon developments, issues and best practices.
Other	Handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by the Board from time to time.

Factors In Selecting Director Nominees

In selecting director nominees for recommendation to the Board, the Nominating and Corporate Governance Committee considers, among other things, the following factors:

¡	The appropriate size and diversity of the Board;

¡

The knowledge, skills and expertise of nominees, including experience in banking, business, finance, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

¡	Experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules;

¡	Time availability in light of other commitments, dedication and conflicts of interests; and

¡	Other such relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.

Committee Independence

The Board has evaluated the independence of the members of the Nominating and Corporate Governance Committee and has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” under Section 303A.02 of the NYSE Listed Company Manual.

Diversity

The Company has no formal policy regarding the diversity of the Board. The Nominating and Corporate Governance Committee and the Board may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include personal characteristics.

The Nominating and Corporate Governance Committee’s and the Board’s priority in selecting Board members is the identification of persons who will further the interests of the Company and the Company’s stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to the Company’s growth strategy.

Committee Charter

The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available on the Company’s website at https://about.everbank under the Governance section of the Investor Relations tab.

Risk Committee

Committee Chair:  Gerald S. Armstrong

Additional Committee Members: Joseph Hinkel, W. Radford Lovett, II, Arrington H. Mixon and Russell B. Newton, III

Meetings Held in 2015: 9

Primary Responsibilities:

Responsibilities	Description
Oversight

Oversee and develop enterprise risk management framework, including the significant policies, procedures and practices employed to manage and mitigate various types of risk factors faced by the Company, including credit, pricing, legal and compliance, operational, reputational, liquidity, strategic, interest rate and market risk.

Examinations	Reviewing the results of examinations conducted by regulatory agencies that relate to risks and management’s responses thereto.
Audit and Compliance	Reviewing the results of internal audits and compliance reviews addressing risks and make recommendations regarding management’s responses thereto.
New Products, Services and Changes	Evaluating and overseeing significant risks relating to or arising from new or proposed products, services, operational changes or businesses that may expose the Company to risks.

Coordination With Other Committees

Our Risk Committee coordinates and shares information with other committees of the Board in order to carry out its duties, and reports to the Board periodically on its activities, findings and recommendations for the Company’s risk management policies.

Committee Charter

The Risk Committee operates pursuant to a written charter, which is available on the Company’s website at https://about.everbank under the Governance section of the Investor Relations tab.

Risk Oversight

The Board oversees a company-wide approach to risk management, carried out by management. The Board and its Risk Committee determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks.

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular:

¡

Compensation Committee. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, and the incentives created by the compensation awards it administers.

¡	Audit Committee. The Audit Committee oversees the management of enterprise financial statements and certain related risks and reviews the same with other committees of the Board.

¡

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board, as well as potential conflicts of interests and other governance related items.

¡	Risk Committee. The Risk Committee oversees and evaluates the Company’s risk management framework and coordinates all actions of the other committees of the Board in this regard.

Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee will be or has ever been an officer or employee of the Company. None of the Company’s executive officers serve or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as a director on the Board or on the Compensation Committee.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics that applies to all of the Company’s officers and employees and a code of conduct for the directors. The code of business conduct and ethics for the Company’s officers and employees and the code of conduct for directors is available at www.about.everbank under the Corporate Governance section of the Investor Relations tab. Any amendments to the code, or any waivers of its requirements, will be disclosed on the Company’s website.

Code of Ethics for Principal Executive and Senior Financial Officers

The Board has adopted a code of ethics that applies to the Company’s principal executive and senior financial officers. The code of ethics for the Company’s principal executive and senior financial officers is available at https://about.everbank under the Governance section of the Investor Relations tab. Any amendments to the code, or any waivers of its requirements, will be disclosed on the Company’s website.

Corporate Governance Guidelines

The Board has adopted our Corporate Governance Guidelines to assist the Board in the exercise of its fiduciary duties and responsibilities and to promote the effective functioning of the Board and its committees. The Company’s Corporate Governance Guidelines are available at https://about.everbank under the Governance section of the Investor Relations tab. Any amendments to the guidelines will be disclosed on the Company’s website.

Communications with Directors

The Company’s Corporate Governance Guidelines provide for written communications by stockholders or other interested parties to the Board. Persons wishing to write to the Board or the independent directors as a group, should send correspondence to the Corporate Secretary at EverBank Financial Corp, 501 Riverside Ave., Jacksonville, Florida 32202. All communications so received from stockholders or other interested parties will be processed by the Corporate Secretary and forwarded to the chair of the Nominating and Corporate Governance Committee, who will review and then report the same to the Board or the independent directors, as necessary.

Stockholder Nominations for Election to the Board

Any stockholder may nominate persons for election to the Board. In accordance with the Company’s by-laws, nominations must be made in writing and must be delivered to or mailed to and received by our Corporate Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date for the preceding year’s annual meeting of stockholders; provided that in the event that the Company’s 2017 annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of the 2016 annual meeting, notice to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. The Company’s by-laws require that nominations include the following information: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class and total number of shares of all stock of the Company that are owned beneficially or of record by the proposed nominee and any affiliates or associates of the same; (iv) the name of each nominee holder of shares of stock of the Company owned beneficially but not of record by such proposed nominee, and the class and total number of shares of all stock of the Company held by such nominee holder; (v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such proposed nominee, or any affiliates or associates of such person, with respect to stock of the Company; (vi) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such proposed nominee, or any affiliates or associates of such proposed nominee, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such proposed nominee, or any affiliates or associates of such proposed nominee, or to increase or decrease the voting power or pecuniary or economic interest of such proposed nominee, or any affiliates or associates of such proposed nominee, with respect to stock of the Company; and (vii) any other information relating to the proposed nominee that Regulation 14A of the Exchange Act of 1934 requires us to disclose in solicitations for proxies for the election of directors.

In addition, our by-laws require that the stockholder who nominates a director include in the notice: (i) the name and record address of such stockholder; (ii) the class and total number of shares of all stock of the Company that, are owned beneficially or of record by the stockholder and any affiliates or associates of the same; (iii) the name of each nominee holder of shares of stock of the Company owned beneficially but not of record by such stockholder, and the class and total number of shares of all stock of the Company held by such nominee holder; (iv) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Company; (v) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such stockholder, or any affiliates or associates of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder, or any affiliates or associates of such stockholder, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Company; (vi) a description of all agreements, arrangements, or understandings (whether written or oral) between such stockholder, or any affiliates or associates of such stockholder, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such stockholder, and any material interest of such stockholder, or any affiliates or associates of such stockholder, in such nomination, including any anticipated benefit therefrom to such stockholder, or any affiliates or associates of such stockholder; (vii) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice; and (viii) any other information relating to the stockholder that Regulation 14A of the Exchange Act of 1934 requires us to disclose in solicitations for proxies for the election of directors.

Any stockholder desiring to nominate a person for election to the Board at the 2017 annual meeting of stockholders must present such proposal to the Company at 501 Riverside Ave., Jacksonville, Florida 32202, no earlier than January 19, 2017 and no later than February 18, 2017 for the proposal to be considered for inclusion in the Company’s proxy statement for the 2017 annual meeting of stockholders.

BOARD RIGHTS WITH CERTAIN STOCKHOLDERS

Lovett Miller Board Rights

The Company is party to a Director Nomination Agreement with Lovett Miller Venture Fund II, Limited Partnership and Lovett Miller Venture Fund III, Limited Partnership, or together, Lovett Miller, dated as of April 5, 2012. Lovett Miller purchased securities issued by the Company’s predecessor entity in 2000 and 2002 and is currently one of the Company’s stockholders. Pursuant to the terms of the agreement, Lovett Miller has the right to appoint an observer who is permitted to attend meetings of the Board. Lovett Miller’s rights under the agreement will terminate at such time as it owns less than 20% of the aggregate number of shares it held at the time of the initial public offering.

Sageview Board Rights

The Company is also party to a Director Nomination Agreement, dated as of April 5, 2012, with Sageview Partners L.P., or Sageview, pursuant to which Sageview has the right to designate a representative to be included in management’s slate of nominees recommended to stockholders of the Company for election as a member of the Board and an observer who is permitted to attend meetings of the Board. Sageview will continue to have rights under the agreement until such time as it no longer holds 10% of the aggregate number of shares it held at the time of the initial public offering. Scott M. Stuart is Sageview’s designated nominee on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the Director Nomination Agreements with each of Lovett Miller and Sageview described above and the director and executive officer compensation arrangements discussed below under “Executive Compensation,” the following is a description of transactions since January 1, 2015, including currently proposed transactions, to which we have been or are to be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or beneficial holders of more than 5% of the Company’s capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Registration Rights

The Company has entered into separate registration rights agreements with each of: (i) Arena (whose rights are now held by the limited partners of Arena who continue to hold shares of the Company’s common stock) and Lovett Miller; (ii) Sageview; and (iii) the former stockholders of Tygris. Under the terms of these agreements, certain holders of the Company’s common stock or their transferees are entitled to rights with respect to the registration of such shares, which we refer to as the Registrable Securities, under the Securities Act.

Arena/Lovett Miller

The Company entered into an Amended and Restated Registration Rights Agreement with Arena and Lovett Miller on November 22, 2002, which the Company further amended on July 21, 2008. Under that agreement, Arena and Lovett Miller, as holders of Registrable Securities, have the right to demand, on an aggregate of three occasions, that the Company use its commercially reasonable best efforts to register their Registrable Securities and maintain the effectiveness of the corresponding registration statement for at least 270 days. Once in any given 12-month period, the Company may postpone the filing of such a registration statement for up to 120 days if the Board believes, in good faith, that the registration would require the disclosure of non-public information and that such disclosure would materially adversely affect any material business opportunity, transaction or negotiation then contemplated. In addition, the Company may postpone the filing of such registration statement for up to 180 days if the Board believes, in good faith, that the registration is not then in our best interests. Arena and Lovett Miller have the right to select a lead underwriter for the demand offering, subject to the Company’s approval, which may not be unreasonably withheld. In 2014, Arena distributed all of the shares of the Company’s common stock then held to its limited partners, and ceased operations. As such the rights of Arena under the Amended and Restated Registration Rights Agreement are held by the former limited partners who continue to hold shares of the Company’s common stock they received from Arena.

If the Company registers any of its common stock either for its own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights in connection with registrations, filings or qualifications, must be paid by the Company.

Sageview

The Company entered into a Registration Rights Agreement with Sageview on July 21, 2008. Under that agreement, Sageview has the right to demand, on an aggregate of three occasions, that we use our reasonable best efforts to register its Registrable Securities for public sale and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, the Company may postpone the filing of such a registration statement for up to 120 days if the Board believes, in good faith, that the registration would either materially adversely affect or materially interfere with a material financing or other material transaction, or require disclosure of non-public information which would materially adversely affect us. If the Company is eligible to file a shelf registration statement on Form S-3, Sageview may request that we register its Registrable Securities on a Form S-3. Sageview has the right to select underwriters for demand offerings, subject to our approval, which may not be unreasonably withheld.

If the Company registers any of its common stock either for its own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all reasonable fees and expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights in connection with registrations, filings or qualifications, must be paid by the Company.

On March 12, 2015, Sageview exercised its registration rights and, together with the Company and Teachers Insurance and Annuity Association of America entered into an Underwriting Agreement with Barclays Capital Inc. (“Barclays”) pursuant to which Sageview sold 2,600,000 shares of the Company’s common stock to Barclays. The sale of the Company’s common stock by Sageview was made pursuant to the Company’s Registration Statement on Form S-3, including a prospectus supplement dated March 12, 2015 to the prospectus therein dated March 12, 2015.

Former Tygris Stockholders

The Company entered into a Registration Rights Agreement with Tygris on October 20, 2009 in connection with the Tygris acquisition. Under that agreement, former Tygris stockholders who are holders of Registrable Securities have the right to demand, on an aggregate of three occasions, that the Company use its reasonable best efforts to register their Registrable Securities for public sale and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, the Company may postpone the filing of such a registration statement for up to 120 days if our Board believes, in good faith, that the registration would either materially adversely affect or materially interfere with a material financing or other material transaction or require disclosure of non-public information which would materially adversely affect the Company. If the Company is eligible to file a shelf registration statement on Form S-3, the former Tygris stockholders may request that the Company register their Registrable Securities on a Form S-3. The holders of a majority of the former Tygris stockholders’ Registrable Securities covered by a demand registration have the right to select the underwriters for such offerings, subject to our approval, which may not be unreasonably withheld.

If the Company registers any of its common stock either for its own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all reasonable fees and expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights in connection with registrations, filings or qualifications, must be paid by the Company.

In addition to the Registration Rights Agreement entered into with Tygris in connection with the Tygris acquisition, the Company entered into a separate Registration Rights Agreement on August 27, 2012 with the former Tygris stockholders participating in the escrowed cash conversion transaction pursuant to which $48.7 million of escrowed cash was converted into 4,032,662 shares of our common stock. The terms of this 2012 Registration Rights Agreement are substantially identical to the terms of the Registration Rights Agreement entered into in connection with the Tygris acquisition.

Related Party Transactions

Loans to Related Parties

Lauren Fant, the sister of W. Radford Lovett, II, a director of the Company, has an outstanding loan with EverBank. The loan, which accrued interest at an annual rate of 3.25%, had an aggregate balance (including accrued interest) of $1,223,715 as of December 31, 2015, and the largest aggregate amount of principal outstanding on the loan during the last fiscal year was $1,253,914. During 2015, $30,199 of principal was repaid on the loan, and $40,304 of interest was paid to EverBank.

Related Party Employees

Christian Kren, the brother-in-law of W. Blake Wilson, the Company’s President and Chief Operating Officer, is employed as the Manager of Accounting/Finance Special Projects/Lending Team at EverBank, and received a salary and incentives of approximately $138,000 in 2015, as well as benefits consistent with those provided to other employees with equivalent qualifications and responsibilities.

Other Relationships

Relationship with Frilot, L.L.C.

Frilot, L.L.C. serves as the Company’s principal outside counsel for labor and employment matters and assists us on various other litigation and commercial matters from time to time. Miles P. Clements is the brother of Robert M. Clements, the Company’s Chairman of the Board and Chief Executive Officer, and is a partner and a member of the management committee of Frilot, L.L.C. The Company paid fees and related expenses to Frilot, L.L.C. for legal services rendered in the amount of $1,155,549 for the year ended December 31, 2015.

Relationship with Great Meadows I LLC and Great Meadows II LLC

Great Meadows I LLC and Great Meadows II LLC are parties to a commercial loan agreement with EverBank. David Surface, the brother of John S. Surface, the Company’s Senior Executive Vice President, holds a 5% interest in Great Meadows I LLC and Great Meadows II LLC, and he is the President of both entities. The largest aggregate balance under the loan agreement (including accrued interest) during the last fiscal year was $3,910,000, and the loan has an interest rate of 4.0%. During the last fiscal year, $250,000 of principal had been repaid, $157,739 of interest had been paid and $3,658,795 remained outstanding. The loan was made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal collection risk or present other unfavorable features.

Relationships in the Ordinary Course

The Company has had, and may be expected to have in the future, lending relationships in the ordinary course of business with the Company’s directors and executive officers, members of their immediate families and affiliated companies in which they are employed or in which they are principal equity holders. The lending relationships with these persons were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the Company and do not involve more than normal collection risk or present other unfavorable features.

Policy Concerning Related Party Transactions

The Company has adopted a formal written policy concerning related party transactions. A related party transaction is a transaction, arrangement or relationship that involves: (i) the Company or a consolidated subsidiary (whether or not the Company or the subsidiary is a direct party to the transaction), on the one hand, and (a) a director or executive officer of the Company, his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (b) any person who is the beneficial owner of more than 5% of the Company’s voting securities or a member of the immediate family of such person, on the other hand; and (ii) exceeds $120,000, exclusive of employee compensation and directors’ fees. A copy of the Company’s policy may be found at https://about.everbank.

The policy assigns to the Nominating and Corporate Governance Committee the duty to ensure that there is an ongoing review of all related party transactions for potential conflicts of interest and requires that the Nominating and Corporate Governance Committee approve any such transactions. The Company’s Nominating and Corporate Governance Committee evaluates each related party transaction for the purpose of recommending to the disinterested members of the Board whether the transaction is fair, reasonable and in compliance with the policy, and whether such transaction should be ratified and approved by the Board. Relevant factors include the benefits of the transaction to the Company, the terms of the transaction, whether the transaction was on an arm’s-length basis and in the ordinary course of the Company’s business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards.

Management provides the Nominating and Corporate Governance Committee with ongoing information pertaining to related party transactions, as necessary. Related party transactions entered into, but not approved or ratified as required by the policy concerning related party transactions, will be subject to termination by the Company or the relevant subsidiary, if so directed by the Nominating and Corporate Governance Committee or the Board, taking into account factors as such body deems appropriate and relevant.

EXECUTIVE OFFICERS

The Board elects executive officers annually following the annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal positions and offices he holds with the Company. For information regarding Messrs. Clements and Wilson, please refer to the section “Director Nominees- Nominees For Election at the Annual Meeting” above.

Name	Age	Position(s)

Robert M. Clements	53	Chairman of the Board and Chief Executive Officer
W. Blake Wilson	49	Director, President and Chief Operating Officer
Steven J. Fischer	46	Senior Executive Vice President and Chief Financial Officer
Francis X. Ervin, Jr.	54	Executive Vice President and Chief Risk Officer
James R. Hubbard	57	Executive Vice President, General Counsel and Secretary
John S. Surface	44	Senior Executive Vice President

Steven J. Fischer.

Mr. Fischer has served as Senior Executive Vice President and Chief Financial Officer of EverBank Financial Corp since 2015, and was the Executive Vice President and Chief Financial Officer from 2011 to 2015. Prior to joining the Company, Mr. Fischer was a partner in the Florida/Puerto Rico practice of Deloitte & Touche LLP since 2004, having joined Deloitte in 1992. He has over 18 years of public accounting experience and has provided advisory, attest and consulting services to clients primarily in the financial services industry. Mr. Fischer received a B.S. in Accounting and Finance from Florida State University and is a certified public accountant in Florida and Georgia.

Francis X. Ervin, Jr.

Mr. Ervin has served as Executive Vice President and Chief Risk Officer of EverBank Financial Corp since September 2014. From September 2013 through August 2014, Mr. Ervin served as our Senior Vice President and Chief Auditor. Prior to joining the Company, from 2006 through 2013, Mr. Ervin held a variety of senior positions with Bank of America Corporation, including Senior Risk Executive and Senior Audit Director. From 2004 through 2006 he was the Managing Director and Chief Financial Officer of various divisions and subsidiaries of Wachovia Securities, Inc. From 1992 through 2004, Mr. Ervin held a variety of senior financial officer positions with Merrill Lynch & Co., including Chief Financial Officer of the Merrill Lynch U.S. Banks and Merrill Lynch Credit Corporation. From 1985 through 1992 he worked as a Senior Audit Manager, specializing in financial services for PricewaterhouseCoopers. Mr. Ervin received a B.S. in Accountancy from Villanova University and is a certified public accountant.

James R. Hubbard.

Mr. Hubbard has served as Executive Vice President, General Counsel and Secretary of EverBank Financial Corp since August 2015. Prior to joining EverBank, Mr. Hubbard was SVP and Chief Legal Officer of Fifth Third Bancorp and served in various positions there since 1992. Prior to joining Fifth Third Bancorp, Mr. Hubbard was with the law firms of Kaye Scholer LLP and Frost Brown Todd LLC. Mr. Hubbard received a B.A. from Colgate University and received a J.D. from the University of Cincinnati College of Law.

John S. Surface.

Mr. Surface has served as Senior Executive Vice President—Corporate Development of EverBank Financial Corp since 2015. From 2004 to 2015 he served as Executive Vice President—Corporate Development. Mr. Surface

manages the Company’s business development, partnership and mergers and acquisitions activities. He has been with the Company for 17 years and served previously as Vice President of Asset Management for the EverBank Financial Corp family of companies. In addition, he previously worked as an Associate at TSG Equity Partners, a venture capital investment firm. Mr. Surface has served on various nonprofit housing boards, including HabiJax and LISC Jacksonville, and serves on the Williams School Board of Advisors for Washington and Lee University. Mr. Surface received a B.S. in Business Management, magna cum laude and Phi Beta Kappa, from Washington and Lee University and an M.B.A. from Harvard Business School.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, or CD&A, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executives, and the material factors that we considered in making those decisions. Following this CD&A, you will find a series of tables containing specific data about the compensation earned or paid in 2015 to the following individuals, to whom we refer as our “Named Executive Officers”:

Name	Title

Robert M. Clements	Chairman of the Board and Chief Executive Officer

W. Blake Wilson	President and Chief Operating Officer

John S. Surface(1)	Senior Executive Vice President, Corporate Development

Steven J. Fischer(2)	Senior Executive Vice President and Chief Financial Officer
Francis X. Ervin, Jr.	Executive Vice President and Chief Risk Officer

(1)	In April 2015, Mr. Surface was promoted from Executive Vice President to Senior Executive Vice President of the Company.

(2)	In April 2015, Mr. Fischer was promoted from Executive Vice President to Senior Executive Vice President of the Company.

You should read this CD&A section of the Proxy Statement in conjunction with “Proposal 3—Advisory Vote to Approve Executive Compensation,” commonly referred to as a “say on pay” vote. This CD&A contains information that is relevant to your voting decision.

EXECUTIVE SUMMARY

Compensation Philosophy

Our compensation program is designed to attract and retain the top level of our management, whom we refer to as Executive Management, of the caliber and experience necessary to ensure our success, directly link pay to our performance, and create long-term value for our stockholders. This philosophy is reflected in the following guiding design principles:

Category	Description
Align Pay with Performance and Reinforce Business and Growth Strategies

We have structured our compensation program so that a significant percentage of each executive’s total compensation is “at risk” based on our corporate performance and, in certain cases, individual performance. Our compensation program is designed to reward desired performance and individual contributions, in each case, that promote our business and growth strategies.

Balance Short-and Long-Term Incentives

In order to both further align the interests of our executives with our stockholders and promote increased stock ownership levels among our executives, we strive to provide a balanced mix of short- term incentive awards, such as annual cash incentive awards, and long-term equity incentive awards, such as stock options and restricted stock units.

Provide Competitive Compensation

In order to attract and retain qualified talent, we endeavor to maintain compensation levels that are competitive with our peers. To this end, we reviewed a comparative analysis of our executive compensation practices against the practices of a peer group comprised of companies similar to us in both growth strategy and business demographics.

Balance Risk and Return	Our compensation program integrates certain risk mitigation features designed to balance risk and financial results in a manner that does not encourage executives to expose us to imprudent risks.

2015 Highlights

Operating, financial and strategic highlights for 2015 included the follows:

Operating Performance and Financial Highlights(1)

Metric	Performance
Total Assets	Asset growth to $26.6 billion as of December 31, 2015, an increase of 23% year over year.
Loans Held for Investment	Loans held for investment of $22.2 billion at December 31, 2015, an increase of 25% year over year.

Total Originations	Full year 2015 total originations of $13.1 billion, an increase of 19% year over year.

Total Deposits	Deposit growth to $18.2 billion as of December 31, 2015, an increase of 18% year over year. Deposit increases were driven by continued inflows of new consumer and commercial deposits.

Return on Equity and Adjusted Return on Equity	Achieved a GAAP return on equity, or ROE, of 7.3% and an adjusted ROE, of 9.3% for 2015.

Tangible Common Equity Per Share	Tangible common equity per common share of $13.36 at December 31, 2015, an increase of 7% year over year.
Earnings Per Share	GAAP diluted earnings per share were $0.95 for 2015, compared to $1.10 for 2014. Adjusted diluted earnings per common share were $1.22 for 2015, compared to $1.13 for 2014.

Credit Quality	Adjusted non-performing assets as a percentage of total assets were 0.53% as of December 31, 2015.
Capital Ratios	Consolidated common equity Tier 1 ratio of 9.9% and a bank Tier 1 leverage ratio of 8.1% as of December 31, 2015.

(1)	Certain operating performance metrics are non-GAAP financial measures. For a more detailed discussion of these items, including a discussion of why we believe these items are meaningful and a reconciliation of each of these items to the most directly comparable GAAP, financial measure, see pages 35-37 of our annual report on Form 10-K filed with the SEC on February 19, 2016.

Strategic Objectives

Strategic Area	Performance
Consent Order

In 2015, EverBank completed all requirements and obligations under its 2011 Consent Order, as amended, with the Office of the Comptroller of the Currency, or OCC, related to foreclosure practices. On January 5, 2016, the OCC released EverBank from such order.

Residential Mortgage Servicing

We sold substantially all of our remaining non-core mortgage servicing rights, or MSRs. We sold MSRs related to: (i) approximately $5.5 billion of unpaid principal balance of Ginnie Mae MSRs and servicing rights related to loans held for investment to Green Tree Servicing LLC, or Green Tree; and (ii) approximately $3.3 billion of unpaid principal balance consisting of collateral owned or insured by Fannie Mae, Freddie Mac, and private investors of MSRs to Nationstar Mortgage, LLC. We also terminated our subservicing relationship with Green Tree.

Enhanced Commercial Product Offering	We hired an experienced asset based lending, or ABL, team and purchased a $92 million ABL portfolio.
Issuance of Subordinated Debt	We increased our consolidated Tier 2 capital through the issuance of $175 million of 5.75% subordinated notes due 2025.
Operational Effectiveness	We improved our operating effectiveness and efficiency, with continued focus on disciplined expense management.
Ongoing Regulatory Requirements	We expended considerable time and resources to ensure compliance with various new mortgage lending and mortgage servicing regulatory requirements, including the TILA-RESPA Integrated Disclosure rules.
Increase Quarterly Dividends	We increased the size of our quarterly common stock dividend from $0.04 per share to $0.06 per share commencing in third quarter of 2015.

Elements of Our Compensation Program

Base salary, annual cash bonuses and long-term incentive stock awards comprise the total direct compensation for our Named Executive Officers. We believe these components allow us to retain our talented executives and align with short-term and long- term stockholder value. The table below provides a summary of the components of total direct compensation for 2015.

Element		What the Element Rewards		Purpose and Key Features	Performance Based?
Base Salary	¡ ¡	Scope of leadership responsibilities Expected future performance	Provide a steady source of income to the executives		No
Annual Cash Bonuses	Corporate Performance Achievement of target ROE, on: (i) an absolute basis (weighted at 75%); and (ii) a relative basis to the ROE of our financial performance peer group (weighted at 25%):		¡ ¡

Encourage and reward achievement of short-term performance objectives

Bonuses for each Named Executive Officer, other than Mr. Ervin, are based solely on corporate performance (achievement of ROE thresholds on an absolute and relative basis)

Yes, tied to our operating performance
	¡	Absolute ROE. Achievement of absolute ROE targets (in 2015, 9.5% ROE to achieve 100% of target annual cash bonus)	¡	Bonus for Mr. Ervin based on a combination of corporate and individual performance goals
	¡	Relative ROE. Achievement of relative ROE targets (in 2015, at the 70th percentile of the ROE of our peer group to achieve 100% of target annual cash bonus)	¡	Payouts are not guaranteed, and no payouts are made if performance thresholds are not achieved
Individual Performance In the case of Mr. Ervin, also the achievement of individual performance objectives
Long-Term Equity Incentive Awards (In the form of stock options and restricted stock units)	Appreciation in the value of our common stock		¡	Align executives’ interests with those of our stockholders	Yes, tied to the appreciation of our stock price
			¡	The combination of options and restricted stock units provides for a balanced long-term equity incentive program
¡

Promote executive retention because both the options and restricted stock units “cliff” vest 100% on the third anniversary of the award, provided the Named Executive Officer remains employed by us on such date

			¡	Dividends or dividend equivalents are not paid on restricted stock units

Total Target Compensation Percentages

The graphs immediately below show the mix of compensation elements targeted to be paid for 2015 to Mr. Clements and to the other Named Executive Officers averaged together. In calculating these percentages, we included: (i) 2015 base salaries for Mr. Clements and the other Named Executive Officers; (ii) target bonus amounts that would have been payable in 2016 to Mr. Clements and the other Named Executive Officers for services performed in 2015, assuming a 100% payout of the annual cash bonuses; and (iii) the grant date value of the long-term equity incentive awards granted in 2015 to Mr. Clements and the other Named Executive Officers. We consider the value of the long-term equity incentive awards to be “variable” because stock options have value only if the market value of common stock appreciates over time and the value of restricted stock units aligns with changes in stock price.

2015 Named Executive Officer Compensation and Corporate Performance

Our compensation practices for Executive Management, including the Named Executive Officers, are designed to align a substantial portion of pay to our annual financial and operational results and to the long-term financial interests of the stockholders. This section illustrates the relationship between pay and how we measure performance.

Summary of Compensation Disclosed in the Summary Compensation Table

The table below shows the 2015 base salary, annual cash bonus award and long-term equity incentive grant value for each of our Named Executive Officers. The table is not a substitute for, and should be read together with the Summary Compensation Table which presents 2015 compensation for our Named Executive Officers in accordance with Securities and Exchange Commission disclosure rules and includes additional compensation elements and other important information.

Name	Base Salary ($)	Annual Cash Bonus ($)	Long-Term Equity Incentive Awards ($)(1)	Total ($)
Robert M. Clements	775,000	1,140,800	1,300,000	3,215,800
W. Blake Wilson	675,000	993,600	1,200,000	2,868,600
John S. Surface	400,000	314,027	375,000	1,089,027
Steven J. Fischer	400,000	314,027	375,000	1,089,027
Francis X. Ervin, Jr.(2)	325,000	221,172	200,000	746,172

(1)

The long-term equity incentive awards granted in March 2015 to our Named Executive Officers consist of nonqualified stock options and restricted stock units. One of the elements considered by the Compensation Committee in the number of equity awards granted to the Named Executive Officers in 2015 was our corporate performance in 2014. The grant date fair market value for the long-term equity incentive stock option awards was determined in accordance with FASB ASC Topic 718.

(2)

Mr. Ervin’s annual base salary increased from $300,000 to $315,000, effective February 16, 2015, in connection with the annual base salary review process. In 2015, we took several actions to better align our governance functions under the direction of Mr. Ervin, including moving the Company’s Compliance Department under the leadership of Mr. Ervin in May 2015. Mr. Ervin’s annual base salary increased from $315,000 to $325,000 as of May 1, 2015 to compensate him for his additional responsibilities. In October 2015, Mr. Ervin’s responsibilities expanded further when we moved the Company’s Bank Secrecy Act Department under his leadership.

Annual Cash Bonus

In 2015, our Named Executive Officers were eligible for annual cash bonus payments based on achievement of ROE goals on an absolute basis (weighted at 75%) and on a relative basis compared to the ROE of our peer group (weighted at 25%). In the case of Mr. Ervin, his annual cash bonus payment was also based on achievement of individual performance goals. The split between corporate performance goals and individual performance goals for Mr. Ervin is identified on page 42 of the CD&A.

When calculating ROE for purposes of the annual cash bonus, the Compensation Committee reserves the right to adjust the Company’s reported net income (presented in accordance with accounting principles generally accepted in the United States of America, or GAAP) to ensure that we fairly compensate our Named Executive Officers for our actual performance and not as a result of one-time unusual items and events. These adjustments generally account for significant unusual and/or nonrecurring items and other factors that are determined to be appropriate by the Compensation Committee. For this reason, we refer to ROE as “adjusted ROE.”

In 2015, we achieved an adjusted ROE of 9.3%, resulting in each Named Executive Officer receiving 95.80% of the portion of his annual cash bonus target tied to absolute corporate performance and 105.1333% of the portion of his annual cash bonus target tied to relative corporate performance. A description of how the Compensation Committee calculated adjusted ROE for 2015 is included on pages 43-45 of this CD&A and bonus amounts are identified in the Summary Compensation Table. A description of the factors considered by the Compensation Committee in determining the portion of Mr. Ervin’s annual cash bonus tied to individual performance goals is included on page 44 of this CD&A.

Long-Term Equity Incentive Awards

The long-term equity incentive awards we grant to the Named Executive Officers are linked to our performance for the prior fiscal year and the value of such awards are tied to our future performance.

In 2015, each of the Named Executive Officers received an annual equity grant comprised of a mix of nonqualified stock options (50%) and restricted stock unit awards (50%). When determining the amount of equity awards granted to the Named Executive Officers in 2015, the Compensation Committee considered the Company’s financial performance in 2014 and the execution by Executive Management of various business and balance sheet repositioning initiatives designed to optimize efficiency and operating leverage. The details surrounding these grants are described on page 45 of this CD&A and the grant date fair values of these awards are identified in the Summary Compensation Table.

Changes to Our Compensation Program

We have also adopted the following changes to our compensation program for 2016:

¡

Annual Cash Bonuses. As discussed later in Proposal 5, on March 29, 2016, our Compensation Committee approved 2016 annual cash incentive award opportunities for our executives, which awards for our executive officers are contingent upon receipt of approval of Proposal 5 by our stockholders. Pursuant to the 2016 annual cash incentive award program, no annual incentive awards will be payable unless the Company achieves a threshold goal related to adjusted ROE. If the Company achieves this threshold goal for 2016, each of our named executive officers would be eligible to receive the maximum of their target award, which we refer to as the “Section 162(m) maximum awards.” As further set out in the Plan Benefits table on page 69 below, the Compensation Committee will determine actual bonus amounts that are no greater than the officer’s Section 162(m) maximum award based on the Compensation Committee’s evaluation of financial, operational and/or individual performance.

¡

Annual Equity Award Program. For 2016, the long-term incentive awards program continues to include time-based restricted stock units and introduces performance-based restricted stock units in lieu of stock options. As discussed later in Proposal 4, on March 29, 2016, our Compensation Committee approved the grant of performance-based restricted stock unit awards to our executives, which awards for our executive officers are contingent upon receipt of approval of Proposal 4 by our stockholders. If so approved, the executives may earn between 0% and 200% of their target award based on the achievement of goals related to total shareholder return over one-, two and three -year performance periods, with an opportunity for full vesting based on three-year performance.

Governance and Compensation Practices

The lists below highlight some of the features of our compensation plans and policies that we believe are in keeping with best practices in executive compensation and corporate governance and practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Practices We Implement
1.	A substantial percentage of the compensation of all of our Named Executive Officers is variable and tied to the Company’s performance.
2.	The change in control definition contained in our 2011 Plan is not a “liberal” definition triggered by mere stockholder approval of a transaction.
3.	Our Compensation Committee reviews tally sheets when making executive compensation decisions.
4.

Our Stock Ownership Guidelines require the Chief Executive Officer to own shares of Company stock having a value of not less than five times his base salary and each other Named Executive Officer to own shares of Company stock having a value of not less than three times his base salary.

5.

Our compensation recoupment policy allows us to recoup compensation from each Named Executive Officer who, any time after January 22, 2015 and during the three-year period preceding the date on which we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. securities law, received non-equity incentive compensation or received or realized compensation from equity awards, in either case, based on erroneous financial data.

6.

Our hedging and pledging policy: (i) prohibits our employees, including the Named Executive Officers, and directors from engaging in hedging transactions in our stock; and (ii) places certain limitations on such persons pledging our stock.

7.	The Compensation Committee does not believe that the work of its compensation consultant has raised any conflicts of interest.

Practices We Do Not Implement
×	Our 2011 Plan expressly prohibits repricing of options and stock appreciation rights (directly or indirectly) without prior stockholder approval.
×	No dividend payments or dividend equivalents on restricted stock unit awards.
×	No separate Change in Control Agreements.
×

We do not maintain any compensation programs that encourage our employees (individually or as part of a group) to take inappropriate risks by providing them with: (i) excessive compensation; or (ii) compensation that could lead to material financial loss to us.

×	We do not provide excessive executive perquisites to our Named Executive Officers.
×	We do not offer any executive-level retirement benefits to our Named Executive Officers.
×	No guaranteed bonuses.
×	No discounted stock options or option reloading.
×	No liberal share recycling on appreciation awards or full-value awards.

HOW WE SET COMPENSATION

The Compensation Committee of our Board of Directors determines the compensation for our Named Executive Officers. Messrs. Clements and Wilson make recommendations to the Compensation Committee regarding the compensation for those Named Executive Officers who report to them. In the case of Mr. Ervin, Messrs. Clements and Wilson consult with the Chairman of the Risk Committee prior to making such recommendations to the Compensation Committee.

Role of the Compensation Committee

The Compensation Committee sets and determines the compensation for Executive Management. Each Named Executive Officer is a member of Executive Management. The Compensation Committee is composed entirely of independent, non-management directors. The Compensation Committee reviews and approves of all aspects of the compensation program for Executive Management and administers our stock incentive plans. In setting compensation, the Compensation Committee does not seek to allocate long-term and current compensation, or cash and non-cash compensation, in specified percentages. The Compensation Committee instead reviews each element of compensation independently and determines the appropriate amount for each element, as discussed below. However, the Compensation Committee traditionally places more emphasis on variable compensation, including annual cash bonuses and long-term equity awards, than on base salary.

The Compensation Committee also approves the performance goals for all Executive Management compensation programs that incorporate performance metrics and evaluates performance at the end of each performance period. The Compensation Committee approves our aggregate annual cash bonus award opportunities, stock option awards and restricted stock unit awards for Executive Management. The Compensation Committee also sets the level and components of the compensation for Mr. Clements and, after consultation with Mr. Clements, reviews and approves the compensation for Mr. Wilson. After consultation with Messrs. Clements and Wilson, the Compensation Committee also reviews and approves the compensation for the remaining Named Executive Officers and other members of Executive Management.

In making decisions regarding the compensation for the Named Executive Officers, the Compensation Committee focuses primarily on our overall performance, on an absolute and relative basis. The Compensation Committee also considers the general business environment.

The Compensation Committee reviews and tracks each element of compensation for Executive Management through tally sheets. As part of such review, the Compensation Committee examines the value of each element of compensation that each member of Executive Management has received. The Compensation Committee believes that tally sheets provide a comprehensive picture of an executive’s total compensation, give the Compensation Committee a better understanding of how each component of an executive’s compensation package fits together and provide a context for making pay decisions. The Compensation Committee did not make any adjustment to our executive compensation programs as a result of its review of the tally sheets last year.

Role of Executive Officers

Decisions about individual compensation elements and total compensation, including those related to Mr. Clements, are ultimately made by the Compensation Committee. However, we believe that Messrs. Clements and Wilson are in the best possible position to assess the performance of the other members of Executive Management and, accordingly, they also play an important role in the compensation-setting process for executives other than themselves. Messrs. Clements and Wilson discuss Executive Management compensation (including compensation for each of the other Named Executive Officers) with the Compensation Committee and make recommendations on all elements of compensation.

Role of the Compensation Consultant

The Compensation Committee retained the services of Compensation Advisory Partners, LLC, or the Compensation Consultant, to provide independent compensation consulting advice.

The Compensation Consultant advises the Compensation Committee on all matters related to the compensation of the Named Executive Officers and the other members of Executive Management. Specifically, the Compensation Committee requested the Compensation Consultant provide it with the following assistance in 2015:

Activity	Description
Competitive Market Analysis	Conduct a comprehensive review of the competitiveness and effectiveness of our executive compensation program relative to market practices and business goals.
Recommendation of Changes to Compensation Program	Evaluate pay levels and categories of executive compensation and recommend changes to such compensation, as appropriate.
Market Trends and Practices	Provide annual analysis to the Compensation Committee regarding market trends and practices.
Risk Assessments	Assist in the annual risk assessment of incentive compensation plans.
Review Public Disclosures	Review public disclosures on compensation, including the CD&A and related tables and compensation disclosures.

Competitive Market Assessment

The Compensation Committee approved a group of eighteen similar-sized publicly-traded financial institutions and high-growth financial services firms, or the Peer Group, that it considered in connection with: (i) analyzing and establishing competitive pay for Executive Management; and (ii) comparing the Company’s relative overall financial performance, which is a component of our annual cash bonus award as described below. The Compensation Committee selected the Peer Group based upon relative size to the Company, business mix and profitability. The Compensation Committee also considered the views of Executive Management when selecting the Peer Group. The Compensation Consultant validated this selection.

The Compensation Committee periodically reviews and may adjust the peer group companies as part of its regular review of executive compensation pay and practices in connection with future compensation decisions.

For 2015, the Compensation Committee approved: (i) removing Bank of Hawaii Corporation and City National Corporation from the Peer Group; and (ii) adding PacWest Bancorp and New York Community Bancorp to the Peer Group. We removed Bank of Hawaii Corporation from the Peer Group because, unlike us, it has not historically offered its products and services nationwide. We removed City National Corporation from the Peer Group in light of the January 2015 announcement that Royal Bank of Canada would acquire City National Corporation. The asset size of the combined entity would far exceed our asset size and the asset size of the other Peer Group companies. This transaction was consummated in November 2015. The Compensation Committee elected to replace these financial institutions with PacWest Bancorp and New York Community Bancorp because these companies are similar to us in asset size, and in the types of consumer and commercial lending products and services they offer their customers.

After selecting the Peer Group, the Compensation Committee compared total compensation opportunities (which include base salary, target annual incentive and the targeted value of long-term incentives), as well as each individual element of pay, to the Peer Group. The Compensation Committee intends for the Named Executive Officers’ compensation to be competitive with market practices, but does not benchmark to any particular percentile within the Peer Group. Rather, the Compensation Committee used the market data as one reference point in its compensation decisions, along with many other factors, such as the individual’s performance, expectations regarding future potential contributions, retention strategies, and the Company’s performance as a whole.

EverBank Financial Corp 2015 Peer Group

Institution	Assets* (In Millions) As of December 31, 2015	Institution	Assets* (In Millions) As of December 31, 2015
First Republic Bank	$58,981	Hancock Holding Company	$22,839
New York Community Bancorp	$50,317	Prosperity Bancshares, Inc.	$22,037
Signature Bank	$33,450	Valley National Bancorp	$21,612
BOK Financial Corporation	$31,476	PacWest Bancorp	$21,288
First Citizens Bancshares Inc.	$31,475	TCF Financial Corporation	$20,691
Cullen/Frost Bankers, Inc.	$28,567	IBERIABANK Corporation	$19,504
FirstMerit Corporation	$25,524	F.N.B. Corporation	$17,557
Commerce Bancshares, Inc.	$24,604	Astoria Financial Corporation	$15,076
BankUnited, Inc.	$23,883	Washington Federal, Inc.	$14,684

*For comparison purposes, as of December 31, 2015, the Company’s assets were approximately $26,601 million.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on May 21, 2015, approximately 95.0% of the votes cast were in favor of the advisory vote on the compensation of our Named Executive Officers for the period ended December 31, 2014, as discussed and disclosed in the 2015 proxy statement. In considering the results of the Company’s advisory vote on executive compensation, the Compensation Committee concluded that the results of the vote reflects favorable stockholder support of the compensation paid to our Named Executive Officers for the period ended December 31, 2014. In light of this support, the Compensation Committee retained the primary components of the compensation program, with an emphasis on short and long-term variable incentive compensation.

The Compensation Committee recognizes that executive pay practices and governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and will continue to take into account the opinion of stockholders as evidenced through the advisory vote.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

In 2015, the key elements of compensation for our Named Executive Officers generally consisted of base salary, annual cash bonuses and long-term equity incentives in the form of stock options and restricted stock units. We also maintain employment agreements with each of our Named Executive Officers that provide certain benefits as described below.

Annual Base Salaries

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. We also believe that base salaries should be reflective of our Named Executive Officers’ roles and responsibilities. The Compensation Committee reviews salaries for the Named Executive Officers on an annual basis, as well as at the time of a promotion or other change in responsibilities. In general, the Compensation Committee increases base salary based upon its subjective evaluation of such factors as prevailing changes in market rates for equivalent executive positions in the Peer Group, the individual’s level of responsibility, tenure with us and overall contribution to us. The Compensation Committee also takes into account Mr. Clements’ recommendations regarding salary increases for the other Named Executive Officers.

Based on that review, for 2015, the Compensation Committee approved annual merit base salary increases for the Named Executive Officers as described in the table below. The Compensation Committee believed the increases in base salary were appropriate based on the Company’s performance and each executive’s individual achievements in 2014. The base salary increase for Mr. Fischer was intended to further close the base salary gap between Mr. Fischer and certain other Named Executive Officers and to better reflect his overall contribution to the Company. The base salary increases for each of Messrs. Clements, Wilson, Surface and Ervin were effective as of February 16, 2015. Because the base salary increase for Mr. Fischer included a market adjustment, his base salary increase was, in accordance with our compensation policies, effective as of March 1, 2015.

Name	2014 Base Salary	$ Amount of Increase	% Amount of Increase	2015 Base Salary

Mr. Clements	$750,000	$25,000	3.33%	$775,000

Mr. Wilson	$650,000	$25,000	3.81%	$675,000

Mr. Surface	$385,000	$15,000	3.90%	$400,000

Mr. Fischer	$370,000	$30,000	8.11%(1)	$400,000

Mr. Ervin	$300,000	$25,000	8.33%(2)	$325,000

(1)

Mr. Fischer’s overall base salary increase is 8.11% (from $370,000 to $400,000). Of the $30,000 increase, $15,000 represents his 2015 annual merit base salary increase, and $15,000 represents a base salary market adjustment. Mr. Fischer’s base salary better reflects his overall contribution to the Company.

(2)

Mr. Ervin’s overall base salary increase is 8.33% (from $300,000 to $325,000). Mr. Ervin’s annual base salary increased from $300,000 to $315,000 in connection with his 2015 annual merit increase. On May 1, 2015, the Company’s Compliance Department moved under the leadership of Mr. Ervin. Mr. Ervin’s annual base salary increased from $315,000 to $325,000 at such time to reflect his additional responsibilities overseeing the Compliance Department.

For 2016, neither Mr. Clements nor Mr. Wilson received a base salary increase. The Compensation Committee approved, on average, a 3.73% salary increase for the other Named Executive Officers.

Annual Cash Bonuses

Annual cash bonuses reward the Named Executive Officers for achieving short-term (annual) financial objectives. The Named Executive Officers participate in the Executive Cash Incentive Plan.

Messrs. Clements, Wilson, Surface and Fischer earn cash bonuses based solely on achievement of pre-established corporate performance goals. Mr. Ervin earns a cash bonus based on a combination of the achievement of pre-established corporate performance and individual performance goals (designated percentages of the basis for achievement of awards is indicated below). Mr. Ervin’s cash bonus is based on achievement of both corporate and individual performance goals because his effectiveness in the area of corporate services is not entirely reflected in the financial metrics on which the Company judges its overall performance.

The Compensation Committee established a target annual cash bonus expressed as a percentage of base salary for each Named Executive Officer, as set forth below. When calculating bonuses as a percentage of salary, the Company used the base salary of each Named Executive Officer as of December 31, 2015.

Named Executive Officers’ 2015 Target Bonus

Name	Target % of Base Salary Based on Corporate Performance	Target % of Base Salary Based on Individual Performance	Total Target Bonus (% of Base Salary)

Mr. Clements	150%	-%	150%

Mr. Wilson	150%	-%	150%

Mr. Surface	80%	-%	80%

Mr. Fischer	80%	-%	80%

Mr. Ervin	40%	30%	70%

The Compensation Committee increased the target annual cash bonus potential as a percentage of base salary for each of Messrs. Clements and Wilson from 140% to 150% between 2014 and 2015 to more closely align with total cash compensation of similarly situated officers in our Peer Group. The target annual cash bonus potential as a percentage of base salary for Mr. Ervin increased from 60% to 70% in May 2015 when he assumed leadership of our Compliance Department.

Corporate Performance Criteria for 2015 Annual Cash Bonuses

The 2015 annual bonus opportunity for our Named Executive Officers under the Executive Cash Incentive Plan was based on our achievement of adjusted ROE targets. We measured adjusted ROE using a combination of: (i) absolute ROE targets (weighted at 75%); and (ii) our ROE performance relative to our Peer Group (weighted at 25%).

The Compensation Committee believes such adjusted ROE is an appropriate performance goal for annual cash bonuses because this performance metric has meaningful bearing on long-term increases in stockholder value and the fundamental risk level and financial soundness of our business. In addition, the Compensation Committee believes that emphasizing adjusted ROE in 2015 was appropriate in light of the economic uncertainty that was expected for 2015 and the continued high costs associated with the sweeping regulatory changes affecting us in 2015.

In order to align incentive payments with our overall corporate performance goals, the Compensation Committee established the following target ranges to measure absolute and relative adjusted ROE:

2015 Corporate Performance Factors
Type of ROE	Weighting	Payout Grid
		Company Adjusted ROE Achievement		Payout %*
Absolute Adjusted ROE		Maximum	10.75%	135%
	75%	Target	9.5%	100%
		Threshold	6.0%	0%
		Payout Grid
		Peer Rank		Payout %*
Relative Adjusted ROE	25%	≥85th Percentile		135%
		70th Percentile		100%
		25th Percentile		20%
		<25th Percentile		0%

*Note: Amounts in between are interpolated

The Named Executive Officers do not receive an annual cash bonus payment (or in the case of Mr. Ervin, the portion of his annual cash bonus payment tied to corporate performance) if the adjusted ROE does not reach the minimum absolute and relative performance levels.

2015 Actual Corporate Performance

In 2015, the Company achieved, for purposes of determining annual cash bonus payouts under the Executive Cash Incentive Plan, an adjusted ROE of 9.3%, as calculated below.

Calculation of Adjusted ROE for 2015

	Net Income (thousands)	ROE (%)
GAAP Net Income Attributable to Common Shareholders and GAAP ROE	$130,526	7.3
Adjustment Items Approved by Compensation Committee:
Transaction and start-up expenses	(97)	(0.0)
Non-recurring regulatory-related expenses	2,707	0.1
Impairment of mortgage servicing rights	19,831	1.2
Increase in non-accretable discount relating to purchase of Bank of Florida assets	(859)	(0.1)
Non-recurring operating and non-operating income and/or expenses	12,664	0.8
Total adjustment items, net of tax	34,246	2.0
Adjusted Net Income Attributable to Common Shareholders and ROE	$164,772	9.3%

The below table sets forth our adjusted ROE of 9.3% as compared to the GAAP ROE or adjusted ROE, as applicable, of our Peer Group.

Peer Group Performance Percentile(1)	2015 GAAP ROE	2015 Adjusted ROE(2)
75th Percentile	9.7	9.3
Median	8.0	8.3
25th Percentile	6.6	7.6

(1)	Peer Group quartile calculations do not include our 2015 GAAP ROE and 2015 adjusted ROE.

(2)	Our adjusted ROE of 9.3% hit the 72nd percentile of our Peer Group, resulting in a 105.1333% payout of the annual cash bonus tied to satisfaction of relative ROE goals.

Our adjusted ROE of 9.3% entitled Messrs. Clements, Wilson, Surface, Fischer and Ervin: (i) with respect to absolute ROE targets, to bonuses of 95.80% of their respective target bonus awards pursuant to the absolute ROE goals described above; and (ii) with respect to relative ROE targets, to bonuses of 105.1333% of their respective target bonus awards pursuant to the relative ROE goals described above.

2015 Individual Performance

The 2015 annual bonus opportunity for Mr. Ervin was based, in part, on our achievement of corporate performance goals and, in part, his individual performance. As our Chief Risk Officer, Mr. Ervin oversees enterprise risk management, enterprise quality control, and several enterprise-wide programs, including fraud management, model risk management, and corporate insurance. During 2015, both the Compliance and Bank Secrecy Act Departments moved under the leadership of Mr. Ervin. Mr. Ervin serves as Chairman of our Management Risk Committee. Mr. Ervin also serves as a key point of contact with the Risk Committee of the Board and our federal banking regulators.

To determine the payout based in part on individual performance, the Compensation Committee subjectively assessed the individual performance of Mr. Ervin in these areas after receiving input from Messrs. Clements and Wilson, as appropriate. The Compensation Committee concluded that Mr. Ervin’s payout under the individual component of the Executive Cash Incentive Plan was based principally on his continuing efforts to enhance our risk governance and compliance management functions.

Based on the foregoing, the Compensation Committee paid the following annual cash bonuses to the Named Executive Officers:

Name	2015 Target Annual Cash Bonus ($)	Actual 2015 Annual Cash Bonus ($)	Actual 2015 Bonuses as % Of Target Cash Bonus

Mr. Clements	1,162,500	1,140,800	98.13%

Mr. Wilson	1,012,500	993,600	98.13%

Mr. Surface	320,000	314,027	98.13%

Mr. Fischer	320,000	314,027	98.13%

Mr. Ervin	227,500	221,172	97.22%

The 2015 annual cash bonuses received by our Named Executive Officers are also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Equity Incentives

We place great importance on equity as a form of compensation, and stock ownership is a key objective of the compensation program. Historically, equity awards have constituted a significant portion of the Named Executive Officers’ compensation. Management recommends and the Compensation Committee approves annual equity grants in the first quarter of each calendar year. The Compensation Committee retains discretion to grant equity awards at any time, including in connection with the promotion of an executive, to reward an executive, for retention purposes or in other circumstances recommended by Messrs. Clements or Wilson.

In 2015, each of the Named Executive Officers received an annual equity grant comprised of a mix of nonqualified stock options (50%) and restricted stock unit awards (50%).

Stock Option Awards

The Compensation Committee believes that stock options effectively align the interests of the recipients with those of our stockholders because stock options only have value if the price of a share of our common stock as of the exercise date increases relative to the price of a share of our common stock on the date of the award. The stock option awards: (i) cliff-vest at the end of the third anniversary of the date of grant provided that the executive is employed by us on such date; and (ii) expire on the tenth anniversary of the date of grant. The exercise price for each stock option grant in 2015, including each award to the Named Executive Officers, was the market closing price on the date of grant.

The Compensation Committee believes that the multi-year vesting period encourages executives to focus on the long-term maximization of stockholder value. In addition, the longer vesting period acts as a retention tool. The Compensation Committee believes the ten-year term of the stock options also encourages recipients to focus on delivering long-term stockholders value over a relatively long horizon. The Compensation Committee determined that the three-year vesting schedule is generally consistent with Peer Group practices.

Restricted Stock Unit Awards

The Compensation Committee believes that restricted stock units are inherently performance-based because the value of restricted stock unit awards is tied to the price of a share of our common stock. The restricted stock unit cliff-vest at the end of the third anniversary of the date of grant provided that the executive is employed by us on such date. No dividends equivalents are paid on the restricted stock units.

The Compensation Committee believes that the retentive features and perceived value of restricted stock units are enhanced in a volatile stock market, which the financial services industry continues to experience. The Compensation Committee determined that the restricted stock units’ three-year vesting schedule is generally consistent with Peer Group practices.

2015 Long-Term Equity Incentive Awards

In determining the number of long-term equity incentives awarded to each Named Executive Officer, the Compensation Committee: (a) first approved the grant date value of long-term equity incentives for each Named Executive Officer after considering the long-term equity incentive values in the Peer Group, relative contributions by each executive and the equity awards received by the executive in prior years; and (b) then calculated the number of: (i) stock options granted by dividing the grant date value by the estimated present value of each option through use of the Black-Scholes model (based on a set of assumptions); and (ii) restricted stock units granted by dividing the grant date value by the difference between the closing price of our common stock on the grant date and the net present value of expected dividends paid by the Company to its stockholders over the three year vesting period. At the date of grant, the exercise price of the stock options awarded is equal to our closing stock price and therefore there is no intrinsic value on the date of grant. Using this methodology, the Compensation Committee approved the grants of stock options and restricted stock units in 2015 identified below and disclosed later in the Grants of Plan- Based Awards Table.

Name	Stock Options		Restricted Stock Units		Total ($) Value 2015 Equity Awards
	($) Value(1)	#	($) Value	#
Mr. Clements	650,000	112,847	650,000	37,334	1,300,000

Mr. Wilson	600,000	104,166	600,000	34,462	1,200,000

Mr. Surface	187,500	32,552	187,500	10,769	375,000

Mr. Fischer	187,500	32,552	187,500	10,769	375,000

Mr. Ervin	100,000	17,361	100,000	5,743	200,000

(1)	Grant date fair market value determined in accordance with FASB ASC Topic 718.

Other Benefits

Our Named Executive Officers participate in various health, life and disability plans that are generally made available to all salaried employees. These plans consist of the following:

Benefit	Description

401(k) Plan

Our 401(k) Savings Plan, which in 2015 permitted employees to contribute up to 100% of their pre-tax compensation, up to certain IRS compensation deferral amount limits, with Company matching contributions of up to 4% of the employees’ eligible compensation contributions.

Profit Sharing	Profit Sharing under the 401(k) Savings Plan.

Medical/Life Benefits

A health care plan that provides medical and dental coverage for all eligible employees and life insurance coverage 1x salary up to $1 million and the option to purchase supplemental coverage up to $850,000.

Welfare Benefits	Certain other welfare benefits (such as sick leave, vacation, etc.).

In general, the benefits we provide our employees are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with us. These benefits help us to be competitive in attracting and retaining employees. Benefits also help to keep employees focused without distractions related to health care costs, adequate savings for retirement and similar issues. The Compensation Committee concluded that these employee benefit plans are consistent with industry standards. In 2015, we did not offer any additional retirement or deferred compensation plans or benefits to our Named Executive Officers. For additional detail on these benefits provided to the Named Executive Officers, please refer to footnote 4 to the Summary Compensation Table below.

The Company also provides our Named Executive Officers with certain limited perquisites and other personal benefits that the Company believes are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees. Messrs. Clements and Wilson have access to use of the Company’s aircraft for personal use, but they are required to reimburse the Company for the incremental cost of such use.

POLICIES AND PROGRAMS RELATED TO OUR COMPENSATION AND GOVERNANCE PROGRAM

We maintain other policies and programs that provide meaningful value to members of Executive Management, including the Named Executive Officers, while at the same time promoting the retention of these highly valued executives and aligning their interests with those of the stockholders.

Stock Ownership Guidelines

We require our Named Executive Officers and all our Executive Vice Presidents to have a meaningful equity stake in the Company to further align their economic interests with those of our stockholders. Our Stock Ownership Guidelines are summarized in the following table:

Position	As a Multiple of Base Salary

Chief Executive Officer	5x Base Salary

All Other Named Executive Officers	3x Base Salary

All Other Executive Vice Presidents	2x Base Salary

All shares held or controlled by a Named Executive Officer are considered in determining compliance with this ownership requirement, including, but not limited to, direct holdings and unvested restricted stock units. Each person subject to the Stock Ownership Guidelines is required to hold shares until he or she satisfies the Stock Ownership Guidelines; provided, however, that any such person is permitted, subject to the requirements in our Insider Trading Policy, to sell a sufficient amount of shares to pay the exercise price and related withholding taxes due in connection with the exercise or vesting of an equity award. Currently, each of the Named Executive Officers, other than Messrs. Fischer and Ervin, owns the requisite number of shares. Messrs. Fischer and Ervin, both more recent hires, are taking active strides to obtain ownership of the number of shares required by the Stock Ownership Guidelines.

In 2015, we made certain clarifications and enhancements to our Stock Ownership Guidelines. We amended our Stock Ownership Guidelines to clarify that the accumulation period begins on the date an employee becomes an Executive Vice President. We also revised our Stock Ownership Guidelines to address those instances where a person is no longer in compliance with the Stock Ownership Guidelines merely due to fluctuations in our stock price (rather than resulting from the sale of shares). We further amended our Stock Ownership Guidelines to allow for in-the-money, vested options (after taxes) to count towards the ownership requirements. We historically granted only option awards prior to 2012, and many persons subject to these guidelines hold a significant amount of options that satisfy these requirements. Each such option counts 50% of an actual share owned outright.

Compensation Risk Assessment

In 2015, representatives from our legal and human resources department along with our Compensation Consultants conducted (and presented to the Compensation Committee) a risk assessment of our compensation plans and programs to determine whether incentive compensation programs are reasonably likely to have a material adverse effect on the Company. As part of this analysis, we reviewed applicable compensation plans to ensure compliance with the compensation standards under the Volcker Rule. This risk assessment consisted of a review of cash and equity compensation provided to our employees, with a focus on incentive compensation plans which provide variable compensation to employees based upon our performance and that of the individual. The incentive plans are designed to provide a strong link between performance and pay. In the study, we found that our compensation programs include some of the following risk-mitigating characteristics:

Characteristic	Description

Mixture of Fixed and Variable Compensation	Balance of short-and long-term incentives of fixed and variable compensation features.

Metrics	Plans include multiple qualitative and quantitative metrics and strategic objectives.

Governance and Oversight Features	Compensation programs have strong governance and oversight with multi-level reviews to help mitigate the opportunity for individuals to receive short-term payouts for risky performance behaviors.

Pay Mix	Comprehensive review of pay mix and levels for senior executives with line of sight.

Rewarding Performance	The Compensation Committee approves performance awards for executive officers based on corporate and/or individual performance.

Limits on Bonus Amounts	The majority of plans have a cap on the incentive compensation paid to participants.

Stock Ownership Guidelines	Executive Management is required to own a certain number of shares, aligning their interests with ours and those of our stockholders.

In light of the review, the Company concluded that the compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on us. The Company also concluded that risks can be effectively monitored and managed. The Compensation Committee agreed with the process undertaken and the findings associated with this risk assessment and will continue to consider compensation risk implications during its deliberations on designing our compensation programs.

Insider Trading Policy

Consistent with our compensation philosophy of rewarding Named Executive Officers based on the Company’s long-term success, the Company’s Insider Trading Policy prohibits all employees, including our Named Executive Officers, from speculative trading in our stock and places limitations on a Named Executive Officer’s ability to conduct short-term trading, thus encouraging long-term ownership of our stock.

Hedging and Pledging Policy

On February 27, 2014, we adopted a Hedging and Pledging Policy to: (i) prohibit our employees, including our Executive Management, and directors from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our stock, including exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards or short sales; and (ii) place certain limitations on the ability of our employees, including our Executive Management, and directors from pledging, hypothecating or otherwise encumbering our stock as collateral from indebtedness. The policy states that an employee or director of the Company may pledge no more than 25% of the total holdings of Company stock owned or controlled by that employee or director. Any employee or director who was not in compliance with the pledging restrictions in the policy on February 27, 2014, has 24 months from such date to comply with the policy. Pledged shares of Company stock do not count towards satisfying applicable Stock Ownership Guidelines. As of February 27, 2016, all employees and director nominees are in compliance with the policy.

Trading Controls

All designated employees, including our Named Executive Officers, are required to receive the permission of the Company’s Office of the General Counsel prior to entering into any transactions in Company securities. Generally, trading is permitted only during announced trading periods. Those employees subject to trading restrictions, including the Named Executive Officers, may enter into a trading plan under Rule 10b5-1 of the 1934 Act. These trading plans may be entered into only during an open trading period and must be approved by our legal department. We require trading plans to include a waiting period and the trading plans may not be amended during their term. Each employee bears full responsibility if he/she violates our policy by permitting shares to be bought or sold without preapproval or when trading is restricted.

Clawback Policy

On January 22, 2015, we adopted a Compensation Recoupment Policy with standards that exceed the requirements under the Sarbanes-Oxley Act. Our policy provides that we may, to the extent permitted by applicable law, recoup compensation from each Named Executive Officer who, any time after January 22, 2015, and during the three-year period preceding the date on which we are required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under U.S. securities law, received non-equity incentive compensation or received or realized compensation from equity awards, in either case, based on erroneous financial data. If an accounting restatement, as described above, is required, the Compensation Committee, in its sole discretion, may determine whether to seek recovery of non-equity incentive compensation and equity awards from covered executives and if so, when and how such recovery shall be effected. When determining whether to seek recovery of compensation, the Compensation Committee may review the circumstances surrounding the restatement, including, but not limited to, whether the restatement was caused by the misconduct of any covered executive. We recognize that our policy may need to be modified once the SEC, as required under the Dodd-Frank Act, issues final rules and guidance to exchange listed companies on this subject.

Tax Treatment of Various Forms of Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to its Named Executive Officers other than the Chief Financial Officer who are employed as of the end of the year, unless the compensation qualifies as “performance-based” within the meaning of Section 162(m). Market-priced stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, restricted stock units and cash-based awards that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation, so long as certain requirements are met. The Company has been eligible for a post-IPO transition rule, which transition period will expire on the date of this Annual Meeting. In order for certain awards granted under the 2011 Plan and the Executive Cash Incentive Plan to qualify as “qualified performance-based compensation” following the end of this transition period, we are requesting that the stockholders approve Proposal 4 (Approval of 2011 Plan) and Proposal 5 (Approval of the Executive Cash Incentive Plan). There can be no guarantee that amounts payable under the 2011 Plan or the Executive Cash Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, to maintain flexibility in compensating our executive officers, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) deduction limit when the Compensation Committee believes that such payments are appropriate. Accordingly, even if approved by our stockholders, neither Proposal 4 nor Proposal 5 would limit our right to pay compensation that does not qualify as performance-based compensation for purposes of Section 162(m), in whole or in part.

Employment and Severance Arrangements

Employment agreements secure the services of key talent within the highly competitive financial services industry in which we operate. Generally, we enter into employment agreements with high performing and long-term potential senior employees and structure the agreements to carefully balance the individual financial goals of the executives relative to our needs and those of our stockholders. We have entered into an employment agreement with each of our Named Executive Officers.

The employment agreements define compensation and benefits payable in certain termination scenarios, giving the executives some certainty regarding their individual outcomes under these circumstances. Each employment agreement includes provisions that: (i) prohibit the executive from competing against us (or working for a competitor) during a specified period after the executive leaves us; and (ii) provide severance payments upon the executive’s termination of employment by us for other than “cause” or by the executive for “good reason”. We believe the employment agreements are a necessary component of the compensation package provided to our Named Executive Officers because: (i) the noncompetition provisions protect us from a competitive disadvantage if one of the executives leaves us; and (ii) the severance provisions serve as an effective recruiting and retention tool. The Compensation Committee approves the initial employment agreements and then reviews the agreements on an as-needed basis, based on market trends or on changes in our business environment.

The specific terms of these employment arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in “—Additional Information Regarding Executive Compensation—Potential Payments Upon a Change in Control” and “—Additional Information Regarding Executive Compensation—Potential Payments Upon Termination of Employment.”

CONCLUSION

The Compensation Committee and the Company believe that the: (i) elements of our compensation program for the Named Executive Officers allow us to retain our talented executives while at the same time encouraging short-term and long-term stockholder value; (ii) compensation decisions made with respect to our Named Executive Officers in 2015 were consistent with the Company’s compensation philosophy and pay-for-performance culture; and (iii) compensation paid to our Named Executive Officers for 2015 was reasonable and appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the above CD&A included in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in this proxy statement.

Scott M. Stuart (Chairman)

Richard P. Schifter

Robert J. Mylod, Jr.

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and other compensation that we paid to our Named Executive Officers, or that was otherwise earned by our Named Executive Officers, for their services in all capacities during the last three fiscal years.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total ($)
Robert M. Clements Chairman of the Board and Chief Executive Officer	2015	775,000	650,000	650,000	1,140,800	18,599	3,234,399
	2014	750,000	568,750	568,750	980,000	18,863	2,886,363
	2013	750,000	550,000	550,000	921,667	18,530	2,790,197
W. Blake Wilson President and Chief Operating Officer	2015	675,000	600,000	600,000	993,600	18,421	2,887,021
	2014	650,000	516,250	516,250	849,333	18,718	2,550,551
	2013	650,000	500,000	500,000	798,778	18,530	2,467,308
John S. Surface Senior Executive Vice President of Corporate Development	2015	400,000	187,500	187,500	314,027	15,645	1,104,672
	2014	385,000	184,625	184,625	287,467	15,933	1,057,650
	2013	385,000	175,000	175,000	270,356	15,958	1,021,314
Steven J. Fischer Senior Executive Vice President and Chief Financial Officer	2015	400,000	187,500	187,500	314,027	14,561	1,103,588
	2014	370,000	184,250	184,250	276,267	14,532	1,029,299
	2013	370,000	125,000	125,000	259,822	16,204	896,026
Francis X. Ervin, Jr. (5) Executive Vice President and Chief Risk Officer	2015 2014	320,391 283,854	100,000 86,875	100,000 86,875	221,172 169,000	15,536 15,779	757,099 642,338

(1)

Reflects the aggregate grant date fair value of stock awards, determined in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock units is based on the closing trading price of our common stock on March 9, 2015, the date of grant ($18.08).

(2)

Reflects the aggregate grant date fair value of option awards, determined in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are incorporated by reference to Note 21 to the financial statements in our annual report on Form 10-K filed with the SEC on February 19, 2016.

(3)

Reflects the dollar amount of non-equity incentive compensation amounts earned in 2015, 2014 and 2013 and paid in 2016, 2015 and 2014, respectively, under the Executive Cash Incentive Plan. For more information regarding the non-equity incentive compensation amounts, see “—Compensation Discussion and Analysis.”

(4)

All Other Compensation for 2015 includes: (i) profit sharing contributions of $4,497 for each of Messrs. Clements, Wilson, Surface, Fischer and Ervin; (ii) 401(k) matching contributions of $10,600 for each of Messrs. Clements, Wilson, Surface, and Ervin, respectively, and $9,521 for Mr. Fischer; and (iii) certain other non-perquisite items that individually are less than $10,000. Perquisites and other personal benefits for 2015 totaled less than $10,000 and, accordingly, per SEC rules, such items have been excluded from this footnote.

(5)

Reflects Mr. Ervin’s annual base salary after giving effect to his 2015 base salary adjustments in May 2015. For more information regarding the non-equity compensation amounts, see “—Compensation Discussion and Analysis.”

2015 Grants of Plan-Based Awards

The following table sets forth the target cash bonuses for each of our Named Executive Officers in 2015 and the grants of equity awards made to each of our Named Executive Officers during 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number Of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)

Mr. Clements		-	1,162,500	1,569,375	-	-	-	-
	3/9/2015	-	-	-	37,334		-	650,000
	3/9/2015	-	-	-		112,847	18.08	650,000
Mr. Wilson			1,012,500	1,366,875			-	-
	3/9/2015	-	-	-	34,462		-	600,000
	3/9/2015	-	-	-		104,166	18.08	600,000
Mr. Surface		-	320,000	432,000			-	-
	3/9/2015	-	-	-	10,769		-	187,500
	3/9/2015	-	-	-		32,552	18.08	187,500
Mr. Fischer		-	320,000	432,000			-	-
	3/9/2015	-	-	-	10,769		-	187,500
	3/9/2015	-	-	-		32,552	18.08	187,500
Mr. Ervin		-	227,500	273,000			-	-
	3/9/2015	-	-	-	5,743		-	100,000
	3/9/2015	-	-	-		17,361	18.08	100,000

(1)

Reflects target and maximum bonus opportunities for each of our Named Executive Officers under the Executive Cash Incentive Plan. For additional information regarding the Executive Cash Incentive Plan, see “—Compensation Discussion and Analysis.”

(2)	Reflects restricted stock units granted by the Compensation Committee on March 9, 2015 under the 2011 Plan. All of the restricted stock units are subject to three-year cliff vesting.

(3)	Reflects stock options granted by the Compensation Committee on March 9, 2015, under the 2011 Plan. All of the stock options are subject to three-year cliff vesting.

(4)

Determined pursuant to FASB ASC Topic 718. The grant date fair value of the restricted stock units is based on the closing trading price of our common stock on the date of grant ($18.08). The assumptions used in calculating the grant date fair value of the stock options are incorporated by reference to Note 21 to the financial statements in our annual report on Form 10-K filed with the SEC on February 19, 2016.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table provides information concerning unexercised options and stock awards outstanding as of December 31, 2015 for each of our Named Executive Officers.

	Option Awards								Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(14)
Name

Mr. Clements	1,500,000	(1)	-			(1)		(1)	32,914	(10)	525,966
	126,459	(2)			13.83		2/27/2022		31,422	(11)	502,124
	-		73,041	(3)	16.71		3/6/2023		37,334	(12)	596,597
	-		87,365	(4)	18.60		3/7/2024
	-		112,847	(5)	18.08		3/9/2025

Mr. Wilson	75,000	(6)			7.88		1/2/2018		29,922	(10)	478,154
	75,000	(7)			7.92		1/2/2019		28,522	(11)	455,782
	75,000	(8)			10.63		1/2/2020		34,462	(12)	550,703
	1,380,000	(1)				(1)		(1)
	116,731	(2)			13.83		2/27/2022
	-		66,401	(3)	16.71		3/6/2023
	-		79,301	(4)	18.60		3/7/2024
	-		104,166	(5)	18.08		3/9/2025

Mr. Surface	660,000	(1)				(1)		(1)	10,472	(10)	167,343
	29,182	(2)			13.83		2/27/2022		10,200	(11)	162,936
	-		23,240	(3)	16.71		3/6/2023		10,769	(12)	172,089
	-		28,360	(4)	18.60		3/7/2024
	-		32,552	(5)	18.08		3/9/2025

Mr. Fischer	-		150,000	(9)	15.90		6/6/2021		7,480	(10)	119,530
	-		16,600	(3)	16.71		3/6/2023		10,179	(11)	162,660
	-		28,302	(4)	18.60		3/7/2024		10,769	(12)	172,089
	-		32,552	(5)	18.08		3/9/2025

Mr. Ervin	-		13,344	(4)	18.60		3/7/2024		16,677	(13)	266,499
	-		17,361	(5)	18.08		3/9/2025		4,799	(11)	76,688
	-		-						5,743	(12)	91,773

(1)

Reflects options granted on October 31, 2008, under the First Amended and Restated 2005 Equity Incentive Plan, or the 2005 Plan. The following table reflects the vesting schedule, exercise price and expiration date of each tranche in this grant:

	Exercise Price	Mr. Clements	Mr. Wilson	Mr. Surface

Total Shares Awarded		1,875,000	1,725,000	825,000

Shares Vested on July 21, 2009*	$8.55	375,000	345,000	165,000
Shares Vested on July 21, 2010	$8.55	250,000	230,000	110,000
	$10.55	125,000	115,000	55,000

Shares Vested on July 21, 2011	$10.55	291,667	268,333	128,333
	$13.21	83,333	76,667	36,667

Shares Vested on July 21, 2012	$13.21	333,333	306,667	146,667
	$15.88	41,667	38,333	18,333

Shares Vested on July 21, 2013	$15.88	375,000	345,000	165,000

Expiration Date*	N/A	July 20, 2018	July 20, 2018	July 20, 2018

*Options which vested on July 21, 2009 expired on July 20, 2013. Each Named Executive Officer exercised such vested options prior to July 20, 2013.

(2)	Reflects options granted on February 27, 2012, under our 2005 Plan, which vested 100% on the third anniversary of the grant date.

(3)	Reflects options granted on March 6, 2013, under our 2011 Plan, which vest 100% on the third anniversary of the grant date.

(4)	Reflects options granted on March 7, 2014, under our 2011 Plan, which vest 100% on the third anniversary of the grant date.

(5)	Reflects options granted on March 9, 2015, under our 2011 Plan, which vest 100% on the third anniversary of the grant date.

(6)	Reflects options granted on January 2, 2008, under our 2005 Plan, which vested in three equal annual installments beginning on the first anniversary of the grant date.

(7)	Reflects options granted on January 2, 2009, under our 2005 Plan, which vested in three equal annual installments beginning on the first anniversary of the grant date.

(8)	Reflects options granted on January 2, 2010, under our 2005 Plan, which vested in three equal annual installments beginning on the first anniversary of the grant date.

(9)

Reflects options granted on June 6, 2011 under our 2005 Plan. One-half of the options are subject to five-year cliff vesting; the remainder of the options vest on the second, third, fourth and fifth anniversaries of April 13, 2011, respectively, with the percentage of options that vest on such dates dependent upon whether the fair market value of our common stock has appreciated from April 13, 2011 by more than200% or 300%, as the case may be.

(10)	Reflects restricted stock units granted on March 6, 2013, under our 2011 Plan, which vest 100% on the third anniversary of the grant date.

(11)	Reflects restricted stock units granted on March 7, 2014, under our 2011 Plan, which vest 100% on the third anniversary of the grant date.

(12)	Reflects restricted stock units granted on March 9, 2015, under our 2011 Plan, which vest 100% on the third anniversary of the grant date.

(13)	Reflects restricted stock units granted on September 9, 2013, under our 2011 Plan, which vest 100% on the third anniversary of the grant date.

(14)	Based on the Company’s closing stock price of $15.98 on December 31, 2015.

Option Exercises and Stock Vested in 2015

The following table summarizes amounts received by Named Executive Officers in 2015 upon the exercise of their respective stock options and the vesting of restricted stock units:

Name	Option Awards(1)		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Clements	-	-	-	-

Mr. Wilson	240,000	3,199,347	-	-

Mr. Surface	22,500	315,225	-	-

Mr. Fischer	-	-	-	-

Mr. Ervin	-	-	-	-

(1)

Represents the number of options for our common stock that were exercised in 2015, and the aggregate value of the shares of common stock received upon exercise based upon the difference between the exercise price and the fair market value of our common stock on the exercise date. The exercise price and related withholding taxes paid by the Named Executive Officers in connection with the option exercise is not reflected in these values.

Potential Payments Upon Termination of Employment

During 2015, we were a party to employment agreements with each of our Named Executive Officers, that provide for certain payments and benefits upon their termination of employment for various reasons.

Payments Made Upon Termination Without Cause or Good Reason

Messrs. Clements and Wilson.   In the event of Mr. Clements’ or Mr. Wilson’s termination of employment by us without Cause or by the executive for Good Reason, and upon signing a general release of claims against the Company, the executive will be entitled to:

¡

Severance.  Severance equal to 2 times the average of his annual base salary in effect for the year in which termination occurs and his annual base salary during the immediately preceding year, plus 2 times the average of his target bonus for the year in which his termination occurs and his actual bonus for the immediately preceding year, payable in installments over 24 months; and

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Benefits.  The cost of continued group health benefits for 18 months and, at the conclusion of such 18-month period, a lump sum cash payment in an amount equal to 6 times the monthly cost to us of such benefits.

As described below, each of Messrs. Clements and Wilson is subject to certain restrictive covenants during his employment with us, and for 18 months following his termination of employment. Prior to the completion of the first 12 months of such restriction period, the executive may elect to be released from the remaining 6 months of the restriction period, in which case he will forfeit the remaining cash severance payments that would otherwise have been payable over the remaining 12 months and the group health benefits that would have been available to him over the remaining 12 months.

The employment agreements with Messrs. Clements and Wilson also provide that the executive will be entitled to a tax gross-up payment from us to cover any excise tax liability he may incur under Section 280G of the Code.

Messrs. Surface, Fischer and Ervin.   In the event of Mr. Surface’s, Mr. Fischer’s or Mr. Ervin’s termination of employment by the Company without Cause or by the executive for Good Reason, and provided that the executive signs a general release of claims against the Company, he will be entitled to:

¡

Severance.  Severance equal to his annual base salary in effect immediately preceding his termination, plus his target bonus in effect immediately preceding his termination, payable in installments over 12 months; and

¡	Benefits. The cost of continued group health benefits for a period of 12 months.

Definitions Applicable to Agreements.   For purposes of all such employment agreements, the following definition applies:

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“Cause” generally means the executive’s: (1) willful and substantial failure or refusal to perform his duties; (2) material breach of his fiduciary duties to the Company; (3) gross negligence or willful misconduct in the execution of his professional duties which is materially injurious to the Company; or (4) illegal conduct which results in a conviction of a felony (or a no contest or nolo contendere plea thereto) and which is materially injurious to the business or public image of the Company.

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“Good Reason” generally means: (1) the assignment to executive of duties that are inconsistent with his duties as contemplated under the employment agreement; (2) an adverse change in the executive’s position as a result of significant diminution in his duties or responsibilities; (3) a reduction in the executive’s base salary and/or target bonus opportunity; (4) relocation of executive’s principal office more than 50 miles; or (5) the Company’s breach of its material obligations under the employment agreement.

Payments Made Upon Death or Disability

In the event an executive’s employment terminates by reason of his death or disability, the executive will be entitled to receive the prorated portion (based on the effective date of his termination) of the payment he would have earned under the Executive Cash Incentive Plan absent his death or disability. The executive or his estate, as applicable, will receive such bonus payment at the time the payment would have been made absent death or disability.

Restrictive Covenants

The employment agreements each contain confidentiality covenants that apply during and following the executives’ employment with us. The agreements also contain certain non-compete and non-solicitation obligations that, in the case of Messrs. Clements and Wilson, continue for a period of 18 months following termination (or 12 months if the executive elects to forfeit a portion of his severance, as discussed above), and in the case of Messrs. Surface, Fischer and Ervin, continue for a period of 12 months following the executive’s termination of employment.

Summary of Termination Payments and Benefits

The following table summarizes the approximate value of the termination payments and benefits that each of our Named Executive Officers would have received if he had his terminated employment at the close of business on December 31, 2015.

The table does not include certain amounts that the Named Executive Officer would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees, such as our 401(k) plan. It also does not include values of awards that would vest normally on or prior to December 31, 2015.

	Termination of Employment: By Executive for Good Reason; By Us Without Cause (Not in Connection with a Change of Control)
	Mr. Clements ($)	Mr. Wilson ($)	Mr. Surface ($)	Mr. Fischer ($)	Mr. Ervin ($)
Cash severance(1)	3,667,500	3,186,833	720,000	720,000	552,500
Health care benefits continuation(2)	21,334	20,359	13,259	13,259	13,396
Health care benefits—lump sum payment(3)	8,561	11,206
Stock options(4)				6,000
Restricted stock units(5)	1,624,686	1,484,638	502,427	454,279	434,960
Total	5,322,081	4,703,036	1,235,686	1,193,538	1,000,856

	Death or Disability
	Mr. Clements ($)	Mr. Wilson ($)	Mr. Surface ($)	Mr. Fischer ($)	Mr. Ervin ($)
Bonus(6)	1,162,500	1,012,500	320,000	320,000	227,500
Health care benefits continuation(2)
Health care benefits—lump sum payment(3)
Stock options(4)	-	-	-	6,000	-
Restricted stock units(5)	1,624,686	1,484,638	502,427	454,279	434,960
Total	2,787,186	2,497,138	822,427	780,279	662,460

(1)

Reflects: (i) for Messrs. Clements and Wilson, an amount equal to two times the average of the executive officer’s annual base salary in effect for the year in which termination occurs and his annual base salary during the immediately preceding year, plus two times the average of his target bonus in effect for the year in which termination occurs and his actual bonus for the immediately preceding year; and (ii) for Messrs. Surface, Fischer and Ervin, an amount equal to the executive officer’s annual base salary in effect immediately preceding the executive officer’s termination plus his target bonus in effect immediately preceding the executive officer’s termination. The cash severance is paid in equal installments over a two-year period, in the case of Messrs. Clements and Wilson, or a one-year period, in the case of Messrs. Surface, Fischer and Ervin.

(2)

Reflects the cost of continued medical benefits, based on: (i) our portion of the projected cost of the benefits (the executive pays the employee-cost for such coverage); and (ii) the level of medical coverage selected by the executive.

(3)

Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by the executive, assuming the executive does not elect to be released from the remainder of the restrictive covenants period.

(4)

Reflects the difference, if any, between the Company’s closing stock price of $15.98 on December 31, 2015 and the exercise price of the executive’s outstanding, unvested stock options that become fully-vested and exercisable upon such termination in accordance with the terms of the underlying option agreement.

(5)

Represents the value of shares underlying outstanding restricted stock units, based on the Company’s closing stock price of $15.98 per share on December 31, 2015, which vest and convert to shares of common stock in accordance with the terms of the underlying restricted stock unit agreement.

(6)	Reflects an amount equal to the executive target bonus in effect immediately preceding the executive officer’s termination.

Potential Payments Upon a Change in Control

The following table summarizes the approximate value of the payments that each of our Named Executive Officers would have received if: (i) a change in control of the Company occurred on December 31, 2015, regardless of whether his employment was terminated in connection with the change in control; or (ii) a change in control of the Company occurred on December 31, 2015, and the Named Executive Officer terminated employment for Good Reason or we had terminated his employment without Cause as of such date.

All equity awards granted to the Named Executive Officers since 2013 include “double-trigger” change in control provisions. Specifically, in the event that a change in control occurs and a Named Executive Officer’s employment is terminated by us without Cause after the effective date of the change of control but prior to twelve (12) months following the change in control, then: (i) with respect to stock options, any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable; and (ii) with respect to restricted stock units, the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award will lapse and such awards will be deemed fully vested. The table does not include values of awards that would vest normally on or prior to December 31, 2015:

	Change of Control (No Termination of Employment)					Change in Control and Termination of Employment By Executive for Good Reason; By Us Without Cause

	Mr. Clements ($)	Mr. Wilson ($)	Mr. Surface ($)	Mr. Fischer ($)	Mr. Ervin ($)	Mr. Clements ($)	Mr. Wilson ($)	Mr. Surface ($)	Mr. Fischer ($)	Mr. Ervin ($)
Cash severance(1)	-	-	-	-	-	3,667,500	3,186,833	720,000	720,000	552,500
Health care benefits continuation(2)	-	-	-	-	-	21,334	20,359	13,259	13,259	13,396
Health care benefits—lump sum payment(3)	-		-	-	-	8,561	11,206
Stock options(4)				6,000	-				6,000
Restricted stock units(5)	-	-	-	-	-	1,624,686	1,484,638	502,427	454,279	434,960
280 gross-up payment(6)	-	-	-	-	-	-	-	-	-	-
Total	-	-	-	6,000	-	5,322,081	4,703,036	1,235,686	1,193,538	1,000,856

(1)

Reflects: (i) for Messrs. Clements and Wilson, an amount equal to two times the average of the executive officer’s annual base salary in effect for the year in which termination occurs and his annual base salary during the immediately preceding year, plus two times the average of his target bonus in effect for the year in which termination occurs and his actual bonus for the immediately preceding year; and (ii) for Messrs. Surface, Fischer and Ervin, an amount equal to the executive officer’s annual base salary in effect immediately preceding the executive officer’s termination plus his target bonus in effect immediately preceding the executive officer’s termination. The cash severance is paid in equal installments over a two-year period, in the case of Messrs. Clements and Wilson, or a one-year period, in the case of Messrs. Surface, Fischer and Ervin.

(2)

Reflects the cost of continued medical benefits, based on: (i) our portion of the projected cost of the benefits (the executive pays the employee-cost for such coverage); and (ii) the level of medical coverage selected by the executive.

(3)

Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by the executive, assuming the executive does not elect to be released from the remainder of the restrictive covenants period.

(4)

Reflects the difference, if any, between the Company’s closing stock price of $15.98 on December 31, 2015 and the exercise price of the executive’s outstanding, unvested stock options that become fully-vested and exercisable upon a change in control in accordance with the terms of the underlying option agreement.

(5)

Represents the value of shares underlying outstanding restricted stock units, based on the Company’s closing stock price of $15.98 per share on December 31, 2015, which vest and convert to shares of common stock upon the executive’s termination of employment without cause or resignation with good reason within twelve months following a change in control in accordance with the terms of the underlying restricted stock unit agreement.

(6)

Neither Mr. Clements nor Mr. Wilson would have incurred a 280G excise tax in connection with a change in control and termination of employment occurring on December 31, 2015. Messrs. Surface, Fisher and Ervin are not entitled to a gross-up payment under their employment agreements.

COMPENSATION OF DIRECTORS

2015 Compensation of Directors

The following table sets forth the compensation paid by us to the members of the Board of Directors of the Company for all services in all capacities during 2015:

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Gerald S. Armstrong	76,500	50,000	126,500
Joseph D. Hinkel	76,500	50,000	126,500
Merrick R. Kleeman	50,000	50,000	100,000
Mitchell M. Leidner	105,000	-	105,000
W. Radford Lovett, II	70,000	50,000	120,000
Arrington Mixon	65,000	50,000	115,000
Robert J. Mylod, Jr.	55,000	50,000	105,000
Russell B. Newton, III	60,000	50,000	110,000
William Sanford	50,000	50,000	100,000
Richard P. Schifter	100,000	-	100,000
Scott M. Stuart	107,500	-	107,500

(1)	Messrs. Clements and Wilson served on the Board of Directors of the Company in 2015. Neither Messrs. Clements nor Wilson were compensated for their service on the Board of Directors.

(2)	The amounts in this column reflect the sum of the retainer, meeting and special fees earned by each director as shown below:

Name	Annual Retainer ($)	Committee Chair Retainer ($)	Committee Member Retainer ($)	Cash Compensation in Lieu of Equity ($)(b)
Gerald S. Armstrong(a)	50,000	10,000	15,000
Joseph D. Hinkel(a)	50,000	15,000	10,000
Merrick R. Kleeman	50,000
Mitchell M. Leidner	50,000		5,000	50,000
W. Radford Lovett, II	50,000	10,000	10,000
Arrington Mixon	50,000		15,000
Robert J. Mylod, Jr.	50,000	5,000
Russell B. Newton, III	50,000		10,000
William Sanford	50,000
Richard P. Schifter	50,000			50,000
Scott M. Stuart	50,000	7,500		50,000

(a)	In addition to the compensation identified in above chart, Each of Messrs. Armstrong and Hinkel received $1,500 for attending the 2015 OCC Directors Roundtable in November 2015.

(b)	Reflects $50,000 in cash compensation in lieu of restricted stock units having an equivalent value, as described in greater detail in the narrative following this table.

(3)

With respect to all directors, this amount reflects the aggregate grant date fair value of 2,601 restricted stock units granted on May 21, 2015, computed in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock units was determined by reference to the closing price of the shares on the grant date. The restrictions on the restricted stock units lapse on May 21, 2016, one year from the date of grant.

Other than the restricted stock units identified above, our non-employee directors do not hold any unvested stock awards or any option awards.

Description of Director Compensation Program

Our cash compensation program for non-employee directors serving on our Board of Directors consists of:

Fees (1)	Full Board of Director ($)	Audit Committee ($)	Risk Committee ($)	Compensation Committee ($)	Nominating & Corporate Governance Committee ($)	Oversight Committee ($)(2)
Annual Board of Director Retainer Fee	50,000
Annual Committee Chairperson Retainer Fee		15,000	10,000	7,500	5,000	10,000
Annual Committee Membership Retainer Fee		5,000	5,000			5,000

(1)	All fees are payable on a quarterly basis.

(2)

On April 13, 2011, we and EverBank, our banking subsidiary, entered into separate consent orders with the Office of Thrift Supervision, or OTS, with respect to EverBank’s mortgage foreclosure practices and our oversight of those practices. The OCC succeeded the OTS with respect to EverBank’s consent order, and the Board of Governors of the Federal Reserve System, or FRB, succeeded the OTS with respect to our consent order. Each consent order required the creation of an Oversight Committee to oversee ongoing compliance with such order. Mr. Lovett serves as Chairman of both committees. Messrs. Armstrong and Newton and Ms. Mixon serve as the other members of both committees. In 2015, the Compensation Committee determined that the members of the Oversight Committee should be compensated for their services. As previously disclosed on page 34, the OCC terminated EverBank’s consent order on January 5, 2016. Our Consent Order with the Federal Reserve remains outstanding.

From time to time, our directors are encouraged to attend Director Workshops held by the OCC. In addition to reimbursing those directors who attend such meetings all reasonable travel expenses, hotel and meals, we pay such directors an attendance fee of $1,500 per meeting. The above charts reflect the payment of such attendance fees.

In addition to the cash compensation component described above, each non-employee director of our Board is eligible to receive an annual award of restricted stock units having a value of $50,000. As noted above, non-employee directors associated with certain institutional holders will receive $50,000 in cash compensation in lieu of the restricted stock units in light of various regulatory considerations. The restrictions will lapse on each such annual grant of restricted stock units in full one year from the grant date. Those non-employee directors receiving cash in lieu of restricted stock units will receive the $50,000 on the same date the restrictions lapse on the restricted stock units. After completion of our 2016 Annual Meeting and the re-election of our directors, we either granted restricted stock units or accrued for the $50,000 cash payment in lieu of restricted stock units to all of our non-employee directors. The number of restricted stock units granted was determined based on the closing price of our common stock on the grant date.

We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board of Director and committee meetings. We do not compensate our directors who are employed by us for their services as directors.

Certain of our directors who joined our Board of Directors on or before December 30, 2010, and who continued to serve for a minimum of five years, were eligible to receive a $5,000 credit for each year of service on our Board of Directors up to $50,000 payable upon their departure from our Board of Directors. These deferred amounts are not eligible for above-market or preferential earnings. This policy was frozen in December 2010, and is not available to directors who joined our Board after such date. Each of our non-employee directors, with the exception of Messrs. Armstrong and Hinkel and Ms. Mixon, is eligible to receive a payment of up to $50,000 when they leave our Board, the exact amount of which will depend on the years of service on our Board.

Stock Ownership Guidelines for Non-Employee Directors

We require our non-employee directors to own a meaningful equity stake in the Company to further align their economic interests with stockholders. Our directors are required to own a number of shares of Company stock having a value of not less than three times (3x) the cash retainer portion of the director’s annual retainer. Each director must meet the minimum ownership requirement by the date that is five (5) years from the date he or she is first appointed to our Board. All shares held or controlled by a director are considered in determining compliance with this ownership requirement, including, but not limited to, direct and indirect holdings and unvested restricted stock units granted by the Company. Each director will be required to hold shares of Company stock until he or she satisfies the stock ownership guidelines; provided, however, that any such person is permitted to sell a sufficient amount of shares to pay the related income taxes due in connection with the vesting of restricted stock units. Currently, each non-employee director owns the requisite number of shares.

In 2015, we made certain clarifications and enhancements to our stock ownership guidelines for non-employee directors. We amended our stock ownership guidelines to address those instances where a non-employee director is no longer in compliance with the stock ownership guidelines merely due to fluctuations in our stock price (rather than resulting from the sale of shares). We further amended our stock ownership guidelines to allow for in-the-money, vested options (after taxes) to count towards the ownership requirements. Although we have not previously granted our non-employee directors option awards, we included this provision in the guidelines to be consistent with the stock ownership guidelines for Executive Management. Each such option counts 50% of an actual share owned outright.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information regarding shares of our common stock authorized for issuance under equity compensation plans as of December 31, 2015:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Plan Category	(a)(2)	(b)(3)	(c)(4)
Equity compensation plans approved by security holders(1)	9,195,271	$13.81	12,650,210
Equity compensation plans not approved by security holders	-	-	-
Total	9,195,271		12,650,210

(1)	Includes the 2011 Plan and the 2005 Plan.

(2)	Includes: (i) 1,835,154 options to purchase shares of our common stock granted under the 2011 Plan; (ii) 716,517 restricted stock units granted under the 2011 Plan; and (iii) 6,643,600 options to purchase shares of our common stock granted under the 2005 Plan.

(3)	Calculation of weighted-average exercise price includes options but does not include restricted stock units that convert to shares of common stock for no consideration.

(4)	Includes 2,213,346 shares available for issuance pursuant to grants of full-value stock awards (such as restricted stock, restricted stock units and performance shares) under the 2011 Plan. No future grants may be awarded under the 2005 Plan.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Deloitte & Touche LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2015, and has been engaged to provide auditing services and also to provide tax services and general accounting advice.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. In making this selection, the Audit Committee considered whether the engagement by the Company of Deloitte & Touche LLP for services other than audit services is compatible with Deloitte & Touche LLP’s independence. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor. Furthermore, the Committee also requires the lead Deloitte & Touche LLP partner assigned to our audit to be rotated at least every five years. The Audit Committee and its chairperson are directly involved in the selection of the new lead partner.

Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor for the following year. In doing so, the Audit Committee considers, among other things:

¡	Deloitte & Touche LLP’s historical and recent performance on the company’s audit, including the results of a management survey of KPMG’s overall performance;

¡	External data relating to audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP;

¡	The appropriateness of Deloitte & Touche LLP’s fees;

¡	Deloitte & Touche LLP’s tenure as our independent auditor and its familiarity with our operations and businesses, accounting policies and practices and internal control over financial reporting;

¡	The quality and efficiency of the services provided by the auditors, the auditors’ capabilities and technical expertise; and

¡	Deloitte & Touche LLP’s independence.

Based on this evaluation, the members of the Audit Committee and our Board of Directors believe that the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders. The Board recommends that the stockholders ratify the selection of Deloitte & Touche LLP. In the event that the selection is not ratified by the required stockholder vote, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change during the current year, but the vote would be considered by the Audit Committee in connection with the engagement of independent auditors for 2017.

A representative of the firm will be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

Audit Fees and Other Fees

The aggregate fees paid to Deloitte & Touche LLP by the Company during 2015 and 2014, are set forth in the following table:

Type of Fees	2015 Fees ($)	2014 Fees ($)
Audit Fees	2,026,785	2,069,680
Audit Related Fees	574,347	651,218
Tax Fees	465,718	638,768
All Other Fees	2,000	97,500
Total Fees	3,068,850	3,457,166

Audit Fees

Audit fees include fees associated with the annual audit of the Company’s consolidated financial statements and internal control over financial reporting, SEC regulatory filings, various acquisitions, statutory audits, and financial audits of subsidiaries.

Audit Related Fees

Audit related fees include fees associated with reviews of the Company’s quarterly reports on Form 10-Q and fees for assurance related to offerings of the Company’s securities, not reported under “Audit fees”.

Tax Fees

Tax fees include fees associated with tax compliance services, tax advice, and tax planning.

All Other Fees

All other fees were comprised of fees for permissible advisory services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In accordance with the Audit Committee Charter, the Audit Committee must pre-approve any engagement of Deloitte & Touche LLP for audit or non-audit services. The Audit Committee has delegated to its chairperson the authority to pre-approve permissible non-audit services. Any such approval of non-audit services pursuant to this delegation of the full Audit Committee’s authority must be presented to the Audit Committee at its next regular meeting.

BOARD OF DIRECTORS RECOMMENDATION

The Board unanimously recommends you vote “FOR” this Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is currently comprised of four directors, each of whom has been deemed independent by the Board, as required by applicable securities laws and regulations and rules of the NYSE, and financially literate based on standards adopted by the NYSE and the Board.

The Company’s audited financial statements as of and for each of the three years in the period ended December 31, 2015, are included in the Company’s Annual Report on Form 10-K for the 2015 fiscal year. The Company, acting through its management and the Board, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Deloitte & Touche LLP, independent auditors engaged by the Company, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and for annually auditing the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed with Deloitte & Touche LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence in relation to the Company.

The Audit Committee has discussed with the Company’s internal auditors and Deloitte & Touche LLP the overall scope and plans for their respective audits. The Committee regularly meets with the Company’s internal auditors and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal accounting and financial reporting controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee approved including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Submitted by the Audit Committee:

Joseph D. Hinkel, Chairman

Gerald S. Armstrong

Mitchell M. Leidner

Arrington H. Mixon

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This Proposal 3, commonly known as a “Say on Pay” proposal, is required pursuant to Section 14A of the Exchange Act of 1934 and provides our stockholders the opportunity to endorse or not endorse the Company’s executive compensation program by casting a vote either for or against the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative in this Proxy Statement.”

The Compensation Committee and the Board believe that the Company’s executive compensation program, as described in the Compensation Discussion and Analysis and other sections noted in the resolution, reflects a pay-for-performance culture at the Company that is rooted in the Company’s values. The Compensation Committee and the Board believe that the executive compensation program is rational and effective in that it aligns the interests of the executives with both the short and long-term interests of the Company’s stockholders, while reducing incentives for unnecessary and excessive risk taking.

The Board encourages stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our Named Executive Officers, and the material factors that we considered in making those decisions, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our Named Executive Officers.

In making a decision, the Board asks that stockholders consider the following:

Pay For Performance Philosophy.

A substantial percentage of the compensation of all of our Named Executive Officers is variable and tied to the Company’s performance.

2015 Company Performance.

In 2015, our Named Executive Officers allowed us to enhance our profitability and value proposition for our stockholders while executing on several key strategic initiatives that have positioned us well for sustainable organic growth across our business channels and continued long-term success.

Compensation Decisions.

The compensation decisions made with respect to the Named Executive Officers in 2015 were consistent with the Company’s compensation philosophy and pay-for-performance culture.

In accordance with applicable law, this vote is “advisory,” meaning it will not be binding on the Board. However, the Board values stockholders’ opinions and the Compensation Committee will take into account the outcome of this vote when determining future executive compensation arrangements. Currently, the stockholders vote on the compensation of the Company’s Named Executive Officers annually, and the next stockholder advisory Say on Pay vote will occur at the 2017 annual meeting of stockholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board unanimously recommends a vote “FOR” the resolution approving, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 4

APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE GOALS AND LIMITS ON THE GRANT VALUE OF NON-EMPLOYEE DIRECTOR SHARES INCLUDED IN THE EVERBANK FINANCIAL CORP AMENDED AND RESTATED 2011 OMNIBUS EQUITY INCENTIVE PLAN

In connection with our initial public offering, we adopted the 2011 Omnibus Equity Incentive Plan, which became effective in May 2012. On February 19, 2016, the Board approved the EverBank Financial Corp Amended and Restated 2011 Omnibus Equity Plan, which we refer to as the 2011 Plan, to preserve the ability to obtain favorable tax treatment for qualified performance-based awards under Section 162(m) of the Internal Revenue Code, or Code and to put certain limits on non-employee director compensation. In addition, the Board approved certain changes to the 2011 Plan, each of which are described below, that do not require stockholder approval.

The Board is not requesting that our stockholders approve additional shares to be authorized for grant under the 2011 Plan. The Board is requesting that you approve, in each case as set forth in the 2011 Plan:

1.	The material terms of the performance goals under the 2011 Plan in order to preserve our ability to grant fully tax-deductible performance-based awards under the 2011 Plan; and

2.	The limit on the value of any awards granted to our non-employee directors for any 12-month period under the 2011 plan.

Approval of Material Terms of Performance Goals

Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid in any given year to the corporation’s chief executive officer and the three most highly compensated officers (other than the chief financial officer) who are employed as of the end of the year, unless the compensation qualifies as “performance-based compensation” under Section 162(m) of the Code. Market-priced stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock and restricted stock units that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation, so long as certain requirements are met. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, be disclosed to and approved by stockholders. We are currently eligible for a post-IPO transition rule under which amounts paid under the 2011 Plan may be exempt from the deduction limitations of Section 162(m) of the Code. In order to preserve our ability to grant awards under the 2011 Plan that qualify as performance-based compensation under Section 162(m) of the Code following the end of the transition period, we are asking our stockholders to approve the material terms of the performance goals of the 2011 Plan at this Annual Meeting.

In accordance with Section 162(m), the material terms that our stockholders approve constitute the framework for our Compensation Committee to establish programs and awards under which compensation we provide may qualify as performance-based compensation for purposes of Section 162(m). Stockholder approval of the material terms of performance goals under the 2011 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2011 Plan to qualify for the performance-based compensation exemption under Section 162(m), and stockholder approval of the material terms of the performance goals of the 2011 Plan does not alone ensure that all compensation paid under the 2011 Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the 2011 Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, while our 2011 Plan will allow the Company to grant awards that are intended to be exempt from Section 162(m) of the Code, our Board may, in its judgment, grant awards under the 2011 Plan that are not exempt from Section 162(m) of the Code when it believes that such awards are appropriate to attract and retain executive talent and are in the best interests of our stockholders. Accordingly, even if approved by our stockholders, this proposal would not limit our right to pay compensation that does not qualify as performance-based compensation for purposes of Section 162(m), in whole or in part.

Material Terms of the Performance Goals Under the 2011 Plan

For purposes of Section 162(m) of the Code, the “material terms” of the 2011 Plan include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that can be paid to an individual during any single fiscal year. Each of these aspects is discussed below, and stockholder approval of this Proposal 4 will constitute approval of each of these aspects of our 2011 Plan for purposes of the approval requirements of Section 162(m) of the Code. The following summary is qualified in its entirety by reference to the complete text of the 2011 Plan, which is attached hereto as Appendix A.

Eligibility.

The 2011 Plan permits the grant of incentive awards to employees, non-employee directors and consultants or independent contractors, as selected by the Compensation Committee. The number of eligible participants in the 2011 Plan will vary from year to year. As of the Record Date, approximately 3,000 employees and 11 non-employees (including our non-employee directors) were eligible to receive awards under the 2011 Plan. The group of employees whose compensation would be subject to the performance goals described in this Proposal 4 includes our executive officers. Although Section 162(m) only limits deductibility for compensation paid to the chief executive officer or any of our three most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year, we may apply the performance goals to compensation opportunities available to any of our employees.

Performance Objectives.

Options and stock appreciation rights, or SARs, granted under the 2011 Plan are designed to be exempt from the $1 million deduction limit imposed by Section 162(m). When granting any other award, our Compensation Committee may designate such award as a “qualified performance-based award” intended to qualify for the Section 162(m) exemption. If an award is so designated, our Compensation Committee must establish objectively determinable performance goals for such award within the time period prescribed by Section 162(m) based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division or strategic business unit within the Company: (1) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (2) pre-tax income or after-tax income; (3) earnings per share (basic or diluted); (4) operating profit; (5) revenue, revenue growth or rate of revenue growth; (6) return on assets (gross or net), return on investment, return on capital, or return on equity; (7) returns on sales or revenues; (8) operating expenses; (9) share price or total shareholder return; (10) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (11) implementation or completion of critical projects or processes; (12) earnings per share growth; (13) operating margin or profit margin; (14) cost targets, reductions and savings, productivity and efficiencies; (15) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (16) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (17) any combination of, or a specified increase in, any of the foregoing. Performance goals not specified in the 2011 Plan may be used to the extent that an award is not intended to comply with Section 162(m) of the Code. Performance objectives may be absolute or relative (to the performance of one or more other entities or external indices).The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise be objectively adjusted for any specified circumstance or event that occurs during a performance period, including for example: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or a change in our fiscal year; and (h) foreign exchange gains and losses.

Limitations on Individual Awards.

The maximum aggregate number of shares of our common stock subject to stock-based awards that may be granted under the 2011 Plan in any single fiscal year to any one participant is as follows:

¡	Options and SARs – 1,000,000 shares

¡	Performance awards payable in stock – 500,000 shares

The maximum amount that may be paid to any one participant for performance awards payable in cash with respect to any single fiscal year is $3,500,000. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash, property or shares deemed paid with respect to any single fiscal year is the total amount payable or shares earned for the performance period divided by the number of 12-month periods in the performance period. These limits are subject to anti-dilution adjustments in the event of stock splits, mergers, consolidations, stock dividends, recapitalizations and similar transactions, but may not otherwise be amended without stockholder approval.

2016 Contingent PBRSUs.

As described later in this proposal under “Plan Benefits,” on March 29, 2016, our Compensation Committee approved awards of performance-based restricted stock units to our executive officers, which awards are contingent upon receipt of approval of this Proposal 4 by our stockholders. We refer to these awards as the 2016 Contingent PBRSUs. If our stockholders do not approve this Proposal 4, the 2016 Contingent PBRSUs will not be granted to the employees indicated.

Approval of Limit on Shares Granted to Non-Employee Directors

As part of its commitment to sound corporate governance practices, the Board is requesting that our stockholders approve that the aggregate grant date fair value (computed in accordance with applicable accounting rules) of any awards granted under the 2011 Plan in any 12-month period to any one non-employee director shall not exceed $250,000.

Additional Changes

The Board also approved certain changes to the 2011 Plan that do not require stockholder approval. These changes include:

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Reducing Number of Shares Available for Issuance. The number of shares available for issuance under the 2011 Plan when first approved in connection with our initial public offering was 15,000,000 shares. We have issued 3,956,916 awards to our employees and non-employee directors under the 2011 Plan, including the 2016 annual grant of awards. Of this amount, 341,760 shares have been cancelled or forfeited by our employees and non-employee directors, which have been added back to pool of awards available for issuance as permitted under the 2011 Plan. The shares remaining available for future issuance, under the 2011 Plan, as of the March 31, 2016 were 11,384,844. The Board approved reducing the number of shares available for grant under the 2011 Plan by 6,884,844 to 4,500,000, plus any shares that again become available due to cancellations or forfeitures. In the event that any outstanding award for any reason is forfeited, terminates, expires or lapses, in each case without a distribution of shares to the participant, any shares subject to the award will again be available for issuance under the 2011 Plan. Shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying an award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an award will no longer be available for grant under the 2011 Plan.

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Minimum Vesting Requirement. The Board approved adding a minimum 1-year vesting requirement for any award granted to an employee, provided this condition will not apply (i) in the case of death, disability, the occurrence of a change in control, or (ii) with respect to up to an aggregate of 5% of the shares of shares authorized under the 2011 Plan, which may be granted (or regranted upon forfeiture) without regard to such minimum vesting requirements; and

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Treatment of Awards Upon Change in Control. The Board approved changing the treatment of awards in the event of a change in control, such that if awards granted under the 2011 Plan are assumed by a successor in connection with a change in control, such awards will vest if within twelve months after the effective date of the change in control, the participant’s employment is terminated without cause or the participant resigns for good reason.

The Board believes that it is in our best interests to continue to maintain the 2011 Plan as it provides an essential tool that helps us to, among other things: (i) attract and retain outstanding employees and non-employee directors; (ii) align employees’ interests directly with those of our stockholders; (iii) enable employees to participate in the long-term growth and success of the Company; and (iv) link compensation to the long-term interests of our stockholders.

Important Provisions of the 2011 Plan

The 2011 Plan contains the following provisions that our Compensation Committee believes are consistent with the interests of stockholders and sound corporate governance practices:

¡	No repricing of stock options or SARs. The 2011 Plan prohibits the repricing of stock options or stock appreciation rights, or SARs, without stockholder approval.

¡	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

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No liberal share recycling provisions. The 2011 Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or to satisfy tax withholding requirements.

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No liberal change-in-control definition. The change-in-control definition contained in the 2011 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

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“Double-trigger” change in control vesting. As discussed above, if awards granted under the 2011 Plan are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will vest if within twelve months after the effective date of the change in control, the participant’s employment is terminated without cause or, in the case of certain participants, the participant resigns for good reason.

¡	Minimum vesting. As discussed above, the minimum vesting requirement for any award granted to an employee may not be less than one year, with certain exceptions.

¡	No dividends on unearned performance awards. The 2011 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance awards.

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Compensation recoupment. Awards granted under the 2011 Plan are subject to any compensation recoupment policy that we may adopt from time to time that is applicable by its terms to the recipient of such award.

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Limit on awards to non-employee directors. As discussed above, the 2011 Plan imposes a limit of $250,000 on the aggregate grant date fair value (computed in accordance with applicable accounting rules) of any awards granted under the 2011 Plan in any 12-month period to any one non-employee director.

Burn Rate and Total Potential Dilution (Overhang)

Our three-year (2013 – 2015) average burn rate of 1.26% is well below our industry benchmark of 3.17% as defined by Institutional Shareholder Services. Assuming the reduction in shares available for grant described above, as of March 31, 2016 our fully diluted overhang will be approximately 10.3%. Approximately 7.3% of the total potential dilution comes from outstanding awards. As a newly public company, employees have had a shorter window to exercise their stock options and many of our employees have held onto their stock options beyond vesting, resulting in a higher level of total potential dilution.

Description of 2011 Plan

The following is a summary of the material terms of the 2011 Plan, which is qualified in its entirety by reference to the complete text of the 2011 Plan, which is attached hereto as Appendix A.

Purpose.

The purpose of the 2011 Plan is to provide additional incentive to selected management, employees, directors, independent contractors and consultants of the Company in order to strengthen their commitment to the Company.

Form of Awards.

The 2011 Plan authorizes the granting of awards to participants in the following forms:

¡	options to purchase shares of our common stock, intended to be nonqualified stock options;

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SARs, which give the holder the right to receive the difference (payable in cash, stock or a combination of cash and stock) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

¡	restricted shares, which are shares subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

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restricted stock units, which represent the right to receives shares at the end of a specified period subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

¡	deferred stock units, which represents the right to receive shares at the end of a specified deferral period and/or upon the attainment of specified performance objectives;

¡	performance shares, which are shares subject to restrictions that lapse upon the attainment of specified performance goals; or

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other share-based awards, which may include restricted share units or performance units (representing the right to receive shares of common stock at a designated time in the future), or dividend equivalents (representing the right to receive a payment equal to the cash dividends paid with respect to a share of common stock), each of which may be subject to terms and conditions including the attainment of performance goals or a period of continued employment.

Authorized Shares.

Subject to adjustment pursuant to the terms of the 2011 Plan, the number of shares reserved and available for issuance under the 2011 Plan is 4,500,000. In the event that any outstanding award for any reason is forfeited, terminates, expires or lapses, in each case without a distribution of shares to the participant, any shares subject to the award will again be available for issuance under the 2011 Plan. Shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying an award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an award will no longer be available for grant under the 2011 Plan.

Administration.

The 2011 Plan is administered by our Compensation Committee. The Compensation Committee may designate eligible recipients of awards under the 2011 Plan; determine the type or types of awards to be granted to each participant and the number, terms and conditions of award; prescribe, amend and rescind rules and regulations for carrying out the 2011 Plan; and construe and interpret the 2011 Plan and award agreements.

Changes in Capital Structure.

Upon the occurrence, as determined by the Compensation Committee, of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, ordinary or special dividend (whether in the form of cash, shares of common stock, or other property), share split, reverse share split, combination or exchange of shares, or other similar corporate transaction or event that affects the shares of common stock, an equitable substitution or proportionate adjustment shall be made, as determined by the Compensation Committee in its sole discretion, in: (1) the number of shares of common stock subject to the 2011 Plan; (2) the kind and number of shares subject to outstanding awards; and (3) the purchase or exercise price with respect to any award. The Compensation Committee may provide, in its sole discretion, for cancellation of any outstanding awards in exchange for payment in cash or other property having an aggregate fair market value of the shares covered by the award, reduced by the aggregate exercise price or purchase price, if any.

Minimum Vesting.

The minimum vesting requirement for any award granted to an employee may not be less than one year, provided this condition will not apply (i) in the case of death, disability, the occurrence of a change in control, or (ii) with respect to up to an aggregate of 5% of the shares of shares authorized under the 2011 Plan, which may be granted (or regranted upon forfeiture) without regard to such minimum vesting requirements.

Change of Control.

Unless otherwise provided in an employment agreement, award certificate or any special plan document governing an award, upon the occurrence of a change in control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Compensation Committee or Board of Directors:

¡	all outstanding awards in the nature of rights that may be exercised will become fully exercisable;

¡	all time-based vesting restrictions on outstanding awards will lapse; and

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the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within twelve months after the effective date of the change in control, a participant’s employment is terminated without Cause (as such term is defined), then:

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all of that participant’s outstanding awards in the nature of rights that may be exercised will become fully exercisable and will expire on the twelve month anniversary of such participant’s termination of employment;

¡	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

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the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the date of termination.

Any unexercisable or unvested portion of each outstanding non-employee director award will be immediately exercisable and vested in full as of the date of the change in control.

Nontransferability of Awards.

In general, awards are not transferable by the participant except with the prior written consent of the Compensation Committee.

Termination and Amendment.

The 2011 Plan will terminate on the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board Committee generally may terminate, suspend or amend the 2011 Plan at any time. No amendment may be made without stockholder approval if such amendment otherwise requires stockholder approval by reason of any law, regulation or rule applicable to the 2011 Plan, including, without limitation, repricing of options and option exchanges.

Compensation Recoupment Policy.

Awards granted under the 2011 Plan are subject to any compensation recoupment policy that we may adopt from time to time that is applicable by its terms to the recipient of such award.

Certain Federal Income Tax Effects.

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2011 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from locality to locality.

Nonstatutory Stock Options.

There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2011 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.

There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs.

A participant receiving a SAR under the 2011 Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises a SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under

Section 162(m). If the participant files an election under Section 83(b) of the tax code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted or Deferred Stock Units.

A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of our common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Performance Awards Payable in Cash.

A participant will not recognize income, and we will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Section 409A.

The 2011 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the tax code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2011 Plan are generally exempt from the application of Section 409A of the tax code. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.

Our company and any of our affiliates have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2011 Plan.

Plan Benefits.

Since our initial public offering in May 2012, the 2011 Plan (prior to its amendment and restatement) has been the vehicle by which our Compensation Committee has granted equity awards to our employees and non-employee directors. Pursuant to SEC rules, the table below shows the number of shares issued to, or subject to outstanding awards granted to, our Named Executive Officers and the other individuals and groups indicated under the 2011 Plan as of March 31, 2016. As stated earlier in this Proposal 4, on March 29, 2016, our Compensation Committee approved the 2016 Contingent PBRSUs. The table below also provides information regarding the 2016 Contingent PBRSUs. The closing price of our stock on March 29, 2016 was $15.06.

Name and Position(1)	Restricted Stock Units	Options	2016 Contingent PBRSUs(2)
	Shares (#)	Shares (#)	Shares (#)
Robert M. Clements
Chairman of the Board and Chief Executive Officer	147,966	273,253	92,592
W. Blake Wilson
President and Chief Operating Officer	135,641	249,868	85,470
John S. Surface
Senior Executive Vice President, Corporate Development	44,795	84,152	26,708
Steven J. Fischer
Senior Executive Vice President and Chief Financial Officer	41,782	77,454	26,708
Francis X. Ervin, Jr.
Executive Vice President and Chief Risk Officer	36,122	30,705	17,806
All Executive Officers as a Group	420,063	733,037	265,308
All Employees as a Group	1,446,067	1,816,930	265,308
All Non-Executive Directors as a Group	70,791	-	-

(1)

The amounts disclosed in this table do not reflect awards issued to our Named Executive Officers and the other individuals and groups eligible to receive awards under the 2011 Plan prior to adoption of such plan.

(2)

Reflects the 2016 Contingent PBRSUs granted on March 29, 2016, assuming achievement of maximum performance levels (200%). Holders of the 2016 Contingent PBRSUs may earn between 0% and 200% of their target award based on the achievement of goals related to total shareholder return over three one-year performance periods, with an opportunity for full vesting based on three-year performance.

BOARD OF DIRECTORS RECOMMENDATION

The Board unanimously recommends a vote “FOR” approval of the material terms of the performance goals included in the 2011 Plan and the limit on the grant value of non-employee director awards in the 2011 Plan.

PROPOSAL 5

APPROVAL OF AMENDMENT TO OUR EXECUTIVE CASH INCENTIVE PLAN TO INCREASE THE MAXIMUM PERFORMANCE-BASED AWARD UNDER THE PLAN, TO MAKE CERTAIN OTHER CHANGES TO THE PLAN AND TO APPROVE THE MATERIAL TERMS OF THE PLAN FOR PURPOSES OF SECTION 162(m) OF THE CODE

In connection with our initial public offering, we adopted the Executive Incentive Plan, which became effective in May 2012, which we refer to as the Executive Cash Incentive Plan. On February 19, 2016, the Board approved an amendment to the Executive Incentive Plan, primarily to add certain provisions relating to qualified performance-based awards under Section 162(m) of the Internal Revenue Code. The Board is seeking approval of the material terms of the performance goals under the Executive Cash Incentive Plan. A description of Section 162(m) of the Code may be found in the Proposal 4 in this Proxy Statement. As described in Proposal 4, we are currently eligible for a post-IPO transition rule under which amounts paid under the Executive Cash Incentive Plan may be exempt from the deduction limitations of Section 162(m) of the Code. In order to preserve our ability to grant awards under the Executive Cash Incentive Plan that qualify as performance-based compensation under Section 162(m) of the Code following the end of the transition period, we are asking our stockholders to approve the material terms of the performance goals of the Executive Cash Incentive Plan at this Annual Meeting.

In accordance with Section 162(m), the material terms that our stockholders approve constitute the framework for our Compensation Committee to establish programs and awards under which compensation we provide may qualify as performance- based compensation for purposes of Section 162(m). Stockholder approval of the material terms of performance goals under the Executive Cash Incentive Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Executive Cash Incentive Plan to qualify for the performance-based compensation exemption under Section 162(m), and stockholder approval of the material terms of the performance goals of the Executive Cash Incentive Plan does not alone ensure that all compensation paid under the Executive Cash Incentive Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the Executive Cash Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, while our Executive Cash Incentive Plan will allow the Company to award cash incentives that are intended to be exempt from Section 162(m) of the Code, our Board may, in its judgment, grant awards under the Executive Cash Incentive Plan that are not exempt from Section 162(m) of the Code when it believes that such awards are appropriate to attract and retain executive talent and are in the best interests of our stockholders. Accordingly, even if approved by our stockholders, this proposal would not limit our right to pay compensation that does not qualify as performance-based compensation for purposes of Section 162(m), in whole or in part.

It is the judgment of the Board that the cash awards made under the Executive Cash Incentive Plan have been effective and useful in attracting, retaining and motivating officers and other key employees of the Company. The Board believes that it is in our best interests to continue to maintain the Executive Cash Incentive Plan, and that the stockholders approve the performance goals so that the Company has the ability to maximize deductibility of awards under the Executive Cash Incentive Plan.

Material Terms of the Performance Goals under the Executive Cash Incentive Plan

For purposes of Section 162(m) of the Code, the “material terms” of the Executive Cash Incentive Plan include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that can be paid to an individual under during any single fiscal year. Each of these aspects is discussed below, and stockholder approval of this Proposal 5 will constitute approval of each of these aspects of our Executive Cash Incentive Plan for purposes of the approval requirements of Section 162(m) of the Code. The following summary is qualified in its entirety by reference to the complete text of the Executive Cash Incentive Plan, which is attached hereto as Appendix B.

Eligibility.

The Executive Cash Incentive Plan permits the grant of awards to executives and other key employees, as selected by the Compensation Committee. The number of eligible participants in the Executive Cash Incentive Plan will vary from year to year. As of the Record Date, approximately 14 employees (including our Named

Executive Officers) were eligible to receive awards under the Executive Cash Incentive Plan. The group of employees whose compensation would be subject to the performance goals described in this Proposal 5 includes our executive officers. Although Section 162(m) only limits deductibility for compensation paid to the chief executive officer or any of our three most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year, we may apply the performance goals to compensation opportunities available to any of our employees.

Performance Objectives.

When granting any award under our Executive Cash Incentive Plan, our Compensation Committee may designate such award as a “qualified performance-based award” intended to qualify for the Section 162(m) exemption. If an award is so designated, our Compensation Committee must establish objectively determinable performance goals for such award within the time period prescribed by Section 162(m) based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division or strategic business unit within the Company: Performance shares may be subject to the achievement of one or more of the following performance goals: (1) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (2) pre-tax income or after-tax income; (3) earnings per share (basic or diluted); (4) operating profit; (5) revenue, revenue growth or rate of revenue growth; (6) return on assets (gross or net), return on investment, return on capital, or return on equity; (7) returns on sales or revenues; (8) operating expenses; (9) share price or total stockholder return; (10) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (11) implementation or completion of critical projects or processes; (12) earnings per share growth; (13) operating margin or profit margin; (14) cost targets, reductions and savings, productivity and efficiencies; (15) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (16) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (17) any combination of, or a specified increase in, any of the foregoing. Performance goals not specified in the Executive Cash Incentive Plan may be used to the extent that an award is not intended to comply with Section 162(m) of the Code. Performance objectives may be absolute or relative (to the performance of one or more other entities or external indices). The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise be objectively adjusted for any specified circumstance or event that occurs during a performance period, including for example: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or a change in our fiscal year; and (h) foreign exchange gains and losses.

Limitations on Individual Awards.

The maximum amount that may be paid to any one participant under the Executive Cash Incentive Plan with respect to any single fiscal year is $5,000,000.

2016 Contingent Annual Incentive Awards.

As described later in this proposal under “Plan Benefits,” on March 30, 2016, our Compensation Committee approved 2016 annual incentive award opportunities for our executives, which awards for our executive officers are contingent upon receipt of approval of this Proposal 5 by our stockholders. We refer to these awards as the 2016 Contingent Annual Incentive Awards. If our stockholders do not approve this Proposal 5, the 2016 Contingent Annual Incentive Awards will not be granted to the employees indicated.

Description of Executive Cash Incentive Plan

The following is a summary of the material terms of the Executive Cash Incentive Plan, which is qualified in its entirety by reference to the complete text of the Executive Cash Incentive Plan, which is attached hereto as Appendix B.

Purpose.

The purpose of the Executive Cash Incentive Plan is to provide cash incentive awards to selected executives of the Company in order to increase stockholder value by motivating executives to perform to the best of their abilities and to achieve the Company’s objectives.

Form of Awards.

The Executive Cash Incentive Plan authorizes the granting of cash awards to executives based on the achievement of performance goals.

Administration.

The Executive Cash Incentive Plan is administered by our Compensation Committee. The Compensation Committee may delegate specific administrative tasks to Company employees or others, subject to the requirements for qualifying compensation as “performance-based.” The Compensation Committee shall have the authority to designate eligible recipients of cash incentives; adopt target awards and payout formulae; determine awards and the amount, manner and time of payment of the awards; prescribe, amend and rescind rules, regulations and procedures for carrying out the Executive Cash Incentive Plan; and construe and interpret the Executive Cash Incentive Plan.

Determination of Performance Goals, Target Award and Payout Formula.

The Compensation Committee will establish performance goals for each participant for the performance period. Such performance goals will be set forth in writing on or prior to the “Target Determination Cutoff Date” which is the latest date that will not jeopardize the target award’s qualification as performance-based compensation for purposes of Section 162(m). The Compensation Committee will establish the target award for each participant as well as the payout formula for purposes of determining the award payable to each participant, in each case on or prior to the Target Determination Cutoff Date. The payout formula will be set forth in writing and will provide for the payment of an award if the performance goals are achieved.

Payout Determination.

The Compensation Committee will certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The Compensation Committee has discretion to eliminate or reduce the award payable to any participant below that which otherwise would be payable under the payout formula.

Eligibility for Payout.

Unless otherwise provided by the Compensation Committee, participants must be employed by the Company or one of its affiliates on the completion date of the performance period and on the payout date to receive awards under the Executive Cash Incentive Plan. In the event of a Change in Control occurs during a performance period, unless otherwise determined by the Compensation Committee, a pro rata portion of the target award amounts for that performance period (based on the number of days in the performance period preceding the Change in Control, divided by 365) shall be deemed earned, notwithstanding the level of achievement of performance goals.

Nontransferability of Awards.

In general, awards are not transferable by the participant except by will or the laws of intestacy.

Termination and Amendment.

The Compensation Committee generally may terminate, suspend or amend the Executive Cash Incentive Plan at any time. No amendment may be made without stockholder approval if such amendment otherwise requires stockholder approval by reason of any law, regulation or rule applicable to the Executive Cash Incentive Plan.

Compensation Recoupment Policy.

Cash incentive awards granted under the Executive Cash Incentive Plan are subject to any compensation recoupment policy that we may adopt from time to time that is applicable by its terms to the recipient of such award.

Plan Benefits.

Since our initial public offering in May 2012, the Executive Cash Incentive Plan (prior to its amendment) has been the primary vehicle by which our Compensation Committee has granted annual incentive awards to our employees. As stated earlier this proposal, on March 30, 2016, our Compensation Committee approved the 2016 Contingent Annual Incentive Awards. The table below provides information regarding the 2016 Contingent Annual Incentive Awards.

2016 Contingent Annual Incentive Awards(1)
Name and Position	Dollar Value ($)
Robert M. Clements	$1,743,750
Chairman of the Board and Chief Executive Officer
W. Blake Wilson	$1,518,750
President and Chief Operating Officer
John S. Surface	$ 498,000
Senior Executive Vice President, Corporate Development
Steven J. Fischer	$ 498,000
Senior Executive Vice President and Chief Financial Officer
Francis X. Ervin, Jr.	$ 303,300
Executive Vice President and Chief Risk Officer
All Executive Officers as a Group	$4,832,200
All Employees as a Group (Including all Officers who are not Executive Officers)	-
All Non-Executive Directors as a Group	-

(1)

Reflects the maximum payout value of the 2016 Contingent Annual Incentive Awards. No annual incentive awards will be payable under the 2016 Contingent Annual Incentive Awards unless the Company achieves a threshold goal related to adjusted return on equity. If the Company achieves this threshold goal for 2016, each of our named executive officers will be elligble to receive up to their maximum award reflected in the table above, which we refer to as the “Section 162(m) maximum awards.” The Compensation Committee will determine actual bonus amounts that are no greater than the officer’s Section 162(m) maximum award based on the Compensation Committee’s evaluation of financial, operational and/or individual performance.

BOARD OF DIRECTORS RECOMMENDATION

The Board unanimously recommends a vote “FOR” approval of the material terms of the performance goals included in the Executive Cash Incentive Plan.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholder proposals intended to be presented at the Company’s 2017 annual meeting of stockholders (other than nominations of persons to serve as directors) will be acted upon only if they meet the requirements set forth below.

To be considered for inclusion in the proxy statement for the 2017 annual meeting of stockholders, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received by the Company’s Corporate Secretary, at the Company’s principal office at 501 Riverside Ave., Jacksonville, Florida, 32202, no later than December 7, 2016, which is the date that is one hundred twenty (120) days prior to the anniversary of the date of the proxy statement for the 2016 annual meeting of stockholders; provided that in the event that the Company’s 2017 annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of the 2016 annual meeting, notice to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Any notice must include the following information: (i) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of such stockholder; (iii) the class and total number of shares of all stock of the Company that are owned beneficially or of record by the stockholder and any affiliates or associates of the same; (iv) the name of each nominee holder of shares of stock of the Company owned beneficially but not of record by such stockholder, and the class and total number of shares of all stock of the Company held by such nominee holder; (v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Company; (vi) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such stockholder, or any affiliates or associates of such stockholder, the effect or intent of any of the foregoing to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder, or any affiliates or associates of such stockholder, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Company; (vii) a description of all agreements, arrangements, or understandings (whether written or oral) between such stockholder, or any affiliates or associates of such stockholder, and any any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person, or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (viii) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (ix) any other information relating to the stockholder that Regulation 14A of the Exchange Act requires us to disclose.

A proxy may confer discretionary authority to vote on any matter at an annual meeting if the Company does not receive proper notice of the matter within the time frame described above.

The by-laws of the Company include provisions requiring advance notice of a stockholder’s nomination of members of the Board. For a description of the procedure please see “Board Composition- Stockholder Nominations for Election to the Board” above.

ANNUAL REPORT

To obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, without charge, address your request to Investor Relations, EverBank Financial Corp, 501 Riverside Ave., Jacksonville, Florida 32202. The Annual Report on Form 10-K also may be accessed at the SEC’s website at www.sec.gov.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirement for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to all holders at that address. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible. Stockholders who participate in householding will receive separate proxy cards.

Because we are using the SEC’s notice and access rule and are delivering proxy materials electronically, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate Notice of Internet Availability of Proxy Materials. However, certain brokerage firms, banks, or similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held in street name should contact their broker if they now receive: (i) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future; or (ii) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, EverBank Financial Corp, 501 Riverside Ave., Jacksonville, Florida 32202 or call us at 904-281-6000.

Other Business

The Company does not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the proxy card.

Appendix A

AMENDED AND RESTATED EVERBANK FINANCIAL CORP

2011 OMNIBUS EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Amended and Restated EverBank Financial Corp 2011 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected management, employees, directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Restricted Share Units, Other Share-Based Awards, or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c) “Award” means any Option, Share Appreciation Right, Restricted Share, Deferred Share, Performance Share, Restricted Share Units, or Other Share-Based Award granted under the Plan.

(d) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Award.

(e) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “By-laws” mean the by-laws of the Company, as may be amended and/or restated from time to time.

(h) “Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause shall mean (i) the Participant commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company or any Affiliate, including, but not limited to, falsifying any documents or agreements (regardless of form); (ii) the Participant materially violates any rule or policy of the Company or any Affiliate (A) for which violation an employee may be terminated pursuant to the written policies of the Company or any Affiliate reasonably applicable to such an employee, (B) which violation results in material damage to the Company or any Affiliate or (C) which, after written notice to do so, the

Participant fails to correct within a reasonable time; (iii) other than solely due to Disability, the Participant willfully breaches or habitually neglects any material aspect of the Participant’s duties assigned to the Participant by the Company or any Affiliate, which assignment was reasonable in light of the Participant’s position with the Company or its Subsidiaries (all of the foregoing duties, “Duties”); (iv) other than solely due to Disability, the Participant fails, after written notice, adequately to perform any Duties and such failure is reasonably likely to have a material adverse impact upon the Company or any Affiliate or the operations of any of them; provided, that, for purposes of this clause (iv), such a material adverse impact will be solely determined with reference to the Participant’s Duties and annual compensation as such Duties and compensation relate to the Participant’s job classification; (v) the Participant materially fails to comply with a direction from the Chief Executive Officer of the Company, the Board or the board of directors of any Affiliate of the Company with respect to a material matter, which direction was reasonable in light of the Participant’s position with the Company or any Affiliate; (vi) while employed by or providing services to the Company or any Affiliate, and without the written approval of the Board, the Participant performs services for any other corporation or person which competes with the Company or any of its Subsidiaries, or otherwise violates any restrictive covenants contained in any Award Agreement or any other agreement between the Participant and the Company or any Affiliate; (vii) the Participant’s indictment, conviction, or entering a plea of guilty or nolo contendere to, a felony (other than a traffic or moving violation) or any crime involving dishonesty; (viii) the Participant engages in any other action that may result in termination of an employee for cause pursuant to any generally applied standard, of which standard the Participant knew or reasonably should have known, adopted in good faith by the Board or the board of directors of any of the Company’s Subsidiaries from time to time but prior to such action or condition; or (ix) any willful breach by the Participant of his fiduciary duties as a director of the Company or any of its Subsidiaries.

(i) “Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) ordinary or special dividend (whether in the form of cash, Common Shares or other property), share split or reverse share split, (3) combination or exchange of shares, (4) other change in corporate structure, or (5) any other transaction, distribution or action, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(j) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than (A) a merger, amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (the “Surviving Entity”) or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such Surviving Entity or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (B) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, resulting in the payment of such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(l) “Committee” means the Compensation Committee of the Board, or a sub- committee of the Compensation Committee. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or By-laws of the Company, as amended, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(m) “Common Shares” means the common shares, par value $0.01 per share, of the Company.

(n) “Company” means EverBank Financial Corp (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(o) “Deferred Shares” means the right granted pursuant to Section 9 hereof to receive Shares at the end of a specified deferral period or periods and/or upon attainment of specified performance objectives.

(p) “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(q) “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(t) “Fair Market Value” as of a particular date shall mean the fair market value of a Common Share as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Shares are admitted to trading on a national securities exchange, the fair market value of a Common Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, (ii) if the Common Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) system or other comparable quotation system and has been designated as a National Market System (“NMS”) security, the fair market value of a Common Share on any date shall be the closing sale price reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Shares are admitted to quotation on NASDAQ but has not been designated as an NMS security, the fair market value of a Common Share on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if both bid and ask prices were not reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

(u) “Option” means an option to purchase Common Shares granted pursuant to Section 7 hereof.

(v) “Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(w) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Options, Share

Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Restricted Share Units, Other Share-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(x) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price or total stockholder return; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing. Performance goals not specified herein may be used to the extent that an Award is not intended to comply with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that, the Committee shall have the authority to provide, at the time the Performance Goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or changes in the Company’s fiscal year; and (viii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards intended to comply with Section 162(m), they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

(y) “Performance Shares” means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9 below.

(z) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(aa) “Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

(bb) “Restricted Share Units” means the right granted pursuant to Section 9 hereof to receive Shares, which right is subject to certain restrictions and to risk of forfeiture.

(cc) “Retirement” means a termination of a Participant’s employment, other than for Cause, on or after the attainment of age 65.

(dd) “Shares” means Common Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor security (pursuant to a merger, amalgamation, consolidation or other reorganization).

(ee) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(ff) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”). The Plan is intended to comply with or be exempt from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to or exempt from Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code or the applicable exemption of Section 409A, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares, Deferred Shares, Restricted Share Units or Other Share-Based Awards, and the conditions under which restrictions applicable to such Restricted Shares, Deferred Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Performance Shares, (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards), and, if the Administrator in its discretion determines to accelerate the vesting of Awards in connection with a Change in Control in accordance with Section 14, the Administrator shall also have discretion in connection with such action to provide that all Awards outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control;

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Restricted Share Units or Other Share-Based Awards or any combination of the foregoing granted hereunder;

(6) to determine the Fair Market Value;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(9) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the number of Common Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is 4,500,000 Shares, plus any Shares that again become available due to cancellations or forfeitures.

(b) Notwithstanding any provision in the Plan to the contrary (but subject to the adjustments provided in Section 5 hereof):

(1) The maximum number of Options and Stock Appreciation Rights granted under the Plan in any single fiscal year to any one Participant shall be for 1,000,000 million Common Shares.

(2) With respect to any single fiscal year (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Common Shares shall be $3,500,000, and (ii) the maximum number of Common Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 500,000 Common Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Common Shares deemed paid with respect to any single fiscal year is the total amount payable or Common Shares earned for the performance period divided by the number of 12-month periods in the performance period.

(3) The aggregate grant date fair value (computed in accordance with applicable financial accounting rules) of any Awards granted under the Plan in any 12-month period to any one non-employee director shall not exceed $250,000.

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered, settled in cash or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, settlement, termination or expiration, again be available for Awards under the Plan. The reserve of Shares shall not be reduced by any Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines (“Substitute Awards”). Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying an Award of a Share Appreciation Right that are retained by the Company to account for the grant price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Common Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares or Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated; and provided further that no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization or Change in Control, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate Exercise Price or purchase price thereof, if any. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Shares on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. Except in the case of Substitute Awards, the minimum vesting requirement for any Option granted to an employee shall be not less than one year, provided, however, that (i) the Committee may permit acceleration of vesting in the event of an employee’s death or Disability, the occurrence of a Change in Control, or otherwise in accordance with Section 3(b)(4) of this Plan, as applicable, or (ii) the Committee may grant Options covering an aggregate of 5% or fewer of the total number of Shares authorized under the Plan without regard to such minimum vesting requirements. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) Rights as Shareholder. A Participant shall have no rights to dividends or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(g) Termination of Employment or Service.

(1) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Retirement, Disability, or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(h) Other Change in Employment Status. An Option may be affected, in the sole discretion of the Administrator, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant.

Section 8. Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. The minimum vesting requirement for any Share Appreciation Rights granted to an employee shall be not less than one year, provided this condition shall not apply (i) in the case of death, Disability, the occurrence of a Change in Control, or otherwise in accordance with Section 3(b)(4) of this Plan, as applicable, or (ii) with respect to up to an aggregate of 5% of the shares of Shares authorized under the Plan, which may be granted (or regranted upon forfeiture) as Share Appreciation Rights without regard to such minimum vesting requirements. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Shares on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Rights as Shareholder. Participants who are granted Share Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(e) Termination of Employment or Service.

(1) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9. Restricted Shares, Restricted Share Units, Deferred Shares and Performance Shares.

(a) General. Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares shall be made; the number of Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares; the period of time prior to which the Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares become vested and free of restrictions on Transfer (the “Restricted Period”), if any, applicable to such Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares; the performance objectives (if any) applicable to Restricted Share Units, Deferred Shares or Performance Shares; and all other conditions of the Restricted Shares, Restricted Share Units, Deferred Shares and Performance Shares. The minimum vesting requirement for any Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares for an employee shall be not less than one year, provided this condition shall not apply (i) in the case of death, Disability, the occurrence of a Change in Control, or otherwise in accordance with Section 3(b)(4) of this Plan, as applicable, or (ii) with respect to up to an aggregate of 5% of the shares of Shares authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares without regard to such minimum vesting requirements. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares, in accordance with the terms of the grant. The provisions of the Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares need not be the same with respect to each Participant.

(b) Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Shares or Performance Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares or Performance Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the share certificates, if any, evidencing Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.

With respect to Restricted Share Units and Deferred Shares, at the expiration of the Restricted Period, share certificates in respect of Restricted Share Units or Deferred Shares may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Restricted Share Units or Deferred Shares award.

Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied), Restricted Share Units (at the expiration of the Restricted Period), Deferred Shares (at the expiration of the Restricted Period) or Performance Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Share Units and Deferred Shares, at the expiration of the Restricted Period, Shares shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Shares, Restricted Share Units, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability; provided, however, that the Administrator may not waive the attainment of performance related goals in the case of any Award which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12 hereof.

(2) Except as provided in Section 16 or in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period. Except as provided in Section 16 or in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares underlying Restricted Share Units and Deferred Shares during the Restricted Period. Certificates for Shares of unrestricted Common Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(3) Notwithstanding anything in the Plan to the contrary, in the case of Restricted Shares or Performance Shares, the Committee may provide that ordinary cash dividends declared on the Common Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Common Shares or otherwise reinvested (subject to Common Share availability under Section 4 hereof and subject to the same vesting provisions as provided for the host Award), or; (iii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Shares will be reconveyed to the Company without further consideration or any act or action by the Participant; or (iv) in the case of Restricted Shares that are not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, dividends accrued on Restricted Shares or Performance Shares before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Shares or Performance Shares will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends with respect to Performance Shares or Restricted Shares that are subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such Restricted Shares or Performance Shares lapse.

(4) The Committee may grant dividend equivalents with respect to Restricted Share Units and/or Deferred Shares, subject to such terms and conditions as may be selected by the Committee. The Committee may provide that such dividend equivalents (i) will be deemed to have been reinvested in additional Common Shares or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the host Award; (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant; or (iii) except in the case of performance-based Restricted Shares Units or Deferred Shares, will be paid or distributed to the Participant as accrued (in which case, such dividend equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee or in the Award Agreement, dividend equivalents accrued on Restricted Share Units or Deferred Shares before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents with respect to a performance-based Restricted Share Unit or Deferred Share be paid or distributed until the performance-based vesting provisions of the Award lapse.

(5) The rights of Participants granted Restricted Shares, Restricted Share Units, Deferred Shares or Performance Shares upon termination of employment or service as a director, independent contractor, or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10. Other Share-Based Awards.

The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. The minimum vesting requirement for Other Share-Based Awards to an employee shall be not less than one year, provided this condition shall not apply (i) in the case of death, Disability, the occurrence of a Change in Control, as applicable, or (ii) with respect to up to an aggregate of 5% of the shares of Shares authorized under the Plan, which may be granted (or regranted upon forfeiture) as Other Share-Based Awards without regard to such minimum vesting requirements. Common Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards or other property, as the Administrator shall determine, subject to any required corporate action.

Section 11. Performance-Based Awards.

To the extent that the Plan is subject to Section 162(m) of the Code, no payment with respect to an Award made under Section 9 or 10 hereof which is intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code) shall be made to a Participant that is likely to be a “covered employee” (within the meaning of Section 162(m) of the Code) prior to the certification by the Committee that the applicable Performance Goals have been attained.

Section 12. Treatment of Awards In Connection With a Change in Control.

(a) Assumption or Substitution of Awards by Surviving Entity. Unless otherwise determined by the Administrator and evidenced in an Award Agreement, individual employment agreement, severance agreement or such other agreement entered into between the Company and Participant, in the event that (i) a Change in Control occurs, (ii) the Surviving Entity assumes or continues the Company’s obligations and rights under the outstanding Awards or otherwise equitably converts or substitutes the outstanding Awards, in each case in a manner approved by the Committee or the Board, and (iii) the Participant’s employment is terminated by the Company, its successor or Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then, as of the date of such termination of employment without Cause:

(1) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable and such Award will expire on the twelve (12) month anniversary of your termination of employment;

(2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested; and

(3) any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the “target” level and there shall be a pro-rata payout to such Participant within sixty (60) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

(b) No Assumption or Substitution of Awards by Surviving Entity. Unless otherwise determined by the Administrator and evidenced in an Award Agreement, individual employment, severance agreement or such other agreement entered into between the Company and Participant, in the event that (i) a Change in Control occurs, and (ii) the Surviving Entity does not assume or continue the Company’s obligations and rights under the outstanding Awards or otherwise equitably convert or substitute the outstanding Awards, in each case in a manner approved by the Committee or the Board, then, as of the date of such Change in Control:

(1) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable;

(2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested; and

(3) any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the “target” level and there shall be a pro-rata payout to such Participant within sixty (60) days following the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control.

(c) Treatment of Awards Held by a Director. Any unexercisable or unvested portion of each outstanding director Award shall be immediately exercisable and vested in full as of the date of the Change in Control.

Section 13. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Code, any rules of the stock exchange on which the Common Shares are traded or other applicable law, including, without limitation, repricing of options and option exchanges. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Common Shares, in each case, having a value not exceeding the minimum federal, state and local taxes required to be withheld and applied to the tax obligations, or such other amount as may be permitted under applicable accounting and tax standards from time to time. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 16. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 17. Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 18. Compensation Recoupment Policy.

Awards granted under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the recipient of such Award.

Section 19. Effective Date.

The Plan was adopted by the Board on January 18, 2011, and shall become effective without further action as of the later of (a) the effectiveness of the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 8, 2010, as amended, and (b) the Common Shares being listed or approved for listing upon notice of issuance on the New York Stock Exchange (the date of such effectiveness, the “Effective Date”). The Board approved an amendment and restatement of the Plan on February 19, 2016.

Section 20. Term of Plan.

No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 21. Section 409A of the Code.

The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.

Section 22. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Appendix B

EVERBANK FINANCIAL CORP

EXECUTIVE INCENTIVE PLAN

1) Purposes of the Plan. This EverBank Financial Corp Executive Incentive Plan sets forth the plan for payment of cash bonuses to those executive officers of the Company designated for participation and is intended to increase stockholder value and the success of the Company by motivating executives to perform to the best of their abilities and to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or one of its business units or upon the achievement of objectively determinable performance goals. The Plan is intended to permit the payment of cash bonuses that may qualify as Performance-Based Compensation as well as of cash bonuses which are not intended to qualify as Performance-Based Compensation.

2) Definitions.

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(b) “Award” means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee’s authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

(c) “Base Salary” means, as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

(d) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than (A) a merger, amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (the “Surviving Entity”) or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such Surviving Entity or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (B) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, resulting in the payment of such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall, with respect to payments hereunder intended to qualify as performance-based compensation under Code Section 162(m), consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as “outside directors” within the meaning of Section 162(m).

(i) “Common Shares” the common shares, par value $0.01 per share, of the Company.

(j) “Company” means EverBank Financial Corp or any of its Subsidiaries.

(k) “Fiscal Year” means a fiscal year of the Company.

(l) “Maximum Award” means as to Performance-Based Compensation to any Participant for any single fiscal year, $5.0 million.

(m) “Participant” means an eligible executive or key employee of the Company selected by the Committee, in its sole discretion, to participate in the Plan for a Performance Period.

(n) “Payout Date” means the date upon which the Company distribute amounts payable to Participants, which shall be as soon as is practicable following the determination and written certification of the Award for a Performance Period, but in no event later than 2 and  1⁄2 months after the end of the applicable Performance Period.

(o) “Payout Determination Date” means the date upon which the Committee determines the amounts payable pursuant to the Target Award and Payout Formula with respect to any previously completed Performance Period, in accordance with Section 8(a).

(p) “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants, which is generally expressed as a percentage (which may be more than 100%) of the Target Award. The formula or matrix may differ from Participant to Participant.

(q) “Performance-Based Compensation” means compensation under this Plan that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

(r) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price or total shareholder return; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing. Performance goals not specified herein may be used to the extent that an Award is not intended to comply with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that, the Committee shall have the authority to provide, at the time the Performance Goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or changes in the Company’s fiscal year; and (viii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards intended to comply with Section 162(m), they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

(s) “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion.

(t) “Person” shall have the meaning given in Section 3(a)(9) of the Securities and Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(u) “Plan” means this EverBank Financial Corp Executive Incentive Plan.

(v) “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(w) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(x) “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.

(y) “Target Determination Cutoff Date” means the latest possible date that will not jeopardize a Target Award’s qualification as Performance-Based Compensation.

(z) “Target Determination Date” means the date upon which the Committee sets the Target Award and Payout Formula with respect to any Performance Period, in accordance with Section 7.

3) Plan Administration.

(a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. The Plan is intended to comply with or be exempt from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award and/or payment is subject to or exempt from Section 409A of the Code, it shall be awarded and/or paid in a manner that will comply with Section 409A of the Code or the applicable exemption of Section 409A, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto. Subject to the limitations on Committee discretion imposed under Section 162(m) to the extent the Committee intends that bonuses payable hereunder constitute performance-based compensation under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

i) discretionary authority to adopt Target Awards and Payout Formula under this Plan for a given Performance Period on or prior to the Target Determination Cutoff Date;

ii) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

iii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

iv) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b) Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4) Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be determined by the Committee, and are generally expected to include executive officers of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934 and any other key employees who are specifically designated by the Committee for participation in the Plan in its sole discretion. Unless specifically excepted, a Participant must be actively employed on the last day of the Performance Period and on the Payout Date to be eligible to receive a payment hereunder. No person shall be automatically entitled to participate in the Plan.

5) Performance Goal Determination. On the Target Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing on or prior to the Target Determination Cutoff Date.

6) Target Award Determination. On the Target Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing on or prior to the Target Determination Cutoff Date.

7) Determination of Payout Formula. On the Target Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula (a) shall be set forth in writing on or prior to the Target Determination Cutoff Date, (b) shall provide for the payment of a Participant’s Award if the Performance Goals for the Performance Period are achieved, and (c) may provide for an Award payment greater than or less than the Participant’s Target Award, depending upon the extent to which the Performance Goals are achieved. Notwithstanding the preceding, in no event shall a Participant’s Award for any Performance Period exceed the Maximum Award.

8) Payout Determination; Award Payment.

(a) Payout Determination and Certification. On the Payout Determination Date, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

(b) Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(c) Form of Distributions. The Company shall distribute all Awards to the Participant in cash.

(d) Timing of Distributions. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants on the Payout Date.

(e) Deferral. The Committee may defer payment of Awards, or any portion thereof, to Participants as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion; provided, however, that any such deferral elections shall be made in accordance with the requirements of Section 409A of the Code.

(f) Change in Control. In the event a Change in Control occurs during a Performance Period, unless otherwise determined by the Committee, a pro rata portion of the Target Award amounts for that Performance Period (based on the number of days in the Performance Period preceding the Change in Control, divided by 365) shall be deemed earned, notwithstanding the level of achievement of Performance Goals. Such pro-rata Target Awards shall be paid to Participants no later than thirty (30) days after the effective date of the Change in Control and, unless other determined by the Company in its sole discretion, such payments shall be in full satisfaction of any awards under the Plan for such Performance Period and no additional amounts shall be payable to Participants under the Plan with respect to such Performance Period.

9) Non-Performance-Based Compensation Bonuses. Notwithstanding and without regard to any other provision in this Plan, the Committee may determine to pay cash bonuses hereunder that are not intended to constitute Performance-Based Compensation and which shall be payable pursuant to such terms and conditions as the Committee may determine in its sole discretion; provided, however, that in no event shall payment of a bonus hereunder that is not intended to be Performance-Based Compensation be contingent upon failure to achieve the performance goals under an otherwise performance-based arrangement, in accordance with Section 1.162-27(e)(2)(v) of the regulations promulgated under Section 162(m).

10) Term of Plan. The Plan was approved by the Company’s shareholders on January 21, 2011, and shall continue until terminated under Section 11 of the Plan.

11) Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including adopting amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

12) Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

13) At-Will Employment. No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee of the Company may terminate the employment relationship at any time and for any reason or no reason.

14) Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15) Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Amended and Restated Certificate of

Incorporation or Amended and Restated By-laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

16) Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

17) Governing Law. The Plan shall be governed by the laws of the State of Delaware.

18) Compensation Recoupment Policy. Awards granted under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the recipient of such Award.

EVERBANK FINANCIAL CORP 501 RIVERSIDE AVENUE 12TH FLOOR JACKSONVILLE, FL 32202

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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL of the following nominees:
1.	Election of Directors		☐	☐	☐
Nominees

01  Robert M. Clements           02  W. Blake Wilson           03  Joseph D. Hinkel                 04  Merrick R. Kleeman           05  W. Radford Lovett, II

06  Arrington H. Mixon           07  Robert J. Mylod, Jr.       08  Russell B. Newton, III        09  William Sanford                 10  Richard P. Schifter

11  Scott M. Stuart

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:								For	Against	Abstain
2.	The ratification of the Audit Committee’s selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2016.							☐	☐	☐
3.	A resolution to approve, on an advisory basis, EverBank Financial Corp’s executive compensation, commonly referred to as a “say on pay” vote.							☐	☐	☐
4.	The approval of limits on the grant value of non-employee director awards and the material terms of the performance goals included in the EverBank Financial Corp 2011 Omnibus Equity Incentive Plan.							☐	☐	☐
5.	The approval of the material terms of the performance goals included in the EverBank Financial Corp 2011 Executive Incentive Plan.							☐	☐	☐
NOTE: The Proxies are authorized to vote, in their discretion on such other business as may properly come before the meeting and any postponement or adjournment thereof.
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

EVERBANK FINANCIAL CORP Annual Meeting of Stockholders May 19, 2016 at 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints James Hubbard, Jean-Marc Corredor and Mark Baum, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVERBANK FINANCIAL CORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 a.m. Eastern Time on May 19, 2016, at the EverBank Center Auditorium 301 W. Bay Street Jacksonville, FL 32202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side